UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

FIRST CITIZENS BANCSHARES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Post Office Box 27131

Raleigh, North Carolina  27611-7131

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of shareholders of First Citizens BancShares, Inc. will be held at the First Citizens Center located at 4300 Six Forks Road, Raleigh, North Carolina, at 9:00 a.m. EDT on Tuesday, April 29, 2014.

The purposes of the meeting are:

1.

Election of Directors:  To elect 12 directors for one-year terms;

2.

Charter Amendment:  To vote on a proposal to approve and adopt an amendment to our Restated Certificate of Incorporation to (a) authorize a new class of capital stock consisting of 10,000,000 shares of preferred stock, $0.01 par value per share, and to authorize our Board of Directors to issue the shares from time to time, to create separate series of shares within the new class, establish the number of shares included in each series, and fix the designations, powers, and preferences and the relative, participating, optional and other rights of, and any qualifications, limitations or restrictions on, the shares within each separate series of preferred stock; and (b) to delete an unnecessary provision which specifies the address of our principal place of business;

3.

Long-Term Incentive Plan:  To vote on a proposal to approve a Long-Term Incentive Plan pursuant to the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended;

4.

Advisory Vote on Executive Compensation:  To vote on a non-binding, advisory resolution to approve compensation paid or provided to our executive officers as disclosed in our proxy statement for the Annual Meeting (a “say-on-pay” resolution);

5.

Ratification of Appointment of Independent Accountants:  To vote on a proposal to ratify the appointment of Dixon Hughes Goodman LLP as our independent accountants for 2014;

6.

Shareholder Proposal:  To vote on a shareholder proposal regarding the voting rights of a class of our stock; and

7.

Other Business:  To transact any other business properly presented for action at the Annual Meeting.

Our Board of Directors recommends that you vote:

“For” each of the 12 nominees named in the enclosed proxy statement for election as directors;

“For” approval of the proposed amendment to our Restated Certificate of Incorporation;

“For” approval of the proposed Long-Term Incentive Plan;

“For” the advisory resolution regarding executive compensation;

“For” ratification of the appointment of our independent accountants; and

“Against” the shareholder proposal regarding the voting rights of a class of our stock.

At the Annual Meeting, you may cast one vote for each share of our Class A Common Stock, and 16 votes for each share of our Class B Common Stock, you held of record on March 3, 2014, which is the record date for the meeting.

You are invited to attend the Annual Meeting in person.  However, if you are the record holder of your shares of our common stock, we ask that you appoint the Proxies named in the enclosed proxy statement to vote your shares for you by signing, dating and returning the enclosed proxy card, or following the instructions in the proxy statement to appoint the Proxies by Internet, even if you plan to attend the Annual Meeting.  If your shares are held in “street name” by a broker or other nominee, the record holder of your shares must vote them for you, so you should follow your broker’s or nominee’s directions and give it instructions as to how it should vote your shares.  Doing that will help us ensure that your shares are represented and that a quorum is present at the Annual Meeting.  Even if you sign a proxy card or appoint the Proxies by Internet, you may still revoke your appointment later or attend the Annual Meeting and vote in person.

This notice and the enclosed proxy statement and proxy card are being mailed to our shareholders on or about March 17, 2014.

By Order of the Board of Directors

Kathy A. Klotzberger

Secretary

YOUR VOTE IS IMPORTANT. WHETHER YOU OWN ONE SHARE OR MANY, YOUR PROMPT COOPERATION IN VOTING BY PROXY IS APPRECIATED.

Post Office Box 27131

Raleigh, North Carolina  27611-7131

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

General

This proxy statement is dated March 17, 2014, and is being furnished to our shareholders by our Board of Directors in connection with our solicitation of appointments of proxies in the form of the enclosed proxy card for use at the 2014 Annual Meeting of our shareholders and at any adjournments of the meeting.  The Annual Meeting will be held at the First Citizens Center located at 4300 Six Forks Road, Raleigh, North Carolina, at 9:00 a.m. EDT on Tuesday, April 29, 2014.

In this proxy statement, the terms “you,” “your” and similar terms refer to the shareholder receiving it.  The terms “we,” “us,” “our” and similar terms refer to First Citizens BancShares, Inc. and, as the context may require, collectively to us and First-Citizens Bank & Trust Company, our bank subsidiary.  “FCB” refers to First-Citizens Bank & Trust Company.  IronStone Bank was our former subsidiary which was merged into FCB during January 2011.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE SHAREHOLDER MEETING TO BE HELD ON APRIL 29, 2014

The notice of meeting, proxy statement and annual report to security holders are available at:

www.proxyvote.com

Proposals to be Voted on at the Annual Meeting

At the Annual Meeting, record holders of our common stock will:

•

elect 12 directors for one-year terms (see “Proposal 1: Election of Directors” on page 5);

•

vote on a proposal to adopt and approve an amendment to our Restated Certificate of Incorporation to (1) authorize a new class of our capital stock consisting of 10,000,000 shares of undesignated preferred stock and (2) delete an unnecessary provision which specifies the address of our principal place of business (see “Proposal 2: Approval and Adoption of Charter Amendment” on page 44);

•

vote on a proposal to approve a Long-Term Incentive Plan pursuant to the provision of Section 162(m) of the Internal Revenue Code of 1986, as amended (see “Proposal 3: Approval of Long-Term Incentive Plan” on page 48);

•

vote on a proposal to approve a non-binding, advisory resolution (a “say-on-pay” resolution) to approve compensation paid or provided to our executive officers as disclosed in this proxy statement (see “Proposal 4: Advisory Vote on Executive Compensation” on page 52);

•

vote on a proposal to ratify the appointment of Dixon Hughes Goodman LLP as our independent accountants for 2014 (see “Proposal 5: Ratification of Appointment of Independent Accountants” on page 54);

•

vote on a proposal submitted by a shareholder regarding the voting rights of a class of our stock (see “Proposal 6: Shareholder Proposal Regarding Voting Rights” on page 56); and

•

transact any other business properly presented for action at the Annual Meeting.

Our Board of Directors recommends that you vote “FOR” the election of each of the 12 nominees for director named in this proxy statement, “FOR” Proposals 2, 3, 4 and 5, and “AGAINST” Proposal 6.

How You Can Vote at the Annual Meeting

Record Holders.  If your shares of our common stock are held of record in your name, you can vote at the Annual Meeting in any of the following ways.

•

You can attend the Annual Meeting and vote in person.

•

You can sign, date and return the proxy card enclosed with this proxy statement to appoint the “Proxies” named below to vote your shares for you at the meeting, or you can validly appoint another person to vote your shares for you.

•

You can appoint the Proxies to vote your shares for you by going to the Internet voting website www.proxyvote.com.  Have your enclosed proxy card in hand when you access the website.  When you are prompted for your “control number,” enter the 12-digit number printed on your proxy card, and then follow the instructions provided to create an electronic voting instruction form.  You may appoint the Proxies by Internet up until 11:59 p.m. EDT on April 28, 2014, which is the day before the Annual Meeting date.  If you appoint the Proxies by Internet, you need not sign and return a proxy card.  You will be appointing the Proxies to vote your shares on the same terms and with the same authority as if you marked, signed and returned a proxy card.  The authority you will be giving the Proxies is described below and in the proxy card enclosed with this proxy statement.

Shares Held in “Street Name.”  Only the record holders of shares of our common stock or their appointed proxies may vote those shares.  As a result, if your shares of our common stock are held for you in “street name” by a broker or other nominee (such as a bank or custodian), then your broker or nominee (i.e., the record holder) must vote them for you, or appoint the Proxies to vote them for you, unless you make arrangements for your broker or nominee to assign its voting rights to you or for you to be recognized as the person entitled to vote your shares.  You will need to follow the directions your broker or nominee provides you and give it instructions as to how it should vote your shares by completing and returning to it the voting instruction sheet you received from your broker or nominee with this proxy statement, or by giving voting instructions electronically as directed by your broker or nominee.

Brokers and other such nominees typically have the discretionary authority to vote shares they hold for their clients on routine matters when no instructions are received from beneficial owners of the shares.  However, rules generally prohibit brokers from voting their customers’ shares on matters designated by the rules as “non-routine” unless the beneficial owners of the shares provide voting instructions.  As a result, if your shares are held by a broker, it may not vote your shares at the Annual Meeting in the election of our directors or on Proposals 2, 3, 4 or 6 unless you provide voting instructions.  To ensure that your shares held by a broker are represented at the Annual Meeting and voted in the manner you desire, it is important that you instruct your broker as to how it should vote your shares.

Solicitation and Voting of Proxy Cards

If you are the record holder of your shares of our common stock, a proxy card is included with this proxy statement that provides for you to name four of our directors (Hope H. Bryant, H. Lee Durham, Jr., Frank B. Holding, Jr. and Lucius S. Jones), or any substitutes appointed by them, individually and as a group, to act as your “Proxies” and vote your shares at the Annual Meeting.  We ask that you sign and date your proxy card and return it in the enclosed envelope, or follow the instructions above for appointing the Proxies by Internet, so that your shares will be represented at the meeting.

If you sign a proxy card and return it so that we receive it before the Annual Meeting, or you appoint the Proxies by Internet, you will be appointing the Proxies to vote your shares for you, and they will vote, or abstain from voting, according to the instructions you give them in your proxy card or, if you vote by Internet, in your electronic voting instruction form.  If you sign and return a proxy card or appoint the Proxies by Internet, but you do not give any voting instructions, then the Proxies will vote your shares “FOR” the election of each of the 12 nominees for director named in Proposal 1 below, “FOR” Proposals 2, 3, 4 and 5, and “AGAINST” Proposal 6.  If before the Annual Meeting any nominee named in Proposal 1 becomes unable or unwilling to serve as a director for any reason, your proxy card or electronic voting instruction form will give the Proxies discretion to vote your shares for a substitute nominee named by our Board of Directors.  If no substitute nominee is named by our Board of Directors, then the number of directors to be elected at the

Annual Meeting will be reduced accordingly.  We are not aware of any other business that will be brought before the Annual Meeting other than the election of directors and the proposals described in this proxy statement.  However, if any other matter is properly presented for action by our shareholders, your proxy card or electronic voting instruction form will authorize the Proxies to vote your shares according to their best judgment.  The Proxies also will be authorized to vote your shares according to their best judgment on matters incident to the conduct of the meeting, including motions to adjourn the meeting.

If you are the record holder of your shares and you do not return a proxy card or appoint the Proxies by Internet, the Proxies will not have authority to vote for you and your shares will not be represented or voted at the Annual Meeting unless you attend the meeting in person or validly appoint another person to vote your shares for you.

Revocation of Proxy Cards; How You Can Change Your Voting Instructions

Record Holders.  If you are the record holder of your shares and you sign and return a proxy card or appoint the Proxies by Internet, and you later wish to change the voting instructions or revoke the authority you gave the Proxies, you can do so before the Annual Meeting by taking the appropriate action described below.

To change the voting instructions you gave the Proxies, whether by returning a proxy card or appointing the Proxies by Internet, you can:

•

sign a proxy card, dated after the date of your original proxy card or after you appointed the Proxies by Internet, which contains your new voting instructions, and submit it to our proxy tabulator, Broadridge Corporate Issuer Solutions, Inc., at Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, or deliver it to our Corporate Secretary at the Annual Meeting, so that your new proxy card is received before the voting takes place at the Annual Meeting; or

•

before 11:59 p.m. EDT on April 28, 2014 (the day before the Annual Meeting), go to the same voting website (www.proxyvote.com) that you used to appoint the Proxies by Internet, enter your 12-digit “control number” (printed on the enclosed proxy card), and then create a new electronic voting instruction form and enter your new voting instructions.

You may obtain another proxy card by calling Broadridge Corporate Issuer Solutions, Inc. at 855-449-0981.  Whether you return a proxy card or vote by Internet, the Proxies will follow the last voting instructions received from you before the voting takes place at the Annual Meeting.

To revoke your proxy card or your appointment of the Proxies by Internet, you can:

•

give Broadridge Corporate Issuer Solutions, Inc. a written notice at its address listed above, which must be received before the voting takes place at the Annual Meeting, that you want to revoke your proxy card or Internet appointment; or

•

attend the Annual Meeting and either vote your shares in person or notify our Corporate Secretary at the meeting that you want to revoke your proxy card or Internet appointment.  Simply attending the Annual Meeting alone, without voting in person or notifying our Corporate Secretary, will not revoke your proxy card or Internet appointment.

Shares Held in “Street Name.”  If your shares are held in “street name” and you want to revoke or change voting instructions you have given to your broker or other nominee, you must contact your broker or nominee and follow its directions.

Expenses and Method of Solicitation

We will pay all costs of our solicitation of proxy cards for the Annual Meeting, including costs of preparing and mailing this proxy statement.  We are requesting banks, brokers, custodians and other nominees and fiduciaries to forward copies of our proxy solicitation materials to their principals and request their voting instructions, and we will reimburse those persons for their expenses in doing so.  In addition to solicitation by mail, our and FCB’s directors, officers and employees may solicit proxy cards, personally or by telephone, electronic mail or other methods of communication, but they will not receive any additional compensation from us for doing so.

In connection with the solicitation of proxy cards for the Annual Meeting, we have not authorized anyone to give you any information, or make any representation, that is not contained in this proxy statement.  If anyone gives you any other information or makes any other representation, you should not rely on it as having been authorized by us.

Record Date and Voting Securities

The close of business on March 3, 2014, is the “Record Date” we are using to determine which shareholders are entitled to receive notice of and to vote at the Annual Meeting and how many shares they are entitled to vote.  Our voting securities are the 8,586,058 shares of Class A Common Stock (“Class A Common”) and 1,032,883 shares of Class B Common Stock (“Class B Common”) that were outstanding on the Record Date.  You must have been a record holder of our stock on that date in order to vote in person or by proxy at the meeting.

Quorum and Voting Procedures

A quorum must be present for business to be conducted at the Annual Meeting.  For all matters to be voted on at the meeting, a quorum will consist of shares representing a majority of the aggregate votes entitled to be cast by holders of outstanding shares of Class A Common and Class B Common that may be voted at the meeting.  Shares represented in person or by proxy at the meeting will be counted for the purpose of determining whether a quorum exists.  Once a share is represented for any purpose at the meeting, it will be treated as present for quorum purposes for the remainder of the meeting and for any adjournments.  If you return a valid proxy card, appoint the Proxies by Internet or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain or instruct the Proxies to abstain from voting on one or more matters voted on.  Broker “non-votes” also will be counted in determining whether there is a quorum.  Broker “non-votes” will occur if your shares are held by a broker and are voted by the broker on one or more matters at the meeting but are not voted by the broker on a “non-routine” matter because you have not given the broker voting instructions on that matter.  If your shares are represented at the meeting with respect to any matter voted on, they will be treated as present with respect to all matters voted on, even if they are not voted on all matters.

You may cast one vote for each share of Class A Common, and 16 votes for each share of Class B Common, that you held of record on the Record Date on each director to be elected and on each other matter voted on by shareholders at the Annual Meeting. Votes may not be cumulated in the election of directors.

Vote Required for Approval

Our directors are elected by a plurality of the votes cast in elections.  In the election of directors at the Annual Meeting, the 12 nominees receiving the highest numbers of votes will be elected.  For Proposal 2 to be approved, a majority of the votes entitled to be cast at the Annual Meeting with respect to all of our outstanding common stock, voting together, must be cast in favor of the proposal.  For Proposals 3, 4, 5 and 6 to be approved, a majority of the votes entitled to be cast with respect to shares present or represented at the Annual Meeting must be cast in favor of each proposal.  Abstentions and broker non-votes will have no effect in the voting for directors, but they will have the same effect as votes against Proposals 2, 3, 4, 5 and 6 and any other matter voted on by our shareholders at the Annual Meeting.

PROPOSAL 1:  ELECTION OF DIRECTORS

Our Board of Directors recommends that you vote “FOR” each of the 12 nominees named below.

General

Our Bylaws provide that:

•

our Board of Directors will consist of not less than five nor more than 30 members, and our Board is authorized to set and change the actual number of our directors from time to time within those limits; and

•

our directors are elected each year at the Annual Meeting for terms of one year or until their successors have been duly elected and qualified.

Nominees

Our Board of Directors has set the number of our directors at 12 for the year following the Annual Meeting and, following the recommendation of our Compensation, Nominations and Governance Committee, it has nominated the 12 current directors named in the table below for re-election as directors at the meeting.  If, before the Annual Meeting, any nominee becomes unable or unwilling to serve as a director for any reason, the Board of Directors may name a substitute nominee or, if the Board elects not to name a substitute nominee, the number of our directors will be reduced accordingly.

The following table lists information about each nominee, including a description of his or her principal occupation and business experience.

Name and Age	Current Positions With Us and FCB (1)	Independent Director (2)	Year First Elected (3)	Principal Occupation and Business Experience

John M. Alexander, Jr. 64	Director	Yes	1990	President and Chief Operating Officer, Cardinal International Trucks, Inc. (truck dealer)

Victor E. Bell III 57	Director	Yes	2002	Chairman and President, Marjan, Ltd. (real estate and other investments)

Hope H. Bryant (4)(5) 51	Director; our and FCB’s Vice Chairman	No	2006	Our and FCB’s executive officer

Hubert M. Craig III 57	Director	Yes	1998	Vice President and director, Gaston County Dyeing Machine Company (textile machinery manufacturer)

H. Lee Durham, Jr. (5) 65	Director; Chairman of our Audit Committee	Yes	2003	Retired; previously, partner, PricewaterhouseCoopers LLP (public accounting firm)

Daniel L. Heavner 66	Director	Yes	2007	Managing partner, Heavner Furniture Market (retail furniture sales)

Frank B. Holding, Jr. (4)(5) 52	Director; our and FCB’s Chairman and Chief Executive Officer	No	1993	Our and FCB’s executive officer

Lucius S. Jones 71	Lead Independent Director; Chairman of our Compensation, Nominations and Governance Committee	Yes	1994	President, Chief Executive Officer and Owner, United Realty & Construction Company, Inc. (real estate development and construction)

Name and Age	Current Positions With Us and FCB (1)	Independent Director (2)	Year First Elected (3)	Principal Occupation and Business Experience

Robert E. Mason IV 55	Director	Yes	2007	Chairman, President and Chief Executive Officer, R. E. Mason Company of the Carolinas (industrial automation and engineering services)

Robert T. Newcomb 53	Director; Chairman of our Risk Committee	Yes	2002	Chairman, President and Owner, Newcomb Affiliates, Inc. and its subsidiary, Newcomb & Company (mechanical contractors)

James M. Parker 71	Director	No	2007	Retired; previously, our and FCB’s Vice Chairman and IronStone Bank’s President - Western Division and Chief Operating Officer

Ralph K. Shelton 71	Director	Yes	2003	Chairman, President and Chief Executive Officer, Southeast Fuels, Inc. (bulk fuel distributor)

(1)

Each of our directors also serves as a director of FCB.  Listings of the members of certain committees of our Board are contained below under the heading “COMMITTEES OF OUR BOARD.”

(2)

Designations are based on our Board of Directors’ most recent review of transactions, relationships and other arrangements involving our directors and determination of which of our directors it considers to be “independent” under criteria contained in the listing requirements of The NASDAQ Stock Market.  Further information about the Board’s determination process is contained below under the caption “CORPORATE GOVERNANCE – Director Independence.”

(3)

“Year First Elected” refers to the year in which each individual first became our director.

(4)

Mr. F. Holding, Jr. is the son of Mr. F. Holding (our current executive officer and a director who is not standing for re-election) and the brother of Mrs. Bryant.  Mrs. Bryant is the sister of Mr. F. Holding, Jr. and the daughter of Mr. F. Holding.

(5)

Certain of our directors and nominees for director currently serve, or during the past five years have served, as directors of other publicly-held companies.  Mr. F. Holding, Jr. currently serves as a director of Piedmont Natural Gas Company, Inc., Charlotte, NC.  Mr. Durham served as a director of Triad Guaranty, Inc., Winston-Salem, NC until his retirement from that company’s board of directors during 2012.  Certain of our directors also serve as directors of or in a similar position with other companies that are not publicly-held: Mr. F. Holding, Jr. serves as a member of the Board of Trustees of Blue Cross and Blue Shield of North Carolina, which is a not-for-profit health insurer, and as a director of First Citizens Bancorporation, Inc. and Mt. Olive Pickle Company, Inc., which are not public companies.  Mrs. Bryant serves as a director of Fidelity BancShares (N.C.), Inc., Southern BancShares (N.C.), Inc. and Yadkin Valley Company, which are not public companies.

Our Board of Directors recommends that you vote “FOR” each of the 12 nominees named above. The 12 nominees receiving the highest numbers of votes will be elected.

Factors Bearing on Selection of Nominees

The experience, qualifications, attributes, skills and other factors that led our Board to conclude that each nominee listed in the table above should serve or continue to serve as a director are described below.

John M. Alexander, Jr.

•

Thorough understanding of the Company and its financial operations derived from service as a director since 1990 and as a member of the Company’s Audit Committee.

•

Extensive community leadership experience.  Visible and active as a community leader.

•

Management and financial experience derived from 43+ years in managing, operating, and growing a successful truck dealership. Currently serves on the Board of Directors of the North Carolina Automobile Dealers Association.

•

Attuned to the financial needs of small and mid-size businesses, FCB’s largest business segment.

Victor E. Bell III

•

Thorough understanding of our business and operations derived from service as a director since 2002 and as a member of our Audit Committee, a member of the Executive Committee (through June 2013), and a member of FCB’s Trust Committee (since July 2013).

•

Familiarity with real estate, real estate-related investments, and business in North Carolina’s Triangle market.

•

Familiarity with the medical community and universities and other educational institutions in North Carolina derived from service on the Board of Visitors of the University of North Carolina at Chapel Hill and the Board of Visitors of the UNC Lineberger Comprehensive Cancer Center, and as chairman and president of Ravenscroft School (until 2012) and Ravenscroft Foundation.

•

Management and financial experience derived from more than 33 years in managing, operating, and growing a successful family-owned real estate and investment business.

•

Understanding of the financial needs and challenges of small and mid-size businesses, FCB’s largest business segment.

Hope H. Bryant

•

Intimate knowledge of our business and its culture, values, goals, strategies, and operations derived from more than 27 years of employment, including management experience with us and our bank subsidiaries, and service as a director since 2006. Currently serves as our and FCB’s Vice Chairman and as a member of our Executive Committee.

•

Experienced in managing our expansion into new markets as the former President of IronStone Bank.

•

Visible and active community leader.

•

Substantial personal financial interest in the long term growth, stability, and success of our company and FCB because of her significant ownership of shares of our company.

Hubert M. Craig III

•

Thorough understanding of our business and its culture, values, goals and financial operations derived from service as a director since 1998 and as a member of our Audit Committee.

•

Extensive community leadership experience, and visible and active as a community leader.

•

Management experience derived from more than 26 years of direct involvement in the management of a privately-owned manufacturing facility engaged in worldwide sales of textile dyeing equipment and custom stainless steel fabrication.

•

Personal knowledge of North Carolina’s Charlotte-Gastonia market.

•

Understanding of the financial needs of small and mid-size businesses, FCB’s largest business segment.

H. Lee Durham, Jr.

•

Thorough understanding of our business and its culture, values, and goals derived from service as a director since 2003, and as Chairman of our Audit Committee, member of our Compensation, Nominations and Governance Committee (since July 2013), and member of our Executive Committee.

•

Financial and accounting experience derived from 32 years in public accounting, a significant portion of which was dedicated to bank clients, including service as auditor and consultant, additionally qualifying him to continue serving as Chairman of, and financial expert for, the Audit Committee.

•

Experience derived from past service as a director, chairman of the audit committee, chairman of the nominations and corporate governance committee, member of the compensation committee, and lead independent director of another public financial services company.

•

Visible and active member of the North Carolina Innovation Council and Airlie Gardens Foundation Board.

Daniel L. Heavner

•

Thorough understanding of our business and its culture, values, and goals derived from service as a director since 2007, and as a member of our Risk Committee (since July 2013), a member of FCB’s CRA Committee, and as a member of our former Compensation and Nominations Committees.

•

Management and finance experience derived from more than 42 years in managing, operating, and growing various successful small business ventures, including retail furniture, apartment ownership and management, real estate development and construction, farming operations, government service contracts, and real estate investments.

•

Intimate knowledge of retail business operations.

•

Personal knowledge of North Carolina’s Triangle market.

•

Experience with public agencies for the development of public and low-cost housing.

•

Understanding of the business operations and financial needs of small and mid-size businesses, FCB’s largest business segment.

Frank B. Holding, Jr.

•

Intimate knowledge of our business and its culture, values, goals, strategies, and operations derived from more than 29 years of employment, including management experience with us and FCB, and service as a director since 1993.  Currently serves as our and FCB’s Chairman and Chief Executive Officer and Chairman of our joint Executive Committee.

•

Visible and active community leader, including past service as chairman of the statewide North Carolina Chamber of Commerce.

•

Experience derived from service as a director of other public companies.

•

Substantial personal financial interest in the long term growth, stability, and success of our company and FCB because of his significant ownership of shares of our company.

Lucius S. Jones

•

Thorough understanding of our business and its culture, values, and goals derived from service as a director since 1994 and as Lead Independent Director, Chairman of our Compensation, Nominations and Governance Committee (since July 2013), and member of our Executive Committee, as well as past service as Chairman of our former Compensation Committee.

•

Financial institution management experience derived from service as former president and chief executive officer of a federal savings and loan association.

•

Political and public leadership experience derived from service as mayor of Wendell, North Carolina, chairman of the North Carolina Housing Finance Board, president of the North Carolina League of Municipalities, and service on various state and local boards, commissions, and agencies.

•

Management experience derived from more than 28 years in managing, operating, and growing a successful real estate development and construction business.

•

Experience as a community leader.

•

Experience with public agencies regarding land use and the development of public and low-cost housing.

•

Familiarity with residential real estate development and home building in North Carolina.

Robert E. Mason IV

•

Thorough understanding of our business and its culture, values, and goals derived from service as a director since 2007 and as a member of our Risk Committee (since July 2013) and Compensation, Nominations and Governance Committee (since July 2013), and his past service as a member of our former Compensation and Nominations Committees.

•

Visible and active community leader, including services on the Presbyterian Hospital Foundation.

•

Management experience derived from more than 17 years in managing, operating, and growing a successful industrial automation and engineering services business.

•

National and international business perspective derived from his business experience.

•

Understanding of the financial needs and operations of small and mid-size businesses, FCB’s largest business segment.

Robert T. Newcomb

•

Thorough understanding of our business and its culture, values, and goals derived from service as a director since 2002, a member of our Executive Committee (since July 2013), Chairman of our Risk Committee (since July 2013), and his past experience as Chairman of our former Nominations Committee.

•

Visible and active community leader, including past service as President and Board Chair for Capital Area YMCA.

•

Management experience derived from more than 31 years in managing, operating, and growing a successful mechanical contracting company.

•

Knowledge of the construction and development industry, market conditions, and business opportunities in North Carolina’s Triangle market.

•

Understanding of the needs of small and mid-size businesses, FCB’s largest business segment.

James M. Parker

•

Intimate knowledge of our business and its culture, values, goals, strategies, and operations derived from more than 45 years of management experience with us, FCB and IronStone Bank in a variety of markets and in differing economic climates, and through service as a director since 2007, and service as a member of and Risk Expert for our Risk Committee (since July 2013) and as a member of FCB’s CRA Committee.

•

Experienced in managing our expansion into new markets.

•

Intimate knowledge of our markets in the nation’s western states.

Ralph K. Shelton

•

Thorough understanding of our business and its culture, values, and goals derived from service as a director since 2003 and as Chairman of FCB’s CRA Committee and a member of our Compensation, Nominations and Governance Committee (since July 2013).

•

Visible and active community leader.

•

Management experience derived from more than 28 years in managing, operating, and growing a successful business marketing coal and oil to major accounts in the southeastern United States.

•

Intimate knowledge of North Carolina’s Triad market, as well as market and economic conditions in the southeastern United States.

•

Familiarity with the medical community and universities and other educational institutions in North Carolina derived from service as chairman of Moses Cone-Wesley Long Community Foundation, past trustee and chairman of NC A&T State University, vice chairman of the Gateway University Research Park, and member of the Guilford Technical Community College Foundation Board.

•

Understanding of the financial needs of small and mid-size businesses, FCB’s largest business segment.

•

As an African-American and as an organizer of the Greensboro Venture Capital Fund (a fund created to assist women and minority-owned start-up businesses), understanding of the financial needs and concerns of minority customers and, more specifically, minority business owners.

CORPORATE GOVERNANCE

Our Board of Directors has adopted Corporate Governance Guidelines that describe principles and practices that our Board will follow in carrying out its responsibilities.  Together with our Bylaws, those Guidelines establish various processes related to the structure and leadership of our Board and the governance of our organization, including certain of the matters described below.

Director Independence

Determination of Independent Directors.  Each year our Board of Directors reviews transactions, relationships and other arrangements involving our directors and determines which of the directors the Board considers to be “independent.”  In making those determinations, the Board applies the independence criteria contained in the listing requirements of The NASDAQ Stock Market (“Nasdaq”).  The Board has directed our Compensation, Nominations and Governance Committee to assess each outside director’s independence and report its findings to the Board in connection with the Board’s annual determination, and, between those annual determinations, to monitor the status of each director on an ongoing basis and inform the Board of changes in factors or circumstances that may affect a director’s ability to exercise independent judgment.  The following table lists our current directors, persons who served as directors during 2013, and nominees for election as directors at the Annual Meeting, whom our Board believes were during their terms of office, and will be if elected, “independent” directors under Nasdaq’s criteria.

John M. Alexander, Jr.	H. Lee Durham, Jr.	Robert E. Mason IV
Victor E. Bell III	Daniel L. Heavner	Robert T. Newcomb
Hubert M. Craig III	Lucius S. Jones	Ralph K. Shelton

In addition to the specific Nasdaq criteria, in assessing each director’s or nominee’s independence, the Compensation, Nominations and Governance Committee and the Board consider whether they believe transactions that are disclosable in our proxy statements as “related person transactions,” as well as any other transactions, relationships, arrangements or other factors, could impair that director’s ability to exercise independent judgment.  In its determination that the directors named above are or were independent, the Committee and the Board considered those transactions and relationships described below under the heading “TRANSACTIONS WITH RELATED PERSONS,” as well as: (1) FCB’s lending relationships with directors who are loan customers and whose loans are subject to laws and regulations pertaining to loans to directors (including the requirement that those loans be approved by a majority of the full Board); (2)  Mr. Heavner’s and his family’s interest, and his position as a general partner, in a real estate partnership in which a company owned by our Executive Vice Chairman, Frank B. Holding, and his family members also is a partner and holds an interest; (3) services provided from time to time by Mr. Newcomb’s mechanical contracting firm, directly and on a competitive bid basis as a contractor or subcontractor, in connection with the maintenance, construction or renovation of facilities owned, leased or managed by FCB; and (4) Messrs. Bell’s and Newcomb’s service as directors and/or officers of non-profit organizations to which FCB from time-to-time has made contributions.

Executive Sessions of Independent Directors.  Our independent directors meet separately, without management or non-independent directors, in conjunction with each regular quarterly meeting of our Board.  At their discretion, they may hold separate meetings other than in conjunction with Board meetings, and such a meeting will be held at the request of any independent director. During 2013, the independent directors met in executive session following each of the Board’s quarterly meetings.

Lead Independent Director.  Under our Corporate Governance Guidelines, if the Chairman elected by our Board is not an independent director, then each year our independent directors will designate a separate “Lead Independent Director.”  Even if the Chairman is an independent director, our independent directors still may, at their option, designate a Lead Independent Director. Lucius S. Jones has been designated and currently serves as our Lead Independent Director.

Under the Guidelines, the duties of our Lead Independent Director include:

•

convening and presiding at executive sessions and separate meetings of our independent directors, and serving as the liaison between the independent directors and our Chairman and management;

•

consulting with the Chairman regarding concerns of our independent directors and matters discussed, decisions reached, or suggestions made, at executive sessions and separate meetings of independent directors;

•

consulting with the Chairman regarding the schedule, agenda, and information for Board meetings;

•

consulting with the Chairman with respect to consultants who may report directly to the Board;

•

consulting with the Chairman and management as to the quality, quantity, and timeliness of information provided to the Board by management;

•

being available, as appropriate, for communications with our shareholders; and

•

performing such other duties and exercising such other authority as is described elsewhere in the Guidelines and as the Board may from time to time determine.

A special meeting of the Board or any committee of the Board will be called at the Lead Independent Director’s request.  Also, while our Chairman sets the agenda for each Board meeting, and any director may propose agenda items, a matter will be placed on the agenda for any regular or special Board or committee meeting at the Lead Independent Director’s request.

Board Leadership Structure

Our Board performs its oversight role through various committees which are appointed by the Board after consideration of the recommendations made by our independent Compensation, Nominations and Governance Committee.  Those committees may be established as separate committees of our Board or as joint committees of our and FCB’s Boards.  The Boards annually elect a Chairman whose duties are described in our Bylaws and, currently, our Chief Executive Officer also serves as Chairman of our and FCB’s Boards.  Although our Bylaws contemplate that our Chairman will be considered an officer, our Board may select any of its members as its Chairman and has no formal policy as to whether our Chief Executive Officer will or may serve as Chairman or whether any other director, including an independent director, may be elected to serve as Chairman.

Because our Chief Executive Officer currently serves as Chairman and members of our management beneficially own large percentages of our voting stock, our Board recognizes the potential for management’s influence over the Boards and their processes to diminish the effectiveness of our independent directors and their ability to influence our policies and the Boards’ decisions.  As a result, and as required by our Corporate Governance Guidelines, our independent directors have designated a separate Lead Independent Director who has the duties and authority described above under the caption “Lead Independent Director,” including the calling of meetings of the Boards and placement of matters on the agenda for Board meetings.

As described below under the heading “COMMITTEES OF OUR BOARD,” all matters pertaining to executive compensation, the selection of nominees for election as directors, and approval of transactions with related persons, are subject to the review and recommendation of Board committees made up entirely of independent directors.  Our Corporate Governance Guidelines also provide that:

•

all outside directors have full access to any member of management and to our and FCB’s independent accountants and internal auditors for the purpose of understanding issues relating to our business;

•

upon request, our management will arrange for our outside advisors to be made available for discussions with the Board, any Board committee, our independent directors as a group, or individual directors; and

•

the Board, each Board committee, and our independent directors as a group, in each case by a majority vote, have the authority to retain independent advisors from time to time, at our expense, who are separate from and unrelated to our regular advisors.

Our Board believes that the provisions described above enhance the effectiveness of our independent directors and provide for a leadership structure that is appropriate for our company, without regard to whether our Chairman is an independent director.

Board’s Role in Risk Management

Risk is inherent in any business and, as is the case with other management functions, our senior management has primary responsibility for day-to-day management of the risks we face.  However, as a financial institution, our business involves financial risks that do not exist, or that are more extensive than the risks that exist, in some other types of businesses.  We are subject to extensive regulation that requires us to assess and manage those risks and, during their periodic examinations our regulators assess our and the Boards’ performance in that regard.  Our Boards understand that risk is inherent in our business, and it strives to ensure that risk management is a part of our business culture and that our policies and procedures for assessing, monitoring and limiting risk are part of our daily decision-making process.  The Boards’ role in risk oversight is an integral part of our overall enterprise risk management framework.

The Boards administer their risk oversight function primarily through committees which may be established as separate or joint committees of our and/or FCB’s Boards.  In the past, those committees have included our Audit and Compliance Committee (which has been re-named as our Audit Committee) and our Compensation Committee (which has been re-established as our Compensation, Nominations and Governance Committee), each of which has overseen risks associated with its primary areas of responsibility.  More recently, during 2013 the Boards established a joint Risk Committee to enhance the Boards’ ability to fulfill their responsibility to oversee enterprise-wide risk management, and they appointed a Chief Risk Officer who reports to the new Committee.

The Risk Committee structure is designed to allow for information flow and escalation of risk related issues.  This structure includes Board, executive and management level committees.  The Risk Committee provides a report on risk management to the full Board on at least a quarterly basis.  Our Chief Risk Officer, Chief Financial Officer, Chief Legal Officer, Chief Credit Policy Officer and other officers who oversee certain departments or functions within our and FCB’s operations make quarterly reports directly to the Risk Committee.  In addition, the Risk Committee coordinates with the Audit Committee for the review of financial statement and related risks and other areas of joint responsibility, and with the Compensation, Nominations and Governance Committee for review of compensation-related risks and corporate governance-related risks.  Information regarding the function and responsibilities of these three committees, including the new Risk Committee, is contained below under the heading “COMMITTEES OF THE BOARD.”

We believe our regulatory environment and our committee structure result in our Boards being more active in risk management oversight than the boards of corporations that are not, or that are not regulated as extensively as, financial institutions.  The involvement of our committees in the Boards’ oversight function enhances our Boards’ effectiveness and leadership structure by providing opportunities for non-employee directors to become more familiar with FCB’s critical operations and more engaged in the Boards’ activities with respect to risk management.

Attendance by Directors at Meetings

Board of Directors Meetings.  Our Board of Directors met five times during 2013, including four joint meetings with FCB’s Board.  Our Corporate Governance Guidelines provide that directors are expected to regularly attend meetings of the Board and of the committees on which they serve (subject to circumstances which make their absence unavoidable), to review materials provided to them in advance of meetings, and to participate actively in discussions at meetings and in the work of the committees on which they serve.  Each of our current directors attended at least 75% of the aggregate number of meetings of our Board and any committees on which he or she served.

Annual Meetings.  Attendance by our directors at Annual Meetings of our shareholders gives directors an opportunity to meet, talk with and hear the concerns of shareholders who attend those meetings, and it gives those shareholders access to our directors that they may not have at any other time.  Our Board of Directors recognizes that our outside directors have their own business interests and are not our employees, and that it is not always possible for them to attend Annual Meetings.  However, our Board believes that attendance by directors at our Annual Meetings is beneficial to us and to our shareholders, and our Corporate Governance Guidelines provide that our directors are strongly encouraged to attend each Annual Meeting.  Each of our 13 directors then in office attended our last Annual Meeting, which was held during April 2013.

Communications with Our Board

Our Board of Directors encourages our shareholders to communicate their concerns and other matters related to our business, and the Board has established a process by which you may send written communications to the Board or to one or more individual directors.  You may address and mail your communication to:

Board of Directors

First Citizens BancShares, Inc.

Attention:  Corporate Secretary

Post Office Box 27131 (Mail Code FCC22)

Raleigh, North Carolina  27611-7131

You also may send communications by email to fcbdirectors@firstcitizens.com.  You should indicate whether your communication is directed to the entire Board of Directors, to a particular committee of the Board or its Chairman, or to one or more individual directors. All communications will be reviewed by our Corporate Secretary and, with the exception of communications our Corporate Secretary considers to be unrelated to our or FCB’s business, forwarded to the intended recipients.  Copies of communications from a customer of FCB or one of its subsidiaries relating to a deposit, loan or other financial relationship or transaction will be forwarded to the department or division most closely associated with the subject of the communication, with a copy to the Chairman of the Compensation, Nominations and Governance Committee, and to any particular director named in the communication.

Code of Ethics

Our Board of Directors has adopted three codes of ethics that apply separately to our and FCB’s financial officers, directors, and all employees, respectively.  The code that applies to our financial officers is posted on FCB’s Internet website at www.firstcitizens.com/meet-first-citizens/corporate-information/governance/code-of-ethics.  It covers our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Treasurer, and other senior financial officers who have primary responsibility for our financial reporting and accounting functions.  Among other things, all three codes are intended to promote:

•

honest and ethical conduct;

•

the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•

full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the Securities and Exchange Commission and in other public communications we make;

•

compliance with applicable governmental laws, rules and regulations;

•

prompt internal reporting of violations of the codes to the Board’s Audit Committee; and

•

accountability for adherence to the codes.

We have established a means by which officers, employees, customers, suppliers, shareholders or others may submit confidential and anonymous reports regarding ethical or other concerns about our company, FCB, or any of our respective employees.  Anyone wishing to submit a report may call (800) UREPORT (800-873-7678).  Reports also may be submitted online through FCB’s Internet website at www.firstcitizens.com/meet-first-citizens/report-ethical-concerns.

COMMITTEES OF OUR BOARD

General

Our Board of Directors has three standing committees that assist the Board in oversight and governance matters, including the Audit Committee, the Risk Committee, and the Compensation, Nominations and Governance Committee.  Each of those committees operates under a written charter approved by our Board that sets out the committee’s composition, authority, duties and responsibilities.  We believe that each member of the Audit Committee and the Compensation, Nominations and Governance Committee is an “independent director” as that term is defined by Nasdaq’s listing standards.  A majority of the members of the Risk Committee are independent directors.  A copy of the current charter of each of those three committees is posted on FCB’s Internet website at www.firstcitizens.com/meet-first-citizens/corporate-information/governance.

Our Board also has an Executive Committee, of which a majority of the members are independent directors.  Under North Carolina banking law, FCB’s Board of Directors is required to have an executive committee which meets as often as required by the Board, but at least once during each month in which the full Board does not meet.  Our Executive Committee is a joint committee of our and FCB’s Boards of Directors and meets each month in which there is no regularly scheduled Board meeting and at other times as needs arise.  Under our and FCB’s Bylaws, the Committee is authorized to exercise all the powers of the Boards in the management of our affairs when the Boards are not in session, subject to certain statutory limitations and the ability of the full Boards to limit the Committee’s authority.  The Committee met nine times during 2013.

Members of each committee must satisfy any requirements of the Nasdaq’s listing standards and other laws and regulations (including banking and securities laws and regulations) applicable to service on that committee, as well as any membership requirements specified in the committee’s written charter.  The current members of each of these committees are listed in the following table, and the functions of and other information regarding the Audit Committee, the Risk Committee, and the Compensation, Nominations, and Governance Committee, are described in the paragraphs below.

Audit Committee	Risk Committee	Compensation, Nominations and Governance Committee	Executive Committee
H. Lee Durham, Jr. - Chairman	Robert T. Newcomb - Chairman	Lucius S. Jones - Chairman	Frank B. Holding, Jr. - Chairman
John M. Alexander, Jr.	Daniel L. Heavner	H. Lee Durham, Jr.	Hope H. Bryant
Victor E. Bell III	Robert E. Mason IV	Robert E. Mason IV	H. Lee Durham, Jr.
Hubert M. Craig III	James M. Parker	Ralph K. Shelton	Lucius S. Jones
Robert T. Newcomb

The Audit Committee, Risk Committee and Compensation, Nominations and Governance Committee are required to meet at least quarterly, and they may meet more frequently as they and/or their Chairmen consider necessary.  They also will meet when requested by the Chairman of the Boards or by our Lead Independent Director.  In addition to its duties and responsibilities set forth in its charter, each committee is authorized to undertake such other duties and responsibilities within the scope of its primary functions as the committee or the Boards may from time to time deem necessary or appropriate.  In discharging its duties, each committee may:

•

at its discretion and without the prior approval of management or the Boards, retain or obtain the advice of outside consultants or advisors (including legal counsel and other advisors), at our or FCB’s expense, in accordance with procedures established from time to time by the committee, and oversee and approve all terms of the engagement of any consultants or advisors, including their fees or other compensation;

•

conduct investigations and request and consider information (from management or otherwise) as the committee considers necessary, relevant, or helpful in its deliberations and the formulation of its recommendations;

•

seek any information from our or FCB’s employees (all of whom are directed to cooperate with the committee’s requests), or from external parties, and consult to the extent it deems appropriate with the Chairman of the Boards, the Chief Executive Officer, other officers or employees, the Lead Independent Director, and other directors; and

•

delegate any of its responsibilities to subcommittees or to individual members to the extent not inconsistent with other sections of its charter (including applicable independence requirements) or applicable laws or regulations.

Each committee member may rely on the advice, expertise and integrity of persons (including our and FCB’s officers and employees) and organizations that provide information to the committee, and the accuracy and completeness of the financial and other information provided to the committee, absent actual knowledge that such reliance is not reasonable or warranted.  In the performance of each committee’s responsibilities, each committee member (and the committee as a whole) is under a continuing duty to exercise independent judgment on an informed basis, in good faith, and in a manner each considers to be in our and FCB’s best interests.

Audit Committee

Function.  Our Audit Committee is a joint committee of our and FCB’s Boards of Directors and met 15 times during 2013.  In addition to being independent directors, under the Committee’s charter all members must be able to read and understand fundamental financial statements, and at least two members must have banking or financial management expertise sufficient to comply with applicable regulations of the Federal Deposit Insurance Corporation.  At least one member must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background, which results in that person’s financial sophistication sufficient to comply with Nasdaq’s applicable requirements.

In addition to its other duties and responsibilities under its charter, in general the Committee is responsible for:

•

appointing, determining the compensation and terms of engagement of, and monitoring and overseeing the work, independence and performance of, our independent accountants and any other accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services;

•

approving all audit and permitted non-audit services proposed to be provided by our independent accountants in accordance with approval policies and procedures adopted by the Committee from time to time;

•

monitoring and overseeing the quality and integrity of our accounting and financial reporting process, and reviewing our annual audited and quarterly unaudited financial statements, and any significant accounting and financial reporting issues, with management and our independent accountants;

•

monitoring our systems of internal controls regarding finance, accounting and associated legal compliance, and reviewing and discussing any deficiencies or material weaknesses in the design or operation of internal controls that could adversely affect our ability to record, process, summarize and report financial data;

•

monitoring and overseeing the work of our internal audit program;

•

providing for free and open communication among our independent accountants, management, internal audit department and the Boards; and

•

monitoring our and FCB’s compliance with laws, rules, regulations or other governmental or regulatory requirements as they affect accounting and financial processes and reporting, internal controls and auditing matters.

The Audit Committee also is responsible for establishing procedures for the receipt, retention and treatment of complaints from employees, customers, suppliers, shareholders or others related to accounting and financial processes and reporting, internal controls, and auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding those matters, and for evaluating any fraud, whether or not material, that involves management or other employees who have a significant role in our internal controls.  Also, under the Boards’ written policy described below under the heading “TRANSACTIONS WITH RELATED PERSONS,” the Committee is responsible, on an ongoing basis, for the review and approval of certain transactions, arrangements or relationships with us or FCB in which one of our related persons has a material interest.

The Committee reviews various reports from our independent accountants (including their annual report on our audited consolidated financial statements), financial reports we file under the Securities Exchange Act of 1934, and reports of examinations by our regulatory agencies.  Our General Auditor reports directly to our Audit Committee.  At least quarterly, the Committee reviews reports on the work performed by FCB’s Corporate Finance Department.  Our Chief Compliance Officer reports to the Committee regarding transactions with our related persons as well as all reports of suspicious activity filed by FCB.

Information regarding the process for and factors considered in the Audit Committee’s selection of our independent accountants each year is contained under the heading “PROPOSAL 5: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS.”

Audit Committee Financial Expert.  H. Lee Durham, Jr., the Committee Chairman, is a retired partner in the accounting firm of PricewaterhouseCoopers LLP.  He has 32 years of public accounting and audit experience, much of which involved financial institutions and other public companies.  Our Board of Directors has determined that Mr. Durham is an “audit committee financial expert” as that term is defined by the rules of the Securities and Exchange Commission.

Audit Committee Report

This report is submitted by the Audit Committee, the members of which are named below.

Our management is responsible for our financial reporting process, including our system of internal controls and disclosure controls and procedures, and for the preparation of our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America.  Our independent accountants are responsible for auditing those financial statements.  The Audit Committee oversees and reviews those processes.  In connection with the preparation and audit of our consolidated financial statements for 2013, the Committee has:

•

reviewed our audited consolidated financial statements for 2013 and discussed them with our management;

•

discussed with our independent accountants the matters required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board;

•

received the written disclosures and letter from our independent accountants required by applicable requirements of the Public Company Accounting Oversight Board (PCAOB Rule 3526) regarding the accountants’ communications with the Committee concerning independence; and

•

discussed the independence of our independent accountants with the accountants.

Based on the above reviews and discussions, the Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our 2013 Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

The Audit Committee:

H. Lee Durham, Jr.	John M. Alexander, Jr.	Victor E. Bell III	Hubert M. Craig III

Risk Committee

Our Risk Committee is a joint committee of our and FCB’s Boards of Directors which was first created during July 2013.  During 2013, it met four times and, going forward, it will meet at least quarterly.  Under its charter, and among other duties and responsibilities as may be assigned from time to time by the Boards, the Committee is directed to:

•

monitor and advise the Boards of Directors regarding our and FCB’s risk exposures, including credit, market, liquidity, operational, compliance, legal, strategic and reputational risks;

•

review, approve and monitor adherence to our and FCB’s risk appetite and supporting risk tolerance levels;

•

evaluate, monitor and oversee the adequacy and effectiveness of our and FCB’s risk management framework, within which our management is responsible for defining and executing enterprise-wide risk management programs to ensure appropriate risk identification, measurement, aggregation and reporting;

•

monitor the work of, and receive reports from management and our Enterprise Risk Oversight Committee (a staff sub-committee of the Risk Committee) to ensure that risks are managed within approved risk tolerances;

•

review and approve our and FCB’s corporate policies on an annual basis to ensure that they are consistent with approved risk appetite and risk tolerance levels; and

•

review reports of examination by and communications from regulatory agencies, and the results of internal and third party testing, analyses, and reviews, related to our and FCB’s risks, risk management, and any other matters within the scope of the Committee’s oversight responsibilities, and monitor and review management’s response to any noted issues.

The Risk Committee also will oversee and review the results of our annual stress testing which will be implemented during 2014 to gauge our capital adequacy under three macroeconomic scenarios set forth by the Federal Reserve Board.

Our Enterprise Risk Oversight Committee (the “EROC”), which is composed of our executive leadership and chaired by our Chief Executive Officer, reports directly to the Risk Committee.  The EROC’s function is to oversee our risk management framework, ensure that our business units implement processes to identify, evaluate and monitor their risks, and monitor performance relative to our risk appetite and tolerances approved by the Risk Committee.  Subcommittees of the EROC include the Asset/Liability Committee, Compliance Risk Committee, Credit Risk Committee and Operational Risk Committee.  Officers who provide reports directly to the Risk Committee include our Chief Risk Officer (regarding the work of the Corporate Risk Management Department and the other departments he oversees, including Corporate Security, Credit Risk Review, and Compliance), and our Chief Financial Officer, Chief Legal Officer, Chief Credit Policy Officer and Chief Compliance Officer.

Certain matters within the scope of the Risk Committee’s oversight responsibilities also may fall within the responsibilities of one of the Boards’ other committees.  To minimize duplication of time and effort, the Risk Committee may defer to other committees with respect to any such specific matters, but it will consult with, and may request reports or information from, those other committees to ensure that those matters are adequately addressed within our and FCB’s enterprise-wide risk management framework.

Compensation, Nominations and Governance Committee

Our Board previously had a separate Nominations Committee, and our and FCB’s Boards had a joint Compensation Committee.  During 2013, the functions of those two committees, together with certain duties relating to corporate governance oversight, were combined into a new, joint Compensation, Nominations and Governance Committee.  In addition to being independent directors under Nasdaq’s listing standards, members of the Committee also must satisfy Nasdaq’s heightened independence requirements for members of compensation committees.  Prior to the establishment of the new Committee, the Compensation Committee met seven times and the Nominations Committee met three times during 2013.  The new Compensation, Nominations and Governance Committee met once during 2013.

Nominations Function.  In its capacity as our Board’s nominations committee, the new Committee makes recommendations to the Board regarding the selection of nominees for election as directors at our Annual Meetings and candidates for appointment to fill vacancies on the Boards and for appointment as the members and chairmen of the various committees of the Boards.  Each year the Committee also makes recommendations to the Boards regarding the election of our and FCB’s Chairman, Vice Chairmen, Chief Executive Officer and President and a recommendation to our independent directors regarding their selection of a Lead Independent Director.

The Committee seeks to recommend Board candidates who have personal and professional integrity, sound judgment, and business acumen, who have the time, ability and commitment to make a constructive and meaningful contribution to the Boards, and who, with other directors, will effectively serve the long-term interests of our shareholders.  Candidates also must satisfy applicable requirements of state and federal laws, rules and regulations (including banking regulations) for service as our directors. While our Corporate Governance Guidelines provide that directors are not restricted in their ability to serve on the boards of other companies, the Guidelines state our expectation that our directors’ service as directors of other companies may not interfere with their ability to devote the time and attention required to fulfill their duties and responsibilities to us and our shareholders. From time to time the Committee or our Board may develop other criteria or minimum qualifications for use in identifying and evaluating candidates to serve as directors.  Our Board makes all final decisions regarding nominations.

In identifying potential candidates, the Committee considers incumbent directors as well as candidates who may be suggested by our management, other directors or shareholders.  Neither the Committee nor our previous Nominations Committee have used the services of a third-party search firm.  Shareholders who wish to recommend candidates to the Committee should send their recommendations in writing to:

Compensation, Nominations and Governance Committee
First Citizens BancShares, Inc.
Attention: Corporate Secretary (FCC22)
Post Office Box 27131
Raleigh, North Carolina 27611-7131

Each recommendation should be accompanied by:

•

the full name, address and telephone number of the person making the recommendation, a statement that the person making the recommendation is a shareholder of record (or, if the person is a beneficial owner of shares of our stock but not a record holder, a statement from the record holder of the shares verifying the number of shares the person beneficially owns), and a statement as to whether the person making the recommendation has a good faith intention to continue to hold those shares through the date of our next Annual Meeting;

•

the full name, address and telephone number of the candidate being recommended, information regarding the candidate’s beneficial ownership of our stock and any business or personal relationship between the candidate and the person making the recommendation;

•

a statement signed by the candidate that he or she is aware of and consents to being recommended to the Committee and will provide information that the Committee may request in connection with its evaluation of candidates;

•

a description of the candidate’s current principal occupation, business or professional experience, previous employment history, educational background, and any particular skills, experience or areas of expertise, and information regarding the candidate’s current positions or experience during the past ten years as a director of any other public corporation;

•

a description of any potential contributions to the Board that the candidate might make that are unusual or unique, and an explanation of the value or benefit that the person making the recommendation believes the candidate would provide us as a director;

•

a description of the candidate’s current positions and experience as a community leader;

•

information regarding any business or personal relationships between the candidate and any of our or FCB’s customers, suppliers, vendors, competitors, directors or officers, affiliated companies, or other persons with any special interest regarding our company, FCB, or any of our affiliated companies, and any transactions between the candidate and our company, FCB, or any of our affiliated companies; and

•

any additional information regarding the candidate that would be required to be included in our proxy statement pursuant to the Securities and Exchange Commission’s Regulation 14A (including information about legal proceedings in which the candidate has been involved within the past ten years).

In order to be considered by the Committee in connection with its recommendations of nominees for election at an Annual Meeting, a shareholder’s recommendation must be received by the Committee not later than the 120th day prior to the first anniversary of the date that our proxy statement was first mailed to our shareholders in conjunction with our preceding year’s Annual Meeting.  Recommendations submitted by shareholders other than in accordance with these procedures will not be considered by the Committee.

The Committee will evaluate candidates recommended by shareholders in a manner similar to its evaluation of other candidates.  In identifying and recommending candidates for election or appointment, the Committee considers the size and composition of the Boards in light of our current and future needs and recommends candidates based on its assessment of, among other things: (1) business, professional, personal and educational background, skills, experience and expertise; (2) community leadership; (3) independence; (4) potential contributions to the Boards that are unusual or unique; (5) knowledge of our organization and our and FCB’s respective operations; (6) personal financial interest in our and FCB’s long-term growth, stability, and success; (7) the performance and past and future contributions of our current directors, and the value of continuity and prior Board experience; (8) the existence of one or more vacancies on the Boards; (9) our need for directors possessing particular attributes, skills, experience or expertise; (10) the role of directors in FCB’s business development activities; (11) diversity; and (12) other factors that it or our Board consider relevant, including any specific qualifications that may be adopted from time to time.

While the Committee and our Board recognize the benefits derived from Boards composed of individuals who bring different attributes, experiences, and perspectives to the Boards’ deliberations, they do not consider diversity for the sake of diversity to be a basis for the nomination, election or appointment of a director, and they have not adopted any written or mandatory diversity policy or criteria applicable to the director nominations process.  Accordingly, in evaluating and selecting nominees, diversity is but one of the multiple factors considered by the Committee and the Board.  For these purposes, they consider diversity to encompass a variety of characteristics of candidates, including, by way of example, academic background, business experience, geographic location within our banking markets, gender and race.

For 2014, the Committee recommended to our Board of Directors that our current directors listed above under the caption “Nominees” be nominated for re-election for new terms of office.

Governance Function.  The Boards have assigned to the new Committee responsibilities for governance matters which previously were assigned to different committees or were not specifically assigned to any committee.  In this role, and among its other governance-related responsibilities, the Committee will:

•

evaluate and make recommendations to the Boards concerning our governance structure, the number, size, composition and responsibilities of committees of the Board, and committee membership rotation practices;

•

annually review our Corporate Governance Guidelines and recommend for our Board’s approval any changes that it considers necessary or advisable;

•

establish the knowledge, skills, experience, qualifications and performance criteria for members and committees of the Boards in accordance with our strategic needs, our Corporate Governance Guidelines, applicable laws, regulations, and standards, and other criteria or minimum qualifications as the Committee may recommend;

•

annually review our Directors Code of Ethics (the “Director Code”), review directors’ compliance with the Director Code, evaluate and make recommendations to the Boards concerning any request for a waiver from the Director Code, and oversee our management’s processes and procedures for enforcement of the Director Code;

•

coordinate and facilitate an annual self-evaluation by the Boards of their performance, and report the results of the self-evaluations to the Boards;

•

with the Chairman of the Boards and our Corporate Secretary, develop an orientation program for new directors and continuing education opportunities for incumbent directors;

•

oversee our efforts to effectively communicate with shareholders, including communications in connection with our Annual Meetings; and

•

make recommendations to the Boards as appropriate regarding succession planning for key Board positions, our Chief Executive Officer and President, and other key positions as the Boards may request.

As provided in our Corporate Governance Guidelines and described above under the caption “CORPORATE GOVERNANCE  - Director Independence,” our Board also has directed the Committee to assess each outside director’s independence and report its findings to the Board in connection with the Board’s annual review of transactions, relationships and other arrangements involving our directors and determination of which of the directors the Board considers to be “independent.”  Between those annual determinations, on an ongoing basis the Committee will monitor the status of each director and inform the Board of changes or events that may affect a director’s ability to exercise independent judgment.  These duties previously were assigned to our Audit Committee.

Compensation Function.  In its role as the joint compensation committee of the Boards, the new Committee reviews and provides overall guidance to the Boards regarding our executive compensation and benefit programs.  Under its charter, the Committee is directed to establish our overall compensation philosophy and determine the overall risk profile of our compensation program and practices, and to review, at least quarterly, all of our compensation plans, including all incentive and variable pay plans within specific divisions of FCB, to (1) identify any potential areas of risk that reasonably could be expected to have a material adverse effect on our business and financial results, and (2) ensure continuing oversight and mitigation of risk within our compensation practices.  Among its other duties, the Committee makes recommendations to the Boards regarding:

•

amounts of cash and other compensation paid or provided to, and the adoption of or revisions to compensation, incentive, retirement, or other benefit plans that affect, our and FCB’s Chief Executive Officer and other executive officers; and

•

at the request of the Boards, amounts of cash and other compensation paid or provided to, and the adoption of or revisions to compensation, incentive, retirement, or other benefit plans that affect other individually named officers or employees.

The Committee also reviews and makes recommendations to the Boards regarding amounts of compensation paid or provided to our directors.

In its review and consideration of compensation matters, the Committee works closely with our Chief Human Resources Officer and her staff.  In considering compensation to be paid to our directors and our executive officers named in the Summary Compensation Table below, the Committee considers information provided by our Chairman and Chief Executive Officer, including, in the case of officers other than himself, information about those officers’ individual performance and his recommendations as to their compensation.  After receiving the Committee’s recommendations, the Boards make all final decisions on compensation matters.

The Committee may retain the services of consultants or other advisors, at our or FCB’s expense, and under its charter the Committee is directly responsible for the appointment, compensation, terms of engagement and oversight of the work of its consultants and advisers.  From 2005 until 2013, our previous Compensation Committee retained the services of Findley Davies, Inc., a Toledo, Ohio-based, compensation and benefits consulting firm.

In connection with the setting of our executive officers’ salaries for 2013, Findley Davies met early during 2012 with the Committee Chairman and our Chief Human Resources Officer to discuss the Compensation Committee’s functions, develop a calendar of activities for that year, and discuss our annual and strategic plans, external pressures we were experiencing, and other factors that would affect our executive and director compensation programs.  It met with the Compensation Committee during the year to review and discuss a number of other matters, including:

•

market trends in executive and director compensation, and surveys of executive salaries and total compensation (including short- and long-term incentives) and director compensation at similar companies;

•

our current executive and director compensation levels and distribution, and the relationship between compensation levels and corporate and individual performance;

•

executive compensation plan structures and recommended changes;

•

the cost and structure of executive benefits, including perquisites;

•

summaries of actual amounts and types of all compensation and benefits, including perquisites, paid or provided to our individual executive officers; and

•

issues raised under Section 162(m) of the Internal Revenue Code.

Early in 2013, Findley Davies again met with the Compensation Committee in connection with the Committee’s consideration of salary increases for our executive officers for 2013.

During 2013, and in connection with its regular review of its engagement of independent consultants, the Compensation Committee requested proposals from and engaged in interviews with three compensation consulting firms, including Findley Davies. At the conclusion of that process, the Compensation Committee engaged Pay Governance, LLC, as its consultants, replacing Findley Davies. Following its selection, Pay Governance met with members of executive management to assess our compensation philosophies and environment, conducted market and peer analyses relating to our executive officer positions, and met with the new Compensation, Nominations and Governance Committee

to share its findings and discuss our compensation policies and structure.  The new Committee asked Pay Governance to prepare suggestions for executive compensation structures, including incentive compensation, which would provide competitive compensation levels and permit us to attract and retain talented management.  Following additional discussions with our Chief Executive Officer and other members of executive management, Pay Governance met twice with the Committee and presented its market and peer analyses of our executive officer compensation, by positions, and our director compensation, and its initial recommendations for a revised compensation structure for executive officers that included an element of incentive compensation.  Pay Governance then participated in a later meeting at which the Committee approved recommendations to our Boards for discretionary bonuses for executive officers for 2013, 2014 executive salary levels, and 2014 director compensation, and discussed implementation of a long-term incentive program.  Pay Governance also participated in a final meeting at which the Committee approved a recommendation that our Board approve the proposed Long-Term Incentive Plan described in this proxy statement under the heading “PROPOSAL 3; APPROVAL OF LONG-TERM INCENTIVE PLAN” and submit it for approval by our shareholders at the Annual Meeting under Section 162(m) of the Internal Revenue Code of 1986, as amended.

During its engagement, Findley Davies made recommendations to the Committee regarding appropriate levels and elements of compensation for our executive officers and directors.  Since its engagement, Pay Governance has made recommendations to the Committee regarding amounts of 2014 executive salaries, 2013 discretionary bonuses and the proposed Long-Term Incentive Plan, as well as the compensation of our directors.  However, other than in an advisory capacity as described above, neither Findley Davies nor Pay Governance had any role in the actual recommendations made by the Committee to the Boards.  As did Findley Davies in past years, Pay Governance has assisted in the preparation and review of disclosures in our proxy statement regarding executive compensation matters, including the discussion of our executive compensation program included below under the heading “COMPENSATION DISCUSSION AND ANALYSIS.”  Additional information about Findley Davies’ and Pay Governance’s work with the Committee is contained under that heading.

Each firm was retained as an independent consultant and, during 2012 and 2013, neither firm provided other services to us or FCB.  In accordance with Nasdaq’s listing requirements, each year the Committee reviews various factors (including the factors described in rules of the Securities and Exchange Commission) that may pose a conflict of interest on the part of its consultants and advisors as well as their individual representatives who provide services to the Committee.  No conflict of interest was identified in the most recent review regarding Findley Davies, and no conflict of interest was identified in the review conducted prior to engaging Pay Governance.

In the future, the Compensation, Nominations and Governance Committee will review its engagement of Pay Governance each year, and the Committee may, if it chooses, request and consider proposals from other consulting firms and/or engage different consultants.

Effect of Risk Management on Compensation

The Compensation, Nominations and Governance Committee regularly reviews our compensation philosophy and practices to determine the overall risk profile of our compensation program.  As a part of that risk oversight process, on a quarterly basis the Committee reviews all of our and FCB’s compensation plans, including all incentive and variable pay plans within specific divisions of FCB, to identify any potential areas of risk that reasonably could be expected to have a material adverse effect on our business and financial results and to ensure continuing oversight and mitigation of risk within our compensation practices.  At the request of the Risk Committee, the Compensation, Nominations and Governance Committee will make reports or provide information regarding matters relevant to the Risk Committee’s oversight responsibilities for our enterprise risk management.

As stated above, the Committee approved and recommended the payment of discretionary bonuses to our executive officers for 2013 and recommended to our Boards that they approve our proposed Long-Term Incentive Plan.  However, none of our executive officers participated in any long- or short-term cash or equity incentive plans during 2013. Certain business units and divisions within FCB have incentive and variable pay plans that have unique structures, goals and reward levels, but our executive officers do not participate in those plans, and the Committee believes that none of those plans provide for award levels that are over-weighted to a specific business unit or service and that a majority of those incentive plans have maximum payments or payout caps that the Committee believes protect our organization.  Plans that do not have maximum payments or payout caps provide for award levels that the Committee believes are de minimis in relation to our organization, considered as a whole.  Based on its most recent review, the Committee believes our current plans present no material risk elements that reasonably could be expected to have a material adverse effect on our business and financial results.

Compensation Committee Report

This report is submitted by the Compensation, Nominations and Governance Committee, the members of which are named below, in the Committee’s capacity as the Boards’ joint compensation committee.  The Committee has:

•

reviewed and discussed with management the Compensation Discussion and Analysis that is included in this proxy statement; and

•

based on that review and discussion, recommended to the full Board of Directors that the Compensation Discussion and Analysis be included in our proxy statement and Annual Report on Form 10-K.

The Compensation, Nominations and Governance Committee:

Lucius S. Jones	H. Lee Durham, Jr.	Robert E. Mason IV	Ralph K. Shelton

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we describe the material components of our executive compensation program for our “Named Executive Officers” whose compensation is set forth in the 2013 Summary Compensation Table and other compensation tables contained in this proxy statement.  Our 2013 Named Executive Officers are listed below, and we refer to them in this discussion as our “NEOs.”

•

Frank B. Holding, Jr. – Chairman and Chief Executive Officer

•

Glenn D. McCoy – Vice President and Chief Financial Officer (appointed as Chief Financial Officer effective April 1, 2013)

•

Frank B. Holding – Executive Vice Chairman

•

Edward L. Willingham, IV – President

•

Hope H. Bryant – Vice Chairman

•

Kenneth A. Black – Former Vice President and Chief Financial Officer (served as Chief Financial Officer until retirement effective March 31, 2013)

We also provide an overview of our compensation philosophy and objectives and the components of our executive compensation program.  In addition, we explain how and why the Compensation, Nominations and Governance Committee of our Board arrives at specific compensation policies and decisions involving the NEOs.  As described in the section of this proxy statement titled “COMMITTEES OF OUR BOARD,” that committee was formed during July 2013 and currently serves as our and FCB’s compensation committee.  In addition to its other duties, when it was formed it replaced and assumed the duties of our previous Compensation Committee.  In this discussion, references to the “Committee” include the Compensation Committee until July 2013, and the Compensation, Nominations and Governance Committee following its formation.

EXECUTIVE SUMMARY

Business Highlights

For the year ended December 31, 2013, our net income totaled $167.7 million, or $17.43 per share, an increase over $134.3 million, or $13.11 per share, during 2012.  The $33.4 million, or 24.8 percent, increase in net income during 2013 primarily resulted from significantly lower provision for loan and lease losses and higher noninterest income, partially offset by lower net interest income.  Our return on average assets increased to 0.79 percent during 2013, compared to 0.64 percent during 2012.  Our return on average shareholders’ equity was 8.63 percent and 7.01 percent for the respective periods.

•

Loan Growth Increases – Originated loans increased $528.2 million, or 4.6 percent, from December 31, 2012, to December 31, 2013, with commercial mortgage loan growth being especially notable.

•

Acquired Loans Decline – Balances continued to decline due to repayments of performing loans and resolution of problem assets; acquired loan balances totaled $1.03 billion at December 31, 2013, down $779.8 million, or 43.1 percent, since December 31, 2012.

•

Provision Expense Declines – Provision for loan and lease losses declined significantly during 2013 due to improving credit quality and lower net charge–offs; we recorded a $32.3 million credit to provision expense for the year ended December 31, 2013, compared to provision expense of $142.9 million for the year ended December 31, 2012.

•

Asset Quality Improves – As of December 31, 2013, our nonperforming assets amounted to $165.6 million, compared to $310.4 million as of December 31, 2012, with reductions noted among both acquired and originated assets; net charge–offs totaled $60.7 million for 2013, compared to $94.0 million for 2012.

•

FDIC-assisted Transactions Continue to Impact Earnings – Significant acquisition–related variances affecting earnings included:

o

Loan accretion income totaled $224.7 million during 2013 compared to $304.0 million during 2012, declining due to repayments and resolutions;

o

For 2013, we recorded a $51.5 million credit to acquired loan provision expense, compared to provision expense of $100.8 million during 2012; and

o

For 2013 and 2012, FDIC receivable adjustments and recoveries reduced noninterest income by $42.6 million and $91.1 million, respectively.

•

Liquidity Strength – Our liquidity position continues to be very strong.  As of December 31, 2013, we had more than $3.39 billion in cash and securities that could easily be converted to cash.

•

Well Capitalized – Our tier 1 leverage ratio was 9.82 percent at December 31, 2013, up 59 basis points from December 31, 2012.  Both the total risk–based capital and tier 1 risk–based capital ratios increased from December 31, 2012, to levels of 16.42 percent and 14.92 percent at December 31, 2013, respectively.

Executive Compensation Highlights

The Committee has taken significant action to develop performance-based components of executive compensation and improve the overall effectiveness of the program.  During 2013, the Committee engaged Pay Governance LLC to evaluate its executive compensation program and assist in creating a program that is both fair and effective.  As a result of this review, the Committee made the following decisions for 2013 and 2014 compensation components:

•

2013 Base Salaries – The Committee recommended increases in base salaries for the NEOs for 2013.

•

2014 Base Salaries – The Committee recommended no increases in base salaries for the NEOs for 2014.

•

2013 Cash Bonuses – The Committee introduced a variable-based element to the executive compensation program for 2013 in the form of cash bonuses awarded for individual and company performance for 2013 to be paid in 2014.

•

2014 Long-Term Incentive Plan -  During 2014, the Committee recommended, and the Board is submitting for shareholder approval for purposes of Section 162(m) of the Internal Revenue Code of 1986, a performance-based Long-Term Incentive Plan under which cash incentive awards may be granted by the Committee which may be earned over stated performance periods based on the extent to which pre-established performance objectives set by the Committee are met; and, subject to approval of the Plan by shareholders, the Committee granted initial, staggered awards under the Plan tied to growth in the tangible book value (TBV) per share of our common stock plus cumulative dividends paid per share on the stock over performance periods of one, two and three years.

•

We continue to not maintain change of control agreements with any of our NEOs, nor provide any equity-based awards or tax gross-ups.

Consideration of Last Year’s “Say on Pay” Vote

At our 2013 Annual Meeting, our shareholders voted on a non-binding advisory proposal (a “say-on-pay” proposal) to approve the compensation of our NEOs as described in the proxy statement for that meeting.  As in prior years, our shareholders overwhelmingly approved the proposal, with 99% of the votes cast for or against the proposal at the meeting being cast for approval. Among other factors described in this discussion, the Committee considered the voting results on that proposal and similar proposals in previous years in connection with its reviews and decision-making process during 2013 and in the setting of executive officer compensation for 2014.

Another say-on-pay proposal will be submitted for a vote of our shareholders at the 2014 Annual Meeting.  At our 2011 Annual Meeting, our shareholders considered a “say-on-frequency” proposal in which they could indicate whether they preferred that we hold future say-on-pay votes every year, once every two years, or once every three years.  The majority of votes cast favored a say-on-pay vote every three years.  However, following that meeting, our analysis of the voting indicated that a number of shareholders appeared to prefer that a vote be held every year.  As a result, based on the recommendation of the Committee, our Board of Directors has indicated that it intends to submit say-on-pay proposals for a vote of shareholders on an annual basis until the next required say-on-frequency vote by shareholders (the 2017 Annual Meeting), or until the Board determines that a different frequency is appropriate. Going forward, the results of voting on say-on-pay proposals at each Annual Meeting, as well as any feedback received by the Committee from shareholders outside the voting process, will be taken into consideration each year in the Committee’s continuing evaluation of our executive compensation plans, policies and practices and in its decisions regarding executive compensation.

OUR EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES

Our executive compensation program is administered by the Committee.  The Committee endeavors to both align our executive officers’ compensation with our long-term business philosophy and achieve our objectives of:

•

rewarding year-over-year performance and long-term loyalty;

•

balancing business risk with sound financial policy and shareholder safety;

•

enabling FCB to attract and retain qualified executive officers; and

•

providing compensation to our executive officers that is competitive with comparable financial services companies.

The Process of Evaluating Executive Officer Compensation

Each year in January, the Committee reviews total compensation paid or provided to our executive officers, considers changes in the executive officers’ base salaries, and makes recommendations for salary increases and annual incentive payments to our and FCB’s Boards of Directors.  After receiving the Committee’s recommendations, the Boards approve all executive officer compensation.  In reviewing executive officer compensation, the Committee considers:

•

the scope of the officers’ responsibilities;

•

market analyses provided by the Committee’s independent consultant that compare our executive officers’ salaries to compensation paid to persons in each officer’s position in similar financial services organizations;

•

our overall financial and operating performance;

•

general individual performance; and

•

internal equity of our executive officers’ current compensation.

In setting compensation paid to our executive officers for 2013, our previous Committee retained the services of Findley Davies, Inc.  Findley Davies had served as consultant to the Committee since 2005.  During 2013, and in connection with the Committee’s regular review of its engagement of independent consultants, the Committee requested proposals from and engaged in interviews with three compensation consulting firms, including Findley Davies.  Upon the conclusion of that process, the Committee engaged Pay Governance LLC, as the Committee’s consultants to replace Findley Davies.  Following their selection, Pay Governance assisted the Committee in making executive compensation decisions for both 2013 and 2014.

In connection with the Committee’s consideration of executive compensation for 2013 and 2014, as part of their services Findley Davies and Pay Governance prepared market analyses for the Committee comparing our executives’ then current base salary rates to the market median compensation paid by similar financial services organizations to their officers in similar positions.  The analyses focused on:

•

base salary;

•

total cash compensation (which included base salary and target annual incentive awards); and

•

total direct compensation (which included total cash compensation and the expected value of long-term incentives).

For purposes of the market analyses, Findley Davies and Pay Governance used Towers Watson’s Financial Services Executive Compensation Database, which includes pay data for nearly 200 financial services industry companies.  Our executive positions were compared to similar positions in similarly sized organizations.  Statistical regression analyses were also performed to size-adjust the survey data to achieve a close correlation with our total asset scope, providing a more accurate view of the market data.

To further assist the Committee in understanding the compensation marketplace in which we compete, publicly available proxy-reported data were also reviewed for a group of industry peer companies consisting of 19 publicly traded financial institutions that have assets between $10 billion and $60 billion and that primarily concentrate on retail and business banking operations headquartered in the United States.

Our peer companies used in making pay decisions for 2013 and 2014 consisted of the following 19 companies:

Associated Banc-Corp	First Horizon National Corporation	Synovus Financial Corp.
BOK Financial Corporation	First Niagara Financial Group, Inc.	TCF Financial Corporation
City National Corporation	FirstMerit Corporation	Valley National Bancorp
Commerce Bancshares, Inc.	Fulton Financial Corporation	Webster Financial Corporation
Cullen/Frost Bankers, Inc.	Hancock Holding Company	Wintrust Financial Corporation
East West Bancorp, Inc.	Huntington Bancshares, Inc.	Zions Bancorporation
Susquehanna Bancshares, Inc.

The Committee generally compares the compensation of each NEO in relation to the 50th percentile of the peer group for similar positions.  In addition, the Committee takes into account various factors such as our performance within the peer group, the unique characteristics of each individual’s position, and any succession and retention considerations.  In general, compensation levels for an executive officer who is new to a position tend to be at the lower end of the competitive range, while seasoned executive officers with strong performance who are viewed as critical to retain would be positioned at the higher end of the competitive range.  Generally, differences in the levels of total direct compensation among the NEOs are primarily driven by the scope of their responsibilities, market data for similar positions, and considerations of internal equity.

EXECUTIVE COMPENSATION COMPONENTS

For 2013, our executive compensation program contained the following elements:

Compensation Component	Component Elements	Purpose	Component Risk Profile
Base Salary	• Cash	To provide fixed annual compensation that is comparable with other financial institutions and helps attract and retain associates.	Low

Cash Bonus	• Cash	To motivate and reward for annual company and individual performance.	Low

Retirement Benefits	• Defined benefit pension plan • Matching and profit-sharing contributions to Section 401(k) defined contribution plans	To provide competitive levels of retirement income for all employees.	Low

Non-qualified Separation from Service Agreements	• Cash • Death Benefit	To retain and reward the long-term loyalty of certain key decision makers, and to assure their continued loyalty following a separation from service.	Low

Perquisites	• Installation and monitoring of home security systems • Staff services for personal affairs	To provide limited personal benefits to certain executive officers in furtherance of our risk management program and for the officers’ convenience.	Low

Base Salaries

Base salaries have historically represented the primary component of our executive compensation program.  In making its recommendations regarding 2013 and 2014 base salaries for our executive officers named in the Summary Compensation Table, the Committee considered our 2012 and 2013 financial and operating performance.

In considering the 2013 adjustment in base salary rate for our Chairman and Chief Executive Officer, the Committee took into account his 2012 total compensation, his scope of responsibility, his general individual performance, our 2012 financial and operating performance, and the 2012 market analysis.  Consideration for a 2014 adjustment in his base salary rate again took into account the same factors for 2013, as well as the cash bonuses awarded for 2013 performance and the new long-term incentive opportunities proposed to be introduced in 2014.

In considering its recommendations for increases for 2013 in the base salaries of our other NEOs, the Committee took into account their 2012 total compensation, the 2012 market analysis, general individual performance, and information provided by our Chairman and Chief Executive Officer, including his assessment of those officers’ individual performance and his recommendations as to their compensation.  In considering 2014 salary adjustments for those same executives, the Committee considered the same factors for 2013, as well as the cash bonuses awarded for 2013 performance and the new long-term incentive opportunities proposed to be introduced in 2014.

The following table shows the base salary rates and percentages of salary increases for our Chairman and Chief Executive Officer and certain of our other NEOs for 2012, 2013 and 2014.  As part of the effort to move to a more performance-based compensation structure, the Committee did not recommend any salary increases for NEOs for 2014, and it approved 2013 discretionary bonuses and proposed 2014 long-term incentive awards as part of this transition.  Those bonuses are discussed in detail under the next section titled “Cash Bonuses”, and the long-term incentives are discussed in the subsequent section titled “Long-Term Incentives.”  The 2012 and 2013 base salary rates reflect the listed officers’ annual base salary rates approved by the Boards that became effective on April 1 of each year.  Because those base salary rates did not become effective until April 1, the salary rates are higher than the dollar amounts of base salaries the officers actually received during 2012 and 2013 as listed in the Summary Compensation Table.

	2012 Base Salary Rate	Percentage Increase	2013 Base Salary Rate	Percentage Increase	2014 Base Salary Rate
Mr. F. Holding, Jr. Chairman and CEO	$910,000	4.95%	$955,000	0%	$955,000

Mr. G. McCoy(1) Chief Financial Officer	$500,000	0%	$500,000	0%	$500,000

Mr. F. Holding Executive Vice Chairman	$995,114	0%	$995,114	0%	$995,114

Mr. E. Willingham, IV President	$590,000	5.93%	$625,000	0%	$625,000

Mrs. H. Bryant Vice Chairman	$580,000	7.76%	$625,000	0%	$625,000

Mr. K. Black Former Chief Financial Officer(2)	$481,016	0%	$481,016	N/A	N/A

(1)   Mr. McCoy was first employed by FCB during December 2012 and was appointed to serve as Chief Financial Officer effective April 1, 2013.

(2)   Mr. Black served as Chief Financial Officer until his retirement effective March 31, 2013.

Cash Bonuses

In previous years, our Chairman and Chief Executive Officer occasionally has recommended, and the Committee has considered, payment of a discretionary bonus for one or more individual executive officers based on particular performance and achievements or other factors related to the retention of motivated and talented executive officers.  As part of our effort to increase the alignment of our executive compensation program with company and individual performance, the Committee did not recommend 2014 salary increases for any NEOs and introduced a variable-based element to the executive compensation program for 2013 in the form of cash bonuses, payable during 2014, awarded for individual and company performance for 2013.  Cash bonuses were approved for current executive officers, including the current NEOs except for Mr. F. Holding.  In determining 2013 bonus amounts, the Committee considered company financial and operating performance, as well as individual performance of the executive officers.  In particular, the Committee took into account the Company’s 25% growth in net income, increase in average return on assets by 15 basis points, increase in return on average shareholders’ equity by 162 basis points, increases in commercial mortgage loans, and the successful closing of the merger with 1st Financial Services Corporation and its subsidiary Mountain 1st Bank & Trust Company.

The following bonuses were approved for 2013 performance:

	2013 Base Salary Rate	2013 Annual Cash Bonus	2013 Annual Cash Bonus (% of Salary)	2013 Total Cash Compensation
Mr. F. Holding, Jr. Chairman and CEO	$ 955,000	$300,000	31.4%	$1,255,000
Mr. G. McCoy(1) Chief Financial Officer	$ 500,000	$150,000	30.0%	$650,000
Mr. F. Holding Executive Vice Chairman	$ 995,114	$0	N/A	$995,114
Mr. E. Willingham, IV President	$ 625,000	$200,000	32.0%	$825,000
Mrs. H. Bryant Vice Chairman	$ 625,000	$200,000	32.0%	$825,000
Mr. K. Black Former Chief Financial Officer(2)	$ 481,016	$0	N/A	$481,016

(1)   Mr. McCoy was first employed by FCB during December 2012 and was appointed to serve as Chief Financial Officer effective April 1, 2013.

(2)   Mr. Black served as Chief Financial Officer until his retirement effective March 31, 2013.

Long-Term Incentives

2013 Long-Term Incentives.  No long-term incentives were awarded in 2013.

2014 Long-Term Incentives.  During 2014, and as part of the effort to move to a more performance-based compensation structure, the Committee has recommended, and the Board has approved and is submitting for shareholder approval for purposes of Section 162(m) of the Internal Revenue Code, a performance-based Long-Term Incentive Plan to reinforce the link between the long-term interests of our executive officers and our shareholders and motivate and reward executive officers for their contributions towards achieving our long-term business objectives.  Subject to approval by our shareholders, cash incentive awards may be granted by the Committee under the Plan which may be earned over stated performance periods based on the extent to which performance objectives set by the Committee are met.  Subject to approval of the Plan by our shareholders, the Committee has granted staggered “target” awards under the Plan to our NEOs (other than Mr. F. Holding), expressed as percentages of their salaries, which may be earned based on the extent of growth in the tangible book value (“TBV”) per share of our common stock plus cumulative dividends paid per share on the stock over performance periods of one, two and three years, respectively. TBV per share plus dividend goals were set by the Committee for each performance period at threshold (i.e. minimum), target and “stretch” levels corresponding to payout opportunities that range from 50% to 125% of each NEO’s target awards. If performance for a performance period is below the threshold goal set by the Committee for an award, no portion of that award will be earned.

Book value per share is a key metric in valuing banks, insurance companies, and investment firms that is closely followed by investors.  The Committee believes that the performance goals set for the above awards are reasonably achievable at the threshold level, but that there is a low probability that we would reach the “stretch” level of performance during any performance period.

Information regarding the amounts that could be paid to our NEOs pursuant to the above awards granted to them under the Plan (subject to approval of the Plan by our shareholders) is contained in this proxy statement under the heading “PROPOSAL 3: APPROVAL OF LONG-TERM INCENTIVE PLAN.” The Committee expects that, in the future, long-term incentive opportunities, with multi-year performance periods, will be awarded annually under the Plan and, to the extent that they are earned, will be paid in cash.

Retirement Plans

We provide retirement benefits to our officers and employees under three qualified plans which include:

•

a defined benefit pension plan;

•

a section 401(k) defined contribution plan; and

•

an enhanced Section 401(k) defined contribution plan.

During 2007, our Board approved changes to our retirement plan program with a fully effective date of January 1, 2008.  These changes were recommended by a special committee of the Board and were designed to reduce the volatility of our pension plan expense, while preserving the competitive retirement benefits we provide to our associates.  The changes included the retention of our pension and Section 401(k) plans as they existed at that time (now referred to as the “legacy plans”), and the addition of an “enhanced” Section 401(k) plan.  New associates hired after March 31, 2007, participate only in the enhanced Section 401(k) plan and do not become participants in the pension plan.  Eligible associates hired on or before March 31, 2007, made a one-time election during 2007 to:

•

continue to participate in both legacy plans; or

•

participate only in the enhanced Section 401(k) plan rather than the legacy Section 401(k) plan, in which case they would continue to be participants in the pension plan, but their pension plan benefits accrued through December 31, 2007, would be frozen and no further benefits would accrue.

Our Executive Vice Chairman, Mr. F. Holding (who already had the maximum number of years of service that can be counted under the pension plan and, as indicated below, had begun receiving benefits under that plan) elected to participate in the enhanced Section 401(k) plan.  All other current executive officers named in the Summary Compensation Table, other than Mr. G. McCoy, elected to remain in the legacy plans. Mr. McCoy is not a participant in the pension plan.

A brief description of our three qualified plans is set forth in the table below.

Benefit	Description
Defined Benefit Pension Plan	Provides a monthly retirement benefit based on a formula that takes into account a participant’s compensation covered by the plan and his or her years of service

Legacy Section 401(k) Defined Contribution Plan (for associates electing to continue participation in the defined benefit pension plan)	Provides a matching employer contribution to each participant’s account of up to 4.5% of the participant’s eligible compensation, but not more than $11,475

Enhanced Section 401(k) Defined Contribution Plan (for associates not participating in the defined benefit pension plan)

Provides a matching employer contribution to each participant’s account of up to 6% of the participant’s eligible compensation (the 2013 maximum matching contribution was $15,300).  In addition, a profit sharing contribution is made to each participant’s account equal to 3% of the participant’s eligible compensation (the 2013 maximum profit sharing contribution was $7,650)

Further information about the terms of the pension plan (including the calculation of benefits under the plan), as well as the legacy and enhanced Section 401(k) plans (including the calculation of matching contributions), is contained in this proxy statement below under the caption “EXECUTIVE COMPENSATION - Retirement Benefits and Separation from Service Payments.”

Because Mr. F. Holding beneficially owns more than 5% of our voting stock, federal law required that he begin to receive distributions from the pension plan and Section 401(k) plan when he reached age 70½.

Non-Qualified Separation from Service Agreements

FCB has entered into non-qualified separation from service agreements with certain of its executive officers that provide for payments to them for a period of ten years following a separation from service that occurs no earlier than an agreed-upon age.  Benefit provisions vest on the agreed-upon age; however, no payments begin until a separation from service occurs.  The agreements are intended to help us retain and reward the long-term loyalty of officers who are key decision makers within our organization, and to assure their continued loyalty following a separation from service.  Because payments will be made to the officers only if they continue in FCB’s employment until their agreements vest, the Committee believes the agreements are consistent with our objective of encouraging and rewarding long-term loyalty.  The Committee also believes the additional long-term benefit provided to our executive officers under the agreements helps to make our compensation program more competitive in light of the fact that we have not historically provided annual cash bonuses, long-term incentives or equity-based compensation under which the executive officers can build wealth.

Currently, each agreement vests at age 65 (or an earlier agreed-upon age), except the agreement with our Executive Vice Chairman, Mr. F. Holding.  By approval of the Committee and our Board, Mr. F. Holding’s agreement vested on January 1, 2011. Further information about the terms of the agreements is contained in this proxy statement below under the caption “EXECUTIVE COMPENSATION - Retirement Benefits and Separation from Service Payments.”

Our Chairman and Chief Executive Officer recommends officers to the Committee to be considered for an agreement, and he recommends the amount of monthly payments for each officer’s agreement.  The Committee considers those recommendations in the context of the officers’ positions and other compensation and, if it concurs, it recommends approval to the Boards of Directors. The amounts of payments provided for in each agreement generally are calculated as a percentage, ranging from 25% to 60%, of an officer’s base salary at the time his or her agreement is approved.  From time to time the agreements may be amended to change the amounts and/or percentages used in the calculation of payments in order to reflect increases in officers’ base salaries.  Those adjustments are recommended by the Chairman and Chief Executive Officer to the Committee for consideration and recommendation to the Boards of Directors.  There were no adjustments to agreements with our current executive officers during 2013.

In connection with his retirement effective March 31, 2013, our Board agreed that Mr. Black’s rights to receive payments under his agreement would vest immediately upon his retirement and that he would begin receiving payments during October 2013.

Personal Benefits

We do not provide an extensive array of perquisites or personal benefits to our executive officers, other than benefits (including individual and family group insurance coverages) that are available generally to all our employees.  However, for the convenience of our officers or, as described below, under our risk management program, from time to time certain of our executive officers do receive, or we may treat them as having received, other non-cash benefits that are not directly related to the performance of their duties as executive officers or that otherwise confer a benefit that has a personal aspect.  As part of its review of our executive officers’ overall compensation each year, the Committee reviews all personal benefits being provided or proposed to be provided to executive officers, and it recommends to the Boards of Directors whether those benefits should be approved or continued.  Benefits of that type that certain of our NEOs received, or that we treat them as having received, during 2013 included:

•

installation, maintenance and monitoring of security systems in the residences of certain executive officers under our risk management program; and

•

services of staff personnel that we attribute to officers’ personal affairs.

During 2005, the Committee approved, and recommended to the Boards of Directors, a policy under which FCB will, as deemed advisable, install, maintain and monitor security systems in the homes of certain executive officers.  The Boards concluded that the safety of our key executive officers is a business concern, and it approved the recommended policy as part of our risk management program.  Under the policy, each officer in whose home FCB installs a security system agrees to purchase that equipment from FCB, at its depreciated book value, following retirement or other termination of employment.  During 2013, FCB maintained and monitored a previously installed security system in the residences of our Chairman and Chief Executive Officer, Mr. F. Holding, Jr., our President, Mr. E. Willingham, IV, and our Vice Chairman, Mrs. H. Bryant.

We monitor our executive officers’ use of administrative personnel.  To the extent those employees provide services that relate to the officers’ personal affairs, we estimate the staff time devoted to those services and treat our compensation and benefits expense related to that time as a personal benefit.  Those expenses are treated as taxable income to the officers.

Mr. F. Holding, our Executive Vice Chairman is the only executive officer who received personal benefits during 2013 for which our incremental costs exceeded an aggregate of $10,000, and the amounts of those benefits are listed in the footnotes to the Summary Compensation Table.  The benefits provided to Mr. F. Holding consisted solely of personal services provided by staff employees.

Other Payments

During 2013, we made payments totaling $315,216 to Kenneth A. Black, our former Vice President and Chief Financial Officer, in connection with his retirement.  Those payments were made pursuant to an agreement we made with Mr. Black.  As described under the caption “EXECUTIVE COMPENSATION -- Potential Payments upon Termination of Employment,” the agreement provided for a lump-sum payment for unused paid time-off; a lump-sum payment and additional payments over a three-year period subject to his compliance with various non-compete, non-solicitation, non-disclosure, confidentiality, and non-disparagement covenants; retention of vested benefits under FCB’s benefit and retirement plans; payment to offset the cost of retiree health insurance or COBRA continuation coverage for a period of 9 months; and vesting of his rights to monthly payments for ten years commencing October 2013 under his non-qualified separation from service agreement.

Tax and Accounting Implications; Deductibility of Executive Compensation

Internal Revenue Service regulations disallow a tax deduction to public corporations for compensation, other than performance-based compensation, over $1 million paid to their chief executive officers and four other most highly compensated named executive officers (other than their chief financial officers).  The Committee considers the impact of those regulations in connection with its decisions regarding the compensation of our executive officers.  The Committee has determined that a small portion of our Executive Vice Chairman’s 2013 compensation will not be deductible under Section 162(m), and, to that extent, will have an effect on our income tax liability.

EXECUTIVE OFFICERS

We consider our and FCB’s officers who are listed below to be our current executive officers.  Each individual is subject to re-election as an officer each year.

Name and Age	Positions With Us and FCB

Frank B. Holding, Jr. 52

FCB’s and our Chairman since February 2009; FCB’s and our Chief Executive Officer since January 2008; IronStone Bank’s Chief Executive Officer from February 2009 to January 2011; our and FCB’s President from 1994 to February 2009.  Employed by FCB since 1983.

Frank B. Holding 85	FCB’s and our Executive Vice Chairman. Employed by FCB since 1957. Mr. Holding has announced his retirement effective September 2, 2014.

Edward L. Willingham, IV 59	FCB’s and our President since February 2009; Executive Vice President of FCB from 1992 to February 2009. Employed by FCB since 1987.

Hope H. Bryant 51	FCB’s and our Vice Chairman since January 2011; President of IronStone Bank from 2006 until January 2011; FCB’s Executive Vice President from 2002 until January 2011. Employed by FCB since 1986.

Name and Age	Positions With Us and FCB

Glenn D. McCoy 60

Our Vice President and Chief Financial Officer, and FCB’s Executive Vice President and Chief Financial Officer, since April 2013.  Employed by FCB during 2012 as Executive Vice President of Finance.  Previously served as Chief Financial Officer, Carolina Condrey Group (exclusive agent for Northwestern Mutual Life Insurance Company), Raleigh, NC during 2012; Chief Financial Officer for RBC Bank (USA), Raleigh, NC from 2009 to 2012, and in various positions with Wachovia Bank, N.A., Charlotte, NC from 1981 to 2009, culminating as Chief Financial Officer, Mortgage and Retail Credit Division, from 2007 to 2009.

Barry P. Harris, IV 59

Our Vice President and Chief Legal Officer, and FCB’s Executive Vice President and Chief Legal Officer, since January 2012.  Previously, practicing attorney with Ward and Smith, P.A., Raleigh, NC from 2005 to January 2012; Chief Counsel, Banc of America Investment Services, Inc., Charlotte, NC (previously NationsSecurities, Inc.) from 1994 to 2004; and Associate General Counsel, NationsBank, Charlotte, NC from 1992 to 1994.

Lou J. Davis 61	FCB’s Executive Vice President and Chief Human Resources Officer. Employed by FCB since 1997.

Donald P. Geaslen 56

Our Vice President and Chief Risk officer since August 2013, and FCB’s Executive Vice President since 2004 and Chief Risk Officer since August 2013.  Previously, FCB’s Chief Governance Officer from 2010 until 2013; FCB’s General Auditor from 2004 until 2009; and IronStone Bank’s Senior Vice President from 2004 until 2011.  Employed by FCB since 2004. Previously served as Senior Vice President and Audit Director for Wachovia Bank, Charlotte, NC from 1999 to 2004.

Ricky T. Holland 60

FCB’s Executive Vice President and Chief Credit Officer since October 2007; IronStone Bank’s Group Vice President from 2006 to 2011, Chief Credit Officer from 2007 to 2011, and Senior Vice President and Regional Business Executive from 2002 until 2006.  Employed by IronStone Bank or FCB from 1993 to 2000 and from 2002 to the present.  From 2000 until to 2002, Mr. Holland served first as Senior Vice President, and then President, of Q4i, Inc., a Dallas, TX, software company.  After Mr. Holland left that company, an involuntary petition in bankruptcy was filed against it during 2003.

Denton F. Lee, Jr. 63

FCB’s Executive Vice President and Manager of Bank Operations since January 2014. Previously, FCB’s Business Bank Segment Manager from 2010 to 2013 and Business and Treasury Services Manager from 2007 to 2010.  Employed by FCB since 1994.

Donald E. Preskenis 47

FCB’s Executive Vice President and General Auditor since March 2010; FCB’s Senior Vice President and Senior Audit Manager from May 2005 to March 2010.  Employed by FCB since 2005.  Previously served as Internal Auditor for MassHousing Financing Agency, a state housing agency, from 2004 to 2005, and as Vice President and Regional Audit Manager of Sovereign Bank from 2000 to 2004.

Dorothy F. Ramoneda 55

FCB’s Executive Vice President since January 2014 and Chief Information Officer since 2012. Employed by FCB since 2012.  Previously employed by Progress Energy, a North Carolina utilities company, from 1996 to 2012 where she most recently had served as Chief Information Officer since 2002.

EXECUTIVE COMPENSATION

Summary

The following table shows the cash and certain other compensation paid (or proposed to be paid) or provided to or deferred by the “named executive officers” listed in the table for 2013, 2012, and 2011.  Our executive officers also serve as executive officers of FCB.  They are compensated by FCB for their services as its officers, and they receive no separate salaries or other compensation from us.  Executive officers are employed on an “at will” basis and are subject to re-election as officers each year, and none of them have employment agreements with us or FCB.  We do not have any plans under which stock options or grants or other equity awards are made to executive officers, and, while discretionary bonuses were approved for our executive officers for 2013 (payable in 2014), we had no cash incentive plans under which awards could be paid.  During 2013 base salary was the largest component of each current executive officer’s cash compensation.

SUMMARY COMPENSATION TABLE

Name and Principal Position During 2013 (1)	Year	Salary (4)	Bonus (5)	Change in Pension Value (6)	All Other Compensation (7)	Total
Frank B. Holding, Jr. Chairman and Chief Executive Officer	2013	$943,750	$300,000	$-0-	$11,475	$1,255,225
	2012	902,875	-0-	497,082	11,250	1,411,207
	2011	875,750	-0-	1,032,011	11,025	1,918,786

Glenn D. McCoy (2) Vice President and Chief Financial Officer	2013	$500,000	$150,000	$-0-	$7,650	$657,650

Frank B. Holding (3) Executive Vice Chairman	2013	$995,114	$-0-	$-0-	$57,150	$1,052,264
	2012	995,114	-0-	509,519	55,522	1,560,565
	2011	995,114	-0-	602,069	53,804	1,650,987

Edward L. Willingham, IV President	2013	$616,250	$200,000	$-0-	$11,475	$827,725
	2012	585,125	-0-	332,627	11,250	929,002
	2011	566,750	-0-	611,703	11,025	1,189,478

Hope H. Bryant Vice Chairman	2013	$613,750	$200,000	$-0-	$11,475	$825,225
	2012	563,750	-0-	300,597	31,188	895,041
	2011	488,284	-0-	469,977	11,025	969,286

Kenneth A. Black (2) Vice President and Chief Financial Officer	2013	$120,254	$-0-	$97,664	$285,912	$503,830
	2012	478,267	-0-	310,449	11,250	799,966
	2011	466,951	-0-	476,197	11,025	954,173

(1)

Messrs. F. Holding, Jr. and F. Holding and Mrs. Bryant served as members of our Board of Directors during 2013, but they received no additional compensation for their services as directors.

(2)

Mr. McCoy was first employed by FCB during December 2012 and was appointed to serve as Chief Financial Officer effective April 1, 2013.  Mr. Black served as Chief Financial Officer until his retirement effective March 31, 2013.

(3)

Mr. F. Holding has announced that he will retire effective September 2, 2014.

(4)

Salary amounts include the portion of each officer’s salary deferred at the officer’s election under our Section 401(k) plans.  As described under the heading “TRANSACTIONS WITH RELATED PERSONS,” FCB was reimbursed for portions of Mr. F. Holding’s salary by First Citizens Bank and Trust Company, Inc., Columbia, SC, and Southern Bank and Trust Company, Mount Olive, NC, pursuant to separate agreements between FCB and those banks.

(5)

For 2013, represents discretionary bonuses for services during 2013 which were approved by our Board, following the approval and recommendation of the Compensation, Nominations and Governance Committee, for payment to the named officers during 2014.

(6)

“Change in Pension Value” amounts do not represent payments actually received by officers.  They represent the net aggregate amount of the increase, if any, for each year in (a) the actuarial present value of the officers’ accumulated benefits under our defined benefit pension plan, and (b) the present value of monthly payments that would be made to the officers in the future for a period of ten years following their separation from service at agreed upon ages under Executive Consultation, Separation from Service and Death Benefit Agreements between them and FCB.  For 2013, net aggregate amount for each officer other than Mr. Black reflected a decrease and, under the Securities and Exchange Commission’s disclosure rules, are reported as $0.  As further described below under the caption “Retirement Benefits and Separation from Service Payments,” present values of those benefits and payments are separately determined each year as of December 31 in order to reflect the amounts of our future obligations to the named officers under the pension plan and those agreements in our consolidated financial statements.  They are calculated based on a number of assumptions, including assumptions regarding future events, as well as a rate of interest used to discount future benefits and payments to present values.  Under financial and pension accounting principles, those assumptions and the discount rate change from time to time, which can result in increases or decreases in present values.  The discount rates used for calculating the present values for each year covered in the table below were 4.90% for 2013, 4.00% for 2012 and 4.75% for 2011.  For 2013, the net decrease for each officer other than Mr. Black resulted primarily from an increase in the discount rate used in determining present values.  In the case of each officer’s pension benefits only, the decrease was offset to an extent by additional benefits accrued due to an additional year of service. In the case of Mr. Black, the net increase resulted from an increase in the present value of benefits under his separation from service agreement resulting from the vesting of those benefits upon his retirement during 2013 (together with payments made to him under that agreement following his retirement), which was partially offset by a decrease in the present value of his pension benefits.  Present value amounts could increase in future years if discount rates decrease or there are changes in other assumptions.  The separate increases or decreases for each officer under the pension plan and the separation from service agreements for 2013, 2012 and 2011 are listed in the following table.

	F. B. Holding, Jr.	G. D. McCoy	F. B. Holding		E. L. Willingham	H. H. Bryant	K. A. Black
2013:
Increase (decrease) in actuarial present value of accumulated benefits under pension plan	$(66,364)	—(a)	$34,756	(b)	$(24,941)	$(71,057)	$(66,044)
Increase (decrease) in present value of future monthly payments under separation from service agreements	(209,128)	—(a)	(201,656)		(65,295)	(85,181)	163,708	(c)
Aggregate increase (decrease)	$(275,492)	—(a)	$(166,900)		$(90,236)	$(156,238)	$97,664
2012:
Increase in actuarial present value of accumulated benefits under pension plan	$178,106	—(a)	$229,590	(b)	$196,490	$177,380	$203,614
Increase in present value of future monthly payments under separation from service agreements	318,976	—(a)	279,929		136,137	123,217	106,835
Aggregate increase	$497,082	—(a)	$509,519		$332,627	$300,597	$310,449
2011:
Increase in actuarial present value of accumulated benefits under pension plan	$142,295	—(a)	$237,277	(b)	$165,295	$139,379	$176,047
Increase in present value of future monthly payments under separation from service agreements	889,716	—(a)	364,792		446,408	330,598	300,150
Aggregate increase	$1,032,011	—(a)	$602,069		$611,703	$469,977	$476,197

(a)

Mr. McCoy was first employed by FCB during December 2012.  He is not a participant in our pension plan and is not party to a separation from service agreement.

(b)

The increase in the actuarial present value of Mr. F. Holding’s accumulated benefit under the pension plan for 2013 is a net amount based on a decrease during the year of $185,384, plus $220,140 in distributions he received under the plan during the year.  For each of 2012 and 2011, the amount is the total of the increase in the actuarial present value of his accumulated benefits ($9,450 for 2012 and $17,137 for 2011), plus the amount of distributions he received under the plan during that year (distributions of $220,140 for each year).

(c)

For 2013, the increase in the present value of monthly payments that will be made to Mr. Black in the future under his Executive Consultation, Separation from Service and Death Benefit Agreement is an aggregate amount based on an increase during the year of $128,458, plus $35,250 in payments he received under that agreement during 2013 following his retirement.

(7)

The following table describes each officer’s “Other Compensation” for 2013.

Description	F. B. Holding, Jr.	G. D. McCoy	F. B. Holding	E. L. Willingham	H. H. Bryant	K. A. Black
FCB’s matching and profit sharing contributions for the officers’ accounts under our Section 401(k) plans	$11,475	$7,650	$22,950	$11,475	$11,475	$6,036
Estimates of FCB’s incremental costs related to personal benefits (a)	-	-	34,200	-	-	-
Payments under retirement agreement	-	-	-	-	-	279,876	(b)
Total Other Compensation	$11,475	$7,650	$57,150	$11,475	$11,475	$285,912

(a)

From time to time our executive officers, including those named in the table above, receive, or we may treat them as receiving, various non-cash personal benefits. Mr. F. Holding was the only named executive officer who received personal benefits during 2013 for which we believe our aggregate incremental costs exceeded $10,000 and, for that reason, he is the only officer for whom an amount for personal benefits is included in “Other Compensation.”  Mr. F. Holding’s 2013 personal benefits included in the table above consisted solely of services provided by staff personnel that we consider to have been related to his personal affairs. The amount shown is based on our estimates of staff time devoted to his personal affairs and our compensation and benefit expense we attribute to that time.  As described in the discussion of personal benefits under the heading “COMPENSATION DISCUSSION AND ANALYSIS,” during 2005 our Board concluded that the safety of our key executive officers is a business concern, and it approved a policy under which FCB installs, maintains and monitors security systems in the homes of certain executive officers as part of our risk management program.  Mr. F. Holding does not receive those services.  Mr. F. Holding, Jr., Mr. Willingham and Mrs. Bryant do receive them, but no amount is listed in the table since the aggregate of our incremental costs for all personal benefits provided to each of those officers during 2013 did not exceed $10,000. We also provide each of our executive officers with group life, health, medical and other insurance coverages for themselves and their spouses and families on the same terms as those coverages are provided to all full-time employees.  The cost of that insurance is not included in the table.

(b)

Reflects cash payments to Mr. Black in connection with his retirement as described under the caption “Potential Payments Upon Termination of Employment.” The listed amount does not include the payments described in footnote 6(c) above that Mr. Black received following his retirement under his Executive Consultation, Separation from Service and Death Benefit Agreement.

Retirement Benefits and Separation from Service Payments

We have a defined benefit pension plan under which benefits are provided to plan participants following their retirement, and two separate Section 401(k) defined contribution savings plans under which plan participants may defer a pre-tax portion of their compensation for retirement and receive an employer matching contribution of a portion of their voluntary deferral.  In addition, FCB has Executive Consultation, Separation from Service and Death Benefit Agreements with certain of our executive officers which provide for payments to them for a period of ten years following their separation from service at specified ages.  The following table provides information about benefits under the pension plan and the separation from service agreements for each of our executive officers named in the Summary Compensation Table.

PENSION BENEFITS

AND SEPARATION FROM SERVICE AGREEMENTS

Name	Plan Name	Number of Years Credited Service (1)	Present Value of Accumulated Benefit (2)(3)	Payments During Last Fiscal Year
Frank B. Holding, Jr.	Pension plan	30	$684,216	$-0-
	Separation from service agreement	N/A	1,655,093	-0-
Glenn D. McCoy	Pension plan	-	(4)	-
	Separation from service agreement	-	(4)	-
Frank B. Holding	Pension plan	40	1,869,189	220,140(5)
	Separation from service agreement	N/A	4,712,719	-0-
Edward L. Willingham, IV	Pension plan	26	941,481	-0-
	Separation from service agreement	N/A	950,730	-0-
Hope H. Bryant	Pension plan	27	643,323	-0-
	Separation from service agreement	N/A	594,035	-0-
Kenneth A. Black	Pension plan	25	1,028,304	-0-
	Separation from service agreement	N/A	1,091,223	35,250(6)

(1)

Years of credited service under the pension plan are as of December 31, 2013.  Mr. F. Holding has 57 actual years of service.  However, the maximum years of service that may be counted in calculating benefits under the pension plan is 40 years or, in the case of participants hired after January 1, 2005, 35 years.  Payments under the separation from service agreements are not determined on the basis of years of credited service.

(2)

The amounts shown for the pension plan reflect the actuarial present value of each officer’s accumulated benefit as of December 31, 2013.  Those amounts were determined using the same interest rate and mortality rate assumptions as were used in our consolidated financial statements.  We used a discount rate of 4.9% and, except as described below for Mr. F. Holding, we assumed that each officer will remain an active employee until, and will retire at, normal retirement age under the plan (65).  We assumed that Mr. F. Holding will retire at his current age.  We assumed that each officer will elect to receive benefits based on a single life annuity or, in the case of Mr. F. Holding, a joint and survivor annuity (which is the basis on which his benefits currently are being paid).  No pre-retirement decrements were applied.

(3)

The amounts shown for the separation from service agreements reflect the present values, as of December 31, 2013, of future payments under those agreements. Those amounts were determined using the same assumptions as were used in our consolidated financial statements.  We used a discount rate of 4.9%, and the monthly payment amounts called for by each officer’s agreement (as in effect on December 31, 2013) that would be made to him or her (or his or her beneficiary) in the future over the ten-year payment term that begins six months and one week following separation from service at his or her agreed-upon age.  Except in the case of Mr. Black, in calculating those amounts, we assumed that each officer will remain an active employee until, and his or her payments will begin after, the age specified in his or her agreement.  As described in the discussion of these agreements under the heading “COMPENSATION DISCUSSION AND ANALYSIS,” amounts of payments generally are calculated as a percentage of each officer’s base salary at the time his or her agreement is approved and, from time to time, the agreements may be amended to adjust payment amounts (to reflect the officers’ then-current base salary amounts) and the percentages of base salary used in the computation.  The monthly payment amounts provided for under the named officers’ agreements as of December 31, 2013 were as follows:  Mr. F. Holding, Jr. - $33,056; Mr. Willingham - $14,263; Mr. F. Holding - $49,756; and Mrs. Bryant – $12,875.  Mr. Black retired from his positions with us and FCB effective March 31, 2013, and during October 2013, he began to receive payments of $11,750 per month under his agreement.

(4)

Mr. McCoy is not a participant in the pension plan, and he does not have a separation from service agreement with FCB.

(5)

Mr. F. Holding continues to be employed by FCB but was required by federal law to begin receiving distributions under our pension plan after he reached age 70½.  His amount reflects aggregate distributions he received during 2013.

(6)

As described in Footnote 3 above and under the caption “Potential Payments Upon Termination of Employment,” Mr. Black retired from his positions with us and FCB effective March 31, 2013, and, during October 2013, he began to receive payments of $11,750 per month under his agreement.  His amount reflects aggregate payments he received during 2013.  He has not yet begun to receive distributions under our pension plan.

The pension plan, Section 401(k) plans and separation from service agreements are described below, and further information about them is provided in the discussion under the heading “COMPENSATION DISCUSSION AND ANALYSIS.”

Pension Plan.  Our defined benefit pension plan is a non-contributory final average pay plan.  Monthly retirement benefits under the pension plan are computed as straight life annuities beginning at age 65 and are not subject to deductions for Social Security benefits or any other offset amounts.  Normal retirement age under the plan is the later of age 65 or completion of five years of service.  Early retirement is permitted for participants who have reached age 50 with at least 20 years of service, or age 55 with at least 15 years of service.

As described under the heading “COMPENSATION DISCUSSION AND ANALYSIS,” participants in the pension plan include only those eligible employees who were hired on or before March 31, 2007, when we restructured the plan and our Section 401(k) plan.  Pension plan participants at that time could choose to continue to participate in the plan and our “legacy” Section 401(k) plan, or they could choose to participate in an “enhanced” Section 401(k) plan.  If they chose the enhanced Section 401(k) plan, they would continue to be participants in the pension plan, but their accrued pension plan benefits were frozen and no further benefits would accrue.

A participant’s benefit under the pension plan is based on his or her:

•

“average monthly compensation,” which is the participant’s highest average monthly covered compensation for any five consecutive plan years of service within the last ten completed years of service prior to retirement;

•

years of “creditable service,” which is the number of calendar years in which the participant completes 1,000 or more hours of service; and

•

“covered compensation,” which is the average of the participant’s Social Security taxable wage base for each year during the 35-year period ending with the year in which the employee attains Social Security retirement age.

We do not grant extra years of service to pension plan participants for purposes of calculating benefits.

A participant’s annual compensation covered by the plan includes base salary, overtime, and any regular bonuses.  However, under the Internal Revenue Service’s regulations, the maximum amount of covered compensation considered for 2013 in determining a participant’s benefit was $255,000.

A participant’s actual monthly benefit amount following retirement will be calculated as follows:

•

1.2% of average monthly compensation multiplied by total plan years of service, not to exceed 35 years if hired on or after January 1, 2005, or 40 years if hired before that date; plus

•

0.65% of average monthly compensation in excess of one-twelfth of covered compensation multiplied by total plan years of service, not to exceed 35 years; reduced by

•

a service fraction that is the ratio of the number of months in a short plan year compared to the number of months in a full plan year.

The maximum annual benefit that could be paid to a retiring participant during 2013 was $205,000. Participants may elect to receive retirement benefits in a joint and survivor annuity rather than a single life annuity.  In those cases, the amount of the annual retirement benefit will be actuarially reduced.  In cases of early retirement, a participant’s annual retirement benefits are actuarially reduced by 5.0% for each year of the first ten years by which the starting date of the early retirement benefit precedes the participant’s normal retirement date, unless the participant elects to defer receipt of benefits until he or she reaches age 65.  In the case of participants (such as Mr. F. Holding) whose employment continues after age 65, the annual retirement benefits, as well as the maximum permitted benefit amount, are actuarially increased to reflect the continuing accrual of benefits during their extended employment and the projected reduction in the number of their benefit payments.

On December 31, 2013, Mr. F. Holding, Jr., Mr. Willingham and Mrs. Bryant were eligible for early retirement under the pension plan.  Mr. F. Holding’s employment has continued past his normal retirement age but, as indicated in the table above, he was required by federal law to begin receiving distributions of benefits under the pension plan when he reached age 70½.  Mr. Black retired from his positions with us and FCB effective March 31, 2013, but he has not yet begun to receive distributions of benefits under our pension plan.

Section 401(k) Plans.  As described in the discussion under the heading “COMPENSATION DISCUSSION AND ANALYSIS,” our legacy and enhanced Section 401(k) plans both are voluntary savings plans that provide vehicles for employees to defer a pre-tax portion of their compensation for retirement and receive an employer matching contribution on a portion of the voluntary deferral. Associates who were hired on or before March 31, 2007, are participants in one of the two Section 401(k) plans, depending on elections they made at that time when we restructured our pension plan and Section 401(k) plan.  In the case of associates who elected to participate in the enhanced Section 401(k) plan, account balances under the legacy plan were transferred to the associates’ accounts under the enhanced plan.  Associates who were hired after March 31, 2007, may participate only in the enhanced plan.  Currently, newly-hired associates become eligible to participate for purposes of their own voluntary contributions after one full month of employment, and they become eligible to receive employer matching contributions following one full year of employment.

The maximum 2013 voluntary deferral was $17,500 for a participant under the age of 50, and $23,000 for a participant age 50 or older.  Under the legacy Section 401(k) plan, we make a matching contribution to each participant’s account equal to 100% of the first 3%, and 50% of the next 3%, of the participant’s compensation that he or she defers, up to and including a maximum matching contribution of 4.5% of the participant’s eligible compensation, but not more than $11,475.  Under the enhanced plan, we make a matching contribution to each participant’s account equal to 100% of up to 6% of the participant’s compensation that he or she defers. In addition, following the close of each plan year, we make a profit-sharing contribution under the enhanced plan to each eligible participant’s account equal to 3% of the participant’s eligible compensation, without regard to the amount of the participant’s voluntary deferrals.  During 2013 the maximum matching contribution under the enhanced Section 401(k) plan was $15,300, and the maximum profit-sharing contribution was $7,650.  Our Section 401(k) matching and profit-sharing contributions during 2013 for the accounts of our executive officers named in the Summary Compensation Table above are included in the “All Other Compensation” column of the table and are listed in a footnote to the table.

Eligibility requirements for participation and matching contributions, as well as investment opportunities, are the same in both the legacy and enhanced Section 401(k) plans.  As is the case under our pension plan, Mr. F. Holding was required by federal law to begin receiving distributions from his account under the Section 401(k) plan when he reached age 70½.

Non-Qualified Separation from Service Agreements.  FCB has Executive Consultation, Separation from Service and Death Benefit Agreements with certain of its executive officers that provide for payments to them for a period of ten years following a separation from service that occurs no earlier than a specified age.  Benefit provisions vest when the officer reaches that age; however, no payments begin until a separation from service occurs.

The agreement with each of our current officers vests at age 65 (or an earlier agreed-upon age), except the agreement with Mr. F. Holding.  By approval of our previous Compensation Committee and our Board, his agreement vested on January 1, 2011.

In return for FCB’s payments, each officer has agreed to provide limited consultation services to, and not to compete against, FCB during the payment period.  Payments begin six months and one week following separation from service.  If an officer dies prior to separation from service, or during the payment period following separation from service, the payments under his or her agreement will be made to the officer’s designated beneficiary or estate.  Except in the case of death, there are no automatic early vesting rights, and FCB may terminate an officer’s agreement at any time prior to the vesting date.  If an officer’s agreement is terminated, or the officer’s employment terminates before the age provided in his or her agreement, or another date agreed to by FCB, for any reason other than death, all rights under his or her agreement will be forfeited.  However, based on facts and circumstances, the Compensation, Nominations and Governance Committee may recommend, and our Board of Directors may approve, an immediate vesting of an officer’s rights under his or her agreement.  Amounts of payments provided for in the agreements with our named executive officers listed in the Summary Compensation Table are described in the footnotes to the table above.  The agreements do not include any change in control or “golden parachute” provisions or provide for any non-cash benefits.

Potential Payments upon Termination of Employment

With the exception of Mr. Black’s Retirement Agreement described below, the only contracts, agreements, plans or arrangements currently in effect under which payments or other benefits will be made or provided to any of our current executive officers named in the Summary Compensation Table in connection with a termination of their employment or a change in their responsibilities are:

•

our pension plan and Section 401(k) plans which cover all of our eligible employees;

•

the separation from service agreements between FCB and certain of our senior officers under which payments will be made following an officer’s separation from service after a stated age or his or her earlier death while still employed; and

•

our group insurance plans under which disability and death benefits are provided to all of our eligible employees.

There are no agreements with any of our current executive officers under which payments would be made as a result of a change in control of our company or FCB.

Payments and benefits under our pension plan, Section 401(k) plans, and the separation from service agreements are described above under the caption “Retirement Benefits and Separation from Service Payments.”  An employee’s death benefit under our group life insurance plans provided by FCB equals the employee’s annual base salary rate, with a maximum benefit of $600,000.

Kenneth A. Black retired from his position as our Vice President and Chief Financial Officer and FCB’s Executive Vice President and Chief Financial Officer effective on March 31, 2013.  In connection with his retirement, we and FCB entered into a Post-Retirement Agreement and Release (the “Retirement Agreement”) with Mr. Black that provided for:

•

payment of normal salary to Mr. Black through his March 31, 2013 retirement date, plus $13,876 for his 2013 unused paid time off;

•

(a) various covenants and releases under which Mr. Black agreed to not engage in activities in competition with, solicit the customers or employees of, or disclose confidential or proprietary information about, us or FCB in return for payments to him of $120,000 following execution of the agreement and, subject to his continued compliance with all terms of the agreement, $250,000 per year for three years, beginning March 31, 2014, and (b) a release of claims and non-disparagement agreement in return for payments to him aggregating $130,000; and

•

Mr. Black’s retention of his vested benefits under FCB’s benefit and retirement plans, including its defined benefit pension plan, and for payment to him of $16,000 to cover or offset the cost of retiree health insurance or COBRA continuation coverage for a period of nine months.

In connection with his retirement, the Board of Directors agreed that benefits under Mr. Black’s  separate Executive Consultation, Separation from Service and Death Benefit Agreement with FCB would vest upon his retirement and that payments to him in the amount of $11,750 per month for ten years would commence during October 2013.

DIRECTOR COMPENSATION

The following table describes our standard schedule of fees paid to our non-employee directors during their one-year terms of office following our 2013 Annual Meeting.

Description	Amount
Annual retainer paid to each of our directors	$40,000
Annual retainer paid to the Chairman of our new Compensation, Nominations and Governance Committee	12,500(1)
Annual retainer paid to the Chairman of our new Risk Committee	12,500(1)
Annual retainer paid to the Chairman of our previous Compensation Committee	7,500
Annual retainer paid to the Chairman of our previous Nominations Committee	5,000
Annual retainer paid to our Audit Committee Financial Expert (who also serves as Chairman of our Audit Committee)	40,000
Additional retainer paid to our Lead Independent Director	12,500
Fee for attendance in person at meetings of our and FCB’s Boards	2,500
Fee for attendance in person at meetings of our and FCB’s Board committees	1,500
Fee for attendance via teleconference at meetings of our and FCB’s Boards and/or committees	1,000

(1)

Our Risk Committee and our Compensation, Nominations and Governance Committee were first established during 2013.  The Chairman of each of the new committees previously had served as Chairman of the Board’s Nominations Committee and Compensation Committee, respectively.  For the remainder of 2013 after the new committees were established, their Chairmen received pro rated portions of the differences between the retainers for their respective new committees and the retainers paid to them for 2013 as Chairmen of their previous committees.

The annual Board retainer is paid for service as a member of both our and FCB’s Boards.  The separate annual retainers paid to the Chairmen of our various committees, to the audit committee financial expert (who serves as Chairman of our Audit Committee), and to our Lead Independent Director, are in recognition of the additional time, duties and responsibilities required by those positions. Attendance fees are paid for each Board and committee meeting attended by our directors, regardless of whether the meeting is held on the same day as other meetings.  However, only one meeting fee is paid for attendance at a joint meeting.  For example, a director who attends a joint meeting of our and FCB’s Boards, or a joint meeting of two separate committees, is paid for one meeting.  Directors who also serve as our or FCB’s officers or employees do not receive any compensation for their service as directors.

The following table summarizes the compensation received by our non-employee directors for 2013.

2013 DIRECTOR COMPENSATION

Name (1)	Fees Earned or Paid in Cash	All Other Compensation (2)		Total
John M. Alexander, Jr.	$74,500	$-0-		$74,500
Victor E. Bell III	80,500	-0-		80,500
Hubert M. Craig III	70,000	-0-		70,000
H. Lee Durham, Jr.	129,000	-0-		129,000
Daniel L. Heavner	83,000	-0-		83,000
Lucius S. Jones	101,958	-0-		101,958
Robert E. Mason IV	68,500	-0-		68,500
Robert T. Newcomb	99,500	-0-		99,500
James M. Parker	75,500	293,190	(3)	368,690
Ralph K. Shelton	64,500	-0-		64,500

(1)

Frank B. Holding, Jr., Frank B. Holding and Hope H. Bryant are not listed in the table.  They served as directors during 2013 but were compensated as executive officers of FCB and received no additional compensation for their services as directors.

(2)

Our non-employee directors also are covered under a directors and officers liability insurance policy provided by FCB, and by a travel, accident and kidnapping insurance policy provided by FCB that covers all of our and FCB’s officers, employees and directors.

(3)

During January 2011, Mr. Parker retired from active employment as our and FCB’s Executive Vice Chairman and Chief Operating Officer of IronStone Bank. As described under the heading “COMPENSATION DISCUSSION AND ANALYSIS,” FCB has non-qualified separation from service agreements with certain of our current and former executive officers (including agreements entered into by IronStone Bank which were assumed by FCB in connection with IronStone Bank’s merger into FCB) which provide for payments to the officers following their separation from service at agreed upon ages.  In addition to distributions of benefits under our defined benefit pension plan, following his retirement Mr. Parker began receiving payments aggregating $24,433 per month for a period of ten years under his separation from service agreements with IronStone Bank.

TRANSACTIONS WITH RELATED PERSONS

Our Policy

Our Board of Directors has adopted a written policy under which our Audit Committee, on an ongoing basis, reviews and approves certain transactions, arrangements or relationships in which we or FCB, or any of our or FCB’s subsidiaries, are a participant and in which any of our “related persons” has a material interest.  Our related persons include our directors, nominees for election as directors, executive officers, beneficial owners of more than 5% of a class of our voting stock, and members of the immediate family of one of those persons.

Except as described below, the policy covers:

•

transactions, arrangements or relationships, or series of transactions, arrangements or relationships, in which we or FCB, or any of our or FCB’s subsidiaries, are or will be a participant and in which the dollar amount involved exceeds or will exceed an aggregate of $120,000 (including all periodic installments in the case of any agreement which provides for periodic payments) and in which one of our related persons has or will have a direct or indirect material interest (in general, transactions that are required to be disclosed in our proxy statements under rules of the Securities and Exchange Commission); and

•

charitable contributions or gifts, or series of charitable contributions or gifts (whether in cash or in-kind in the form of property or services), by us or FCB, or any of our or FCB’s subsidiaries, to any eleemosynary or other non-profit organization in which a related person is a director or executive officer (other than a non-management director or advisory director) or is known to have some other material relationship and in which the aggregate dollar amount involved exceeds or will exceed (including periodic installments, and all other such contributions made during the same year) the greater of $200,000 or 5% of that organization’s gross revenues for the current year.

The transactions covered by the policy generally include loans, but the policy does not cover loans made by FCB in the ordinary course of its business that are subject to banking regulations relating to “insider loans” and that are required to be approved by a majority vote of FCB’s Board of Directors.  The policy also does not cover compensation paid to our executive officers, or to an immediate family member of a related person, that has been reviewed and approved, or recommended to our Board of Directors for approval, by our Compensation, Nominations and Governance Committee.  Transactions and relationships in the ordinary course of FCB’s business involving its provision of services as a depositary of funds, or similar banking or financial services or customer relationships, are not required to be approved by the Committee.  However, the Committee has directed FCB’s Chief Compliance Officer to review and monitor those transactions and relationships with our related persons on an ongoing basis and make periodic reports to the Committee.

Individual transactions under ongoing relationships in which we or FCB regularly obtain products or services from related persons in connection with our business operations are not required to be separately approved.  Rather, the Committee approves the entry into any new relationships and then monitors those relationships on an ongoing basis.  Similarly, in the case of the ongoing relationships described below under the caption “Related Person Transactions During 2013” under which FCB has provided various operations, data processing and other business services to the named banks under multi-year service agreements, the Committee has approved the entry into any new agreement, or the renewal of any existing agreement.  However, during the terms of the agreements, the Committee is not required to pre-approve the periodic addition, deletion or modification of services, or pricing or other changes, under the agreements.  FCB’s Chief Compliance Officer reviews and evaluates all such proposed individual changes and reports those actions to the Committee, and the Committee then may approve, modify or rescind any such change.

In its review of related person transactions or charitable gifts, the policy provides that the Committee should exercise independent judgment and should not approve any proposed transaction or charitable gift unless and until it has concluded to its satisfaction that the transaction or gift:

•

has been or will be agreed to or engaged in on an arm’s-length basis;

•

is or will be on terms that are fair and reasonable to us or FCB; and

•

is in our or FCB’s best interests.

Related Person Transactions During 2013

FCB has had, and expects to have in the future, banking transactions in the ordinary course of its business with certain of its and our current directors, nominees for director, executive officers, principal shareholders, and other related persons.  All loans included in those transactions during 2013 were made in the ordinary course of FCB’s business on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time the loans were made for comparable transactions with persons not related to us or FCB, and those loans did not involve more than the normal risk of collectibility or present other unfavorable features.  On December 31, 2013, the aggregate outstanding balance of loans and leases to our and FCB’s directors and officers and business and other entities they control was approximately $1.8 million, and FCB had an aggregate of approximately $5.5 million in unfunded loan commitments to those persons (exclusive of outstanding and available balances on credit card lines of $15,000 or less and overdraft checking lines of $5,000 or less).

In addition to its primary business of providing traditional loan, deposit and other banking services to individuals and businesses, for a number of years FCB (through departments operating under the trade names “InfoTech Alliance Bank Services” and “First Shareholder Services,” and through FCB’s corporate trust department and other departments) regularly provided a variety of business, data processing, bank operations, corporate trust, stock transfer and other services to other banks and financial institutions and their parent holding companies.  FCB engaged in that line of business for more than 20 years and, in recent years, provided certain of those services in the ordinary course of its business pursuant to service agreements with as many as 60 different “Client Banks” at any one time.  The Client Banks have included First Citizens Bank and Trust Company, Inc., Columbia, South Carolina (“FCB/SC”), The Fidelity Bank, Fuquay-Varina, North Carolina (“Fidelity”), Southern Bank and Trust Company, Mount Olive, North Carolina (“Southern”), and The Heritage Bank, Lucama, North Carolina (“Heritage,” which was merged into Southern during 2013).  Under FCB’s service agreements with those banks, services were added and deleted, or were narrowed or expanded, from time to time, and have included, among others, some or all of the following services: item and account processing services, statement rendering, clearing of incoming and outgoing items, maintenance of loan and deposit systems, securities portfolio management services, network-related support services, stock transfer and registrar services, management consulting services (including, in the case of FCB/SC and Southern, consulting services by our Executive Vice Chairman, Frank B. Holding), and services as trustee for Southern’s, Fidelity’s and Heritage’s pension plans and Section 401(k) plans.

During 2012, FCB began a transition away from the above line of business when it assigned to another service provider its service agreements with all Client Banks using its stock transfer and registrar services.  FCB ceased providing account and item processing services to Fidelity in late 2012 and, in January 2013, it assigned to another service provider its service agreements with most of the remaining Client Banks (including Southern and Heritage, but excluding FCB/SC) for which it was providing account and item processing services.  During the last half of 2013 it completed the process of transferring the actual provision of those services to that other provider.  As a result of these changes, FCB currently provides no account and item processing services to Fidelity, Southern or Heritage, but does provide Southern and Fidelity with access to systems and limited support services that FCB continues to provide to all former Client Banks for which it previously provided account and/or item processing services to facilitate their research and retrieval of electronically stored records, account statements, reports and documents. FCB also provides Fidelity and Southern with various correspondent banking services and serves as trustee of their pension and 401(k) plans. FCB will continue to provide account and item processing services and a number of other services to FCB/SC under a service agreement entered into during 2012.

Aggregate fees billed by FCB to FCB/SC for all services provided to it during 2013 totaled approximately $25,673,000. Fees billed to Fidelity, Southern and Heritage during 2013 totaled approximately $32,200, $2,122,000 and $355,000, respectively.  In the case of each of the four banks, the above amounts included FCB’s reimbursable out-of-pocket costs for telecommunications, postage and courier services related to the services provided, and the amounts billed to FCB/SC and Southern included $133,963 and $108,836, respectively, in reimbursements to FCB for portions of Mr. F. Holding’s salary paid by FCB.  Mr. F. Holding received no salary or other compensation directly from FCB/SC or Southern during 2013 for the services he rendered to them.

We historically have considered FCB/SC, Fidelity, Southern and Heritage to be related persons for purposes of the Board’s transaction approval policy.  Our Audit Committee reviewed and approved FCB’s service agreements, and monitored FCB’s ongoing relationships, with each of those banks.  However, under our policy, individual transactions under or changes (such as changes in services or pricing) in those agreements have been reviewed and evaluated by FCB’s Chief Compliance Officer and reported to the Committee.  That review, approval and monitoring process remains in effect with respect to FCB’s service agreement with FCB/SC, and the Committee’s normal review and approval process will continue to apply to any other relationships or transactions with FCB/SC, Southern or Fidelity.

Mr. F. Holding is one of our principal shareholders and also is a principal shareholder of the parent holding companies of FCB/SC, Southern, and Fidelity, and he is a director of FCB/SC and Southern.  Frank B. Holding, Jr., our Chairman and Chief Executive Officer, also is a director of FCB/SC.  Hope H. Bryant, our Vice Chairman and executive officer, also serves as a director of Southern and Fidelity.

Our investment securities available for sale include an equity investment in FCB/SC’s parent company, First Citizens Bancorporation, Inc., which we have held for over 20 years and which had a carrying value (based on the per share price of the stock quoted on the OTC Bulletin Board) of $21,628,350 at December 31, 2013, as compared to approximately $16,069,000 and $14,777,000 at December 31, 2012 and 2011, respectively.

Calvin B. Koonce, Jr., who is a relative of our director, Victor E. Bell III, is employed by FCB in a non-executive officer position. During 2013, his aggregate compensation amounted to $122,236 (including FCB’s contributions to our 401(k) Plan for his account, but excluding normal benefits provided to all employees).  Our Audit Committee has reviewed and approved the terms of his employment relationship for 2013 and will continue to do so annually in the future.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

Directors and Executive Officers

The following table describes the beneficial ownership of our Class A Common and Class B Common on the Record Date by our current directors, nominees for election as directors, and certain of our executive officers, individually, and by all of our current directors and executive officers as a group.

	Beneficial Ownership
	Class A Common		Class B Common
Name of Beneficial Owner	Number of Shares	Percentage of Class (1)	Number of Shares	Percentage of Class (1)	Percentage of Total Votes (1)
John M. Alexander, Jr.	727	0.01%	68	0.01%	0.01%
Victor E. Bell III	17,840(2)	0.21%	4,925(2)	0.48%	0.38%
Hope H. Bryant	164,806(3)	1.92%	136,248(3)	13.19%	9.34%
H. M. Craig III	400	*	-0-	—	*
H. Lee Durham, Jr.	450	0.01%	100	0.01%	0.01%
Daniel L. Heavner	435	0.01%	-0-	—	*
Frank B. Holding	1,330,947(4)	15.50%	4,898(4)	0.47%	5.61%
Frank B. Holding, Jr.	209,956(5)	2.45%	190,345(5)	18.43%	12.96%
Lucius S. Jones	1,000	0.01%	-0-	—	*
Robert E. Mason IV	350	*	200	0.02%	0.01%
Glenn D. McCoy	-0-	—	-0-	—	—
Robert T. Newcomb	750	0.01%	-0-	—	*
James M. Parker	200	*	-0-	—	*
Ralph K. Shelton	100	*	-0-	—	*
Edward L. Willingham, IV	40(6)	*	-0-	—	*
All directors and executive officers as a group (22 persons)	1,715,202(7)	19.98%	334,829(7)	32.42%	28.16%

(1)

“Percentage of class” reflects each individual’s and the group’s listed shares as a percentage of the total number of outstanding shares of that class of stock.  “Percentage of total votes” reflects the aggregate votes represented by each individual’s and the group’s listed shares of both classes as a percentage of the aggregate votes represented by all outstanding shares of our voting securities.  An asterisk indicates less than .01%.

(2)

Includes an aggregate of 14,031 shares of Class A Common and 4,925 shares of Class B Common held by various entities and as to which shares Mr. Bell may be considered to exercise shared voting and investment power.  Mr. Bell disclaims beneficial ownership of 884 of the listed shares of Class A Common which are held by a family trust.

(3)

Mrs. Bryant’s beneficial ownership is described in the table and footnotes below under the caption “Principal Shareholders.”

(4)

Mr. F. Holding’s beneficial ownership is described in the table and footnotes below under the caption “Principal Shareholders.”

(5)

Mr. F. Holding Jr.’s beneficial ownership is described in the table and footnotes below under the caption “Principal Shareholders.”

(6)

Includes 10 shares of Class A Common as to which Mr. Willingham may be considered to exercise shared voting and investment power.

(7)

In the aggregate, individuals included in the group may be considered to exercise shared voting and investment power as to 795,994 shares of Class A Common and 94,038 shares of Class B Common.  As described in the table and footnotes below under the caption “Principal Shareholders,” certain shares are included in the numbers of shares listed in the table above for each of Mrs. Bryant, Mr. F. Holding, and Mr. F. Holding, Jr., but they are included only once in the total shares listed for the group.

Hedging and Pledging Policies

During January 2014, our Board of Directors, upon the recommendation of our Audit Committee, adopted policies regarding the hedging and pledging of our common stock by our directors and executive officers.

Hedging Policy.  The hedging policy adopted by the Board prohibits our directors and executive officers from hedging any shares of our common stock.  For purposes of the prohibition, a “hedge” means any financial instrument, derivative transaction or trading strategy designed to hedge or offset any decrease in the market value of our stock, such as a covered call, collar, prepaid variable forward sale contract, equity swap, exchange fund or similar transaction.

Pledging Policy.  The pledging policy adopted by the Board prohibits any director or executive officer from pledging, as collateral for a loan, any shares of our common stock that he or she directly or indirectly owns and controls.  Pledges that existed on the date the policy was adopted are excluded from the prohibition.  The only such pledges by any director or executive officer on that date were those listed in the table below by Frank B. Holding, Frank B. Holding, Jr. and Hope H. Bryant.  Those shares may continue to be pledged pursuant to those pledge arrangements.

Our Audit Committee may grant an exception to the pledging policy if a director or executive officer who desires to pledge shares of our common stock demonstrates to the Committee’s satisfaction that he or she has the financial capacity to repay the loan without liquidation of the pledged stock.  In its decision, the Audit Committee also will consider other relevant factors, such as:

•

the total amount of pledged shares outstanding at any time in relation to the total number of outstanding shares of our common stock and the market value and trading volume of our common stock; and

•

the terms of the proposed pledge arrangement, including the loan-to-value ratio, the nature of any other collateral that would secure the loan, and the borrower’s ability to substitute collateral.

While we currently have no equity-based compensation plans or arrangements under which directors or executive officers may receive compensation in the form of shares of our common stock, if we were to adopt any such plans or arrangements in the future, no exception could be issued for a pledge of shares granted to a director or executive officer as compensation.

The Audit Committee engaged independent, outside legal counsel to assist it in connection with this review and the creation of the policies. In forming its recommendation to the Board, the Audit Committee reviewed the historical and current pledge arrangements of Frank B. Holding, Frank B. Holding, Jr. and Hope H. Bryant and considered the ownership structure of our company, including the fact that members of the Holding family own shares which, in the aggregate, amount to more than 50% of the outstanding voting power of our stock.  As a result of our ownership structure, FCB is one of the largest family-controlled banks in the United States.  As described in this proxy statement under the headings “CORPORATE GOVERNANCE” and “COMMITTEES OF OUR BOARD,” despite our ownership structure we have a governance structure under Nasdaq rules for non-controlled companies, including having a board consisting of a majority of independent directors, independent compensation and nominating committees, and approval of all related person transactions by our Audit Committee which consists solely of independent directors. We have solicited the views of certain of our institutional shareholders regarding our pledging policy.  Based on discussions with those institutional holders, we believe our shareholders understand our family-controlled ownership structure and are not concerned about pledging by our directors or executive officers, or specifically by members of the Holding family.

We do not provide any equity-based compensation to our directors and executive officers.  As a result, our directors and executive officers, other than Frank B. Holding, Frank B. Holding, Jr. and Hope H. Bryant, do not own significant amounts of our common stock.  We believe that our shareholders appreciate and support our perspective on equity compensation.  Our Corporate Governance Guidelines provide that our directors are encouraged to own an amount of our stock that is significant in relation to their individual financial means.  However, because we do not provide any equity-based compensation, we do not maintain stock ownership guidelines.

Based on its reviews and the considerations described above, the Audit Committee believes the policy strikes the right balance between respecting our ownership structure and mitigating any real or perceived risks associated with the continued pledging of our common stock by those three individuals.

The following table lists the numbers of shares of our Class A Common and Class B Common beneficially owned by Frank B. Holding, Frank B. Holding, Jr., and Hope H. Bryant, that were pledged as of the Record Date for the 2014 Annual Meeting. Compared to the Record Date for the 2013 Annual Meeting, the aggregate number of their shares which are pledged has declined by 21.7%.

Name of Beneficial Owner	Number of Class A Common shares pledged as of 03/03/14	Number of Class B Common shares pledged as of 03/03/14
Frank B. Holding	579,565	-0-
Frank B. Holding, Jr.	109,156	105,961
Hope H. Bryant	46,790	16,447

Principal Shareholders

The following table lists persons who we believe owned, beneficially or of record, 5% or more of our Class A Common or Class B Common on the Record Date for the Annual Meeting.

	Beneficial Ownership
	Class A Common			Class B Common
Name and Address of Beneficial Owner	Number of Shares		Percentage of Class (1)	Number of Shares		Percentage of Class (1)	Percentage of Total Votes (1)

Carson H. Brice P.O. Box 1352 Smithfield, NC 27577	95,215	(2)	1.11%	116,566	(2)	11.29%	7.81%

Claire H. Bristow 1225 Lady Street Columbia, SC 29201	145,612	(3)	1.70%	116,031	(3)	11.23%	7.97%

Hope H. Bryant 4300 Six Forks Road Raleigh, NC 27609	164,806	(4)	1.92%	136,248	(4)	13.19%	9.34%

Frank B. Holding 409 East Market Street Smithfield, NC 27577	1,330,947	(5)	15.50%	4,898	(5)	0.47%	5.61%

Ella Ann L. Holding 409 East Market Street Smithfield, NC 27577	682,350	(6)	7.95%	666	(6)	0.06%	2.76%

	Beneficial Ownership
	Class A Common		Class B Common
Name and Address of Beneficial Owner	Number of Shares	Percentage of Class (1)	Number of Shares	Percentage of Class (1)	Percentage of Total Votes (1)

Frank B. Holding, Jr. 4300 Six Forks Road Raleigh, NC 27609	209,956(7)	2.45%	190,345(7)	18.43%	12.96%

Olivia B. Holding P. O. Box 1352 Smithfield, NC 27577	252,164(8)	2.94%	164,814(8)	15.96%	11.51%

Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	835,884(9)	9.74%	—	—	3.31%	(9)

FMR LLC 225 Summer Street Boston, MA 02210	880,435(10)	10.25%	—	—	0.01%	(10)

(1)

“Percentage of Class” reflects each individual’s listed shares as a percentage of the total number of outstanding shares of that class of stock.  “Percentage of Total Votes” reflects the aggregate votes represented by each individual’s listed shares of both classes as a percentage of the aggregate votes represented by all outstanding shares of our voting securities.

(2)

Mrs. Brice may be considered to exercise shared voting and investment power with respect to 318 of the listed shares of Class B Common which are held by her spouse.  Mrs. Brice disclaims beneficial ownership of an aggregate of 49,254 shares of Class A Common and 1,719 shares of Class B Common held by a family member as trustee in irrevocable trusts for the benefit of her children; an aggregate of 47,879 shares of Class A Common and 36,725 shares of Class B Common held by two charitable foundations of which she serves as a director; and an aggregate of 447,613 shares of Class A Common and of 71,974 shares of Class B Common held by certain corporations of which Mrs. Brice and/or her spouse are shareholders but of which neither of them serves as a director or officer.  Those disclaimed shares are not included in the shares listed for Mrs. Brice in the table.

(3)

Mrs. Bristow may be considered to exercise shared voting and investment power with respect to 47,340 of the listed shares of Class A Common and 31,426 of the listed shares of Class B Common which are held jointly, by family members or other persons, or by corporations or other entities that she may be deemed to control.  Mrs. Bristow disclaims beneficial ownership of an aggregate of 167,600 shares of Class A Common and 45,900 shares of Class B Common held by a corporation of which Mrs. Bristow and her spouse are shareholders and her spouse serves as a director and officer; 2,091 shares of Class A Common and 200 shares of Class B Common held by a charitable foundation of which she serves as a director; and an aggregate of 280,013 shares of Class A Common and 26,074 shares of Class B Common held by certain other corporations of which Mrs. Bristow and/or her spouse are shareholders but of which neither of them serves as a director or officer.  Those disclaimed shares are not included in the shares listed for Mrs. Bristow in the table.

(4)

Mrs. Bryant may be considered to exercise shared voting and investment power with respect to 29,777 of the listed shares of Class A Common and 14,905 of the listed shares of Class B Common which are held jointly, by family members or other persons, or by corporations or other entities that she may be deemed to control.  The listed shares include an aggregate of 2,091 shares of Class A Common and 200 shares of Class B Common held by a charitable foundation, and an aggregate of 8,841 shares of Class A Common and 1,555 shares of Class B Common held by two business entities, that also are shown as beneficially owned by Mr. F. Holding and Ms. O. Holding.  Mrs. Bryant disclaims beneficial ownership of an aggregate of 2,680 shares of Class A Common and 746 shares of Class B Common held by a third party as custodian for two of her children; an aggregate of 252,327 shares of Class A Common and 22,619 shares of Class B Common held by two corporations of which Mrs. Bryant is a shareholder and a director; and an aggregate of 167,600 shares of Class A Common and 45,900 shares of Class B Common held by certain other corporations of which Mrs. Bryant is a shareholder but does not serve as a director or officer.  Those disclaimed shares are not included in the shares listed for Mrs. Bryant in the table.

(5)

Mr. F. Holding may be considered to exercise shared voting and investment power with respect to 694,957 of the listed shares of Class A Common and 4,577 of the listed shares of Class B Common which are held jointly, by family members or other persons, or by corporations or other entities that he may be deemed to control.  The listed shares include an aggregate of 682,350 shares of Class A Common and 666 shares of Class B Common held and also shown beneficially owned by his spouse, Mrs. E. Holding; 2,091 shares of Class A Common and 200 shares of Class B Common held by a charitable foundation that is also shown as beneficially owned by Ms. O. Holding; an aggregate of 8,841 shares of Class A Common and 1,555 shares of Class B Common held by two business entities that also are shown as beneficially owned by Mrs. Bryant and Ms. O. Holding; and 1,675 shares of Class A Common and 2,156 shares of Class B Common held by another business entity that also are shown as beneficially owned by Ms. O. Holding.  Mr. Holding disclaims beneficial ownership of shares listed in the table above as held by or for Mr. Holding’s adult children and their spouses and children; an aggregate of 319,927 shares of Class A Common and 68,519 shares of Class B Common held by certain corporations of which Mr. Holding and/or his spouse are shareholders and in which he serves as a director; and an aggregate of 118,845 shares of Class A Common and 1,900 shares of Class B Common held by certain other corporations of which Mr. Holding and/or his spouse are shareholders but in which neither of them serves as a director or officer.  Those disclaimed shares are not included in the shares listed for Mr. Holding in the table.

(6)

All listed shares also are shown as beneficially owned by her spouse, Mr. F. Holding.  Mrs. E. Holding disclaims beneficial ownership of shares listed in the table above which are held by or for Mrs. Holding’s spouse and her adult children and their spouses and children; an aggregate of 319,927 shares of Class A Common and 68,519 shares of Class B Common held by certain corporations of which Mrs. Holding and/or her spouse are shareholders and in which her spouse serves as a director; and an aggregate of 118,845 shares of Class A Common and 1,900 shares of Class B common held by certain other corporations of which Mrs. Holding and/or her spouse are shareholders but in which neither of them serves as a director or officer.  Those disclaimed shares are not included in the shares listed for Mrs. Holding in the table.

(7)

Mr. F. Holding, Jr. may be considered to exercise shared voting and investment power with respect to 57,219 of the listed shares of Class A Common and 69,631 of the listed shares of Class B Common which are held jointly, by family members or other persons, or by corporations or other entities that he may be deemed to control.  The listed shares include an aggregate of 2,091 shares of Class A Common and 200 shares of Class B Common held by a charitable foundation that also are shown as beneficially owned by Mr. F. Holding, Mrs. Bryant and Ms. O. Holding, and 45,788 shares of Class A Common and 36,525 shares of Class B Common held by a charitable foundation that is also shown as beneficially owned by Ms. O. Holding. Mr. Holding disclaims beneficial ownership of an aggregate of 4,756 shares of Class A Common and 10,150 shares of Class B Common held by trustees of irrevocable trusts for the benefit of his children; and an aggregate of 447,613 shares of Class A Common and 71,974 shares of Class B Common held by certain other corporations of which Mr. Holding and/or his spouse are shareholders but of which neither he nor his spouse serve as a director or officer.  Those disclaimed shares are not included in the shares listed for Mr. Holding in the table.

(8)

Ms. O. Holding may be considered to exercise shared voting and investment power with respect to 58,395 of the listed shares of Class A Common and 40,436 of the listed shares of Class B Common which are held jointly, by family members or other persons, or by corporations or other entities that she may be deemed to control. The listed shares include 2,091 shares of Class A Common and 200 shares of Class B Common held by a charitable foundation that also are shown as beneficially owned by Mr. F. Holding, Mr. F. Holding, Jr. and Mrs. Bryant; 45,788 shares of Class A Common and 36,525 shares of Class B Common held by a charitable foundation that also are shown as beneficially owned by Mr. F. Holding, Jr.; an aggregate of 8,841 shares of Class A Common and 1,555 shares of Class B Common held by two business entities that also are shown as beneficially owned by Mr. F. Holding and Mrs. Bryant; and an aggregate of 1,675 shares of Class A Common and 2,156 shares of Class B Common held by another business entity that also are shown as beneficially owned by Mr. F. Holding.  Ms. Holding disclaims beneficial ownership of an aggregate of 438,772 shares of Class A Common and 70,419 shares of Class B Common held by certain corporations of which Ms. Holding is a shareholder but does not serve as a director or officer.  Those disclaimed shares are not included in the shares listed for Ms. Holding in the table.

(9)

The company’s Schedule 13G filed with the SEC, as amended, indicates that all of the listed shares are owned by its clients and that, in its capacity as an investment adviser, it may be deemed to have shared voting power with respect to 832,371 of the shares and shared investment power with respect to all of the shares.  The company’s percentage of total votes is based on only the shares over which the company indicates that it has shared voting power.

(10)

The company’s Schedule 13G filed with the SEC, as amended, indicates that the shares are held by various investment companies registered under the Investment Company Act of 1940 for which the company’s wholly-owned subsidiary, Fidelity Management & Research Company (“Fidelity”), acts as investment adviser, and that the company and its Chairman, Edward C. Johnson 3d, through the company’s control of Fidelity, and the funds themselves, each has sole voting power with respect to 1,391 of the shares and sole investment power with respect to all of the shares held by the funds.  The company’s percentage of total votes is based on only the shares over which the company indicates that it has shared voting power.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors, executive officers and principal shareholders are required by federal law to file reports with the Securities and Exchange Commission regarding the amounts of and changes in their beneficial ownership of our Class A Common and Class B Common.  Based on our review of copies of those reports, our proxy statements are required to disclose failures to report shares beneficially owned or changes in beneficial ownership, and failures to timely file required reports, during previous years.  We are currently not aware of any required reports which were not filed, or which were filed late, during 2013, with the exception of certain reports previously described in our proxy statement for the 2013 Annual Meeting.

PROPOSAL 2:  APPROVAL AND ADOPTION OF CHARTER AMENDMENT

Our Board of Directors recommends that you vote “For” Proposal 2.

General

A proposal will be submitted to shareholders at the Annual Meeting to approve and adopt an amendment (the “Proposed Amendment”) to our Restated Certificate of Incorporation (our “Charter”), comprised of two elements, to:

•

authorize a new class of capital stock consisting of 10,000,000 shares of undesignated preferred stock, $0.01 par value per share (“Preferred Stock”), and

•

delete an unnecessary provision of our Charter (Article VII) which is intended to state the address of our principal business office.

We refer to the proposed new stock as “undesignated” because the designations, powers, preferences and rights of, and the qualifications, limitations and restrictions on, the Preferred Stock are not contained in the Proposed Amendment.  Our Board of Directors would be authorized to designate and, subject to any applicable stock exchange rules, issue shares of the Preferred Stock from time to time, by resolutions and without any further approval of our shareholders, up to the authorized number.  In issuing shares, our Board could create separate series of shares within the new class, determine the number of shares included in each series, and the designations, powers, and preferences and the relative, participating, optional and other rights of, and any qualifications, limitations or restrictions on, the Preferred Stock, or of shares within each separate series of Preferred Stock, at the time of issuance.

In addition to adding provisions to Article IV to authorize the issuance of Preferred Stock, the first element of the Proposed Amendment would make various conforming, formatting and other technical revisions to the existing provisions of Article IV relating to our current two classes of common stock.  If the proposal is adopted and approved by our shareholders, our Board of Directors will be authorized to withdraw and abandon the Proposed Amendment at its discretion at any time before it becomes effective.

The following resolutions to approve and adopt the Proposed Amendment will be voted on at the Annual Meeting:

“RESOLVED, that the shareholders of First Citizens BancShares, Inc., hereby approve and adopt an amendment to BancShares’ Restated Certificate of Incorporation to (1) amend current Article IV in its entirety in order to authorize a new class of capital stock consisting of 10,000,000 shares of undesignated preferred stock, $0.01 par value per share, and make certain other various conforming, formatting and other technical revisions to the existing provisions of Article IV, all in the form attached as Appendix A to BancShares’ 2014 Annual Meeting Proxy Statement, and (2) delete current Article VII thereof in its entirety without any replacement; and, it is further

RESOLVED, that the Board of Directors is authorized to effectuate the amendment by filing a Certificate of Amendment with the Delaware Secretary of State and, notwithstanding adoption and approval of the amendment by shareholders, to withdraw and abandon the amendment at its discretion at any time prior to the time it is made effective.”

A copy of Article IV as it is proposed to be amended is attached as Appendix A to this proxy statement.  That copy is marked to reflect specific changes to our existing Article IV that would be made by the Proposed Amendment if it is adopted and approved at the Annual Meeting.  You should review those changes carefully.

Our Board of Directors has unanimously adopted, approved and declared the advisability of the Proposed Amendment and will submit it to our shareholders for adoption and approval at the Annual Meeting.  The Board of Directors recommends that you vote “FOR” the Proposed Amendment.

Reasons for the Proposed Amendment

Proposed New Article IV.  The Proposed Amendment would permit our Board of Directors to issue Preferred Stock from time to time in the future, up to the total number of authorized shares, for various purposes, and in various types of transactions, including issuances to increase our capital and as consideration to effectuate acquisitions.  Our Board has no current plans or proposals to issue or sell any shares of Preferred Stock.  However, recent changes in the capital adequacy guidelines of banking regulators will increase the levels of Tier I capital that all financial institutions must maintain.  Our current capital levels are such that we will continue to be treated as “well capitalized” under the new guidelines.  However, our business plan contemplates that we will continue to grow, both organically and through acquisitions of other companies that will further penetrate our banking markets or otherwise enhance our business and operations.  As a result, it may become desirable or necessary in the future to increase our capital.  Until recently, we could issue trust preferred securities to raise Tier I capital.  However, a provision of the 2010 Dodd-Frank Wall Street Reform and Consumer Protection Act has eliminated the ability of bank holding companies to include the proceeds of trust preferred securities in their Tier I capital.  Without the Proposed Amendment, our only option for increasing our Tier I capital, other than retaining our earnings, would be issuing and selling additional shares of our common stock.  Having the authority to issue and sell Preferred Stock, in addition to our existing authorized common stock, would provide our Board of Directors additional options for increasing our Tier I capital, as well as additional options for effectuating acquisitions if appropriate opportunities arise.

Our Board of Directors believes we would benefit from the Proposed Amendment by having the flexibility in our capital structure, in addition to our common stock, to issue shares that have different terms and relative rights.  Because future market conditions and the particular circumstances of future financing or acquisition opportunities cannot be predicted in advance, our Board believes it is in our best interests to give it the flexibility to tailor the specific terms of each series of Preferred Stock that may be issued in the future.  That authority would allow the Board to utilize those shares to meet then-current market conditions, or the facts and circumstances of specific financing or acquisition opportunities, without the expense, delay, and uncertainty that would result if a meeting of our shareholders was required to approve each issuance of shares or authorize the terms of each specific series of shares. The Proposed Amendment would give our Board of Directors broad flexibility in designing and issuing each series of Preferred Stock in the future.

Proposed Deletion of Article VII.  We propose to delete current Article VII of our Charter because the General Corporation Law of the State of Delaware does not require it to be in our Charter and it is not helpful to our shareholders or the public.  Article VII is intended to list the address of our principal place of business.  However, that address (which currently is 4300 Six Forks Road, Raleigh, North Carolina) and changes in the address already are listed in the Annual Reports we file with the Delaware Secretary of State and reports we file electronically with the Securities and Exchange Commission under the Securities Exchange Act of 1934 which are more accessible to our shareholders and the public than our Charter.  However, if Article VII remains in our Charter, any proposed change to our principal place of business address stated in that Article would necessitate a formal amendment to our Charter which would have to be approved by our shareholders.

We believe it is not necessary, nor is it helpful to our shareholders or the public, to state our principal place of business in our Charter.  Rather than amending Article VII to update our address, we believe it better to delete Article VII.

Effect of the Proposed Amendment

Proposed New Article IV.  Current Article IV of our Charter provides that our authorized capital stock consists of two separate classes of common stock as follows:

•

11,000,000 shares of Class A Common having a par value of $1.00 per share;

•

2,000,000 shares of Class B Common having a par value of $1.00 per share.

As discussed above, the Proposed Amendment would:

•

create a third class of capital stock consisting of 10,000,000 shares of Preferred Stock having a par value of $0.01 per share; and

•

as permitted by the General Corporation Law of the State of Delaware, authorize our Board of Directors to issue shares of the newly authorized Preferred Stock from time to time in the future, to create one or more separate series of Preferred Stock within the new class, and to determine the number of shares included in each series, and the designations, powers, and preferences, and the relative, participating, optional and other rights of, and any qualifications, limitations or restrictions on, the Preferred Stock, or of shares within each series of Preferred Stock, at the time of each issuance, all by its resolution and without any further approval of our shareholders.

Preferred Stock could be issued in the future from time to time, in one or more series, in a variety of transactions, including without limitation public offerings or private sales of shares to increase our capital, or to the shareholders of other entities we acquire in exchange for their shares of those companies.  The shares issued in each transaction could all be of one series, or our Board of Directors could establish a separate series of shares for each transaction.  Our Board would be authorized to establish different series of Preferred Stock from time to time, and to issue shares from those series, without additional shareholder approval.

At the time the Board of Directors approved the issuance of any Preferred Stock, it could issue the shares from a previously established series, or it could establish a new series of shares within the class by its resolution and the filing of a Certificate of Designation with the Delaware Secretary of State.  For each new series, the Board would determine, and the Certificate of Designation would specify, the number of shares included in the new series, and the designation, powers, and preferences, and the relative, participating, optional and other rights of, and any qualifications, limitations or restrictions on, shares within the new series.

The terms and preferences of shares included in each separate series of Preferred Stock could differ materially.  In general, any shares of Preferred Stock we issued likely would have one or more preferences over, or special terms that differed from, outstanding shares of our common stock.  The Board would have broad discretion with respect to designating and establishing each separate series of Preferred Stock.  Among other provisions, our Board could provide that shares in a series it established would have:

●

the right to receive dividends (which might be cumulative or noncumulative) at a stated rate before any dividend could be paid on our common stock or on other specified series of Preferred Stock;

●

the right to receive a stated distribution upon any liquidation of our company before any distribution could be made to holders of our common stock or other specified series of Preferred Stock;

●

if they are voting shares, special voting rights, including rights to vote as a separate group or class in matters submitted for a vote of our shareholders;

●

terms providing for the conversion of shares of Preferred Stock into shares of our common stock, either automatically or at the option of the holders of the stock, at specified rates; and

●

terms providing for the redemption of the shares, either at our option or at the option of holders of the shares or both, or upon the happening of a specified event, and, if the shares are redeemable, the redemption prices and the conditions and times upon which redemption may take place.

Under the General Corporation Law of the State of Delaware, any amendment to our Charter that would increase or decrease the number of authorized shares or par value of a particular class of our capital stock, or alter or change the powers, preferences or special rights of the shares of a particular class so as to affect them adversely, would require approval by a vote of the holders of the outstanding shares of that class, voting as a separate class (whether or not those shares otherwise were voting shares), as well as by a majority of the votes entitled to be cast by holders of all of our outstanding stock entitled to vote on the amendment.  However, as permitted by the Delaware statutes, the Proposed Amendment provides that the holders of shares of Preferred Stock will not have a right to vote as a class on an amendment to increase or decrease the authorized shares of that class unless otherwise provided in the Certificate of Designation relating to a series of Preferred Stock.  Any such amendment would merely require approval by a majority of the votes entitled to be cast by all of our outstanding stock entitled to vote on the amendment unless otherwise provided in the Certificate of Designation relating to a series of Preferred Stock.

Issuing any shares of Preferred Stock would dilute the relative percentage equity interests of the current holders of our existing capital stock.  Our current shareholders do not have preemptive rights to acquire any additional shares of capital stock we issue, and they would have no right to purchase a proportionate share, or any portion, of any shares of Preferred Stock issued in the future.

A copy of Article IV, as it is proposed to be amended, is included as Appendix A to this proxy statement.  It contains a list of the types of provisions that the Board of Directors would be authorized to determine at the time shares were issued, and it reflects the other conforming, formatting and technical revisions that would be made to the provisions of our Charter relating to our existing common stock.  You should review proposed new Article IV carefully before you decide how to vote at the Annual Meeting.

Proposed Deletion of Article VII. The Proposed Amendment would delete current Article VII of our Charter without any replacement.  As a result, our Charter would no longer state the address of our principal place of business.  However, that address, as it may change from time to time, is listed and is available to our shareholders and the public in the Annual Report we file each year with the Delaware Secretary of State and in reports we file electronically with the Securities and Exchange Commission.

Potential Anti-takeover Effects of Preferred Stock

The purpose of the authorization of the proposed new class of Preferred Stock is to provide our Board of Directors with additional options for increasing our capital and effectuating possible future acquisitions; it is not intended to enable our Board to establish any barriers to a change of control or acquisition of our company.  However, the Board’s authority to issue shares of Preferred Stock, to establish one or more series of Preferred Stock, and to determine the provisions of each series of Preferred Stock, could be used for that purpose or have that effect.  For example, should a group that is friendly to our management be issued shares of a series of Preferred Stock having special voting rights or certain other preferential terms, that group could receive effective control over the election of our directors and that could deter or discourage efforts by another group or company to acquire control of our company, even if our other shareholders favored a change of control.

Effectiveness of the Proposed Amendment

If our shareholders adopt and approve the Proposed Amendment, we intend to file a Certificate of Amendment with the Delaware Secretary of State as soon as practicable following the Annual Meeting.  The Proposed Amendment would become effective at the time specified in the Certificate.  However, even if the Proposed Amendment is adopted and approved, our Board of Directors would be authorized, at its discretion, to withdraw and abandon the Proposed Amendment at any time before a Certificate of Amendment becomes effective if the Board determines that to be in our best interests.

Our Board of Directors recommends that you vote “FOR” Proposal 2.

To be adopted and approved, a majority of the votes entitled to be cast with respect to all outstanding shares of our common stock, voting together,

must be cast in favor of the proposal.

PROPOSAL 3:  APPROVAL OF LONG-TERM INCENTIVE PLAN

Our Board of Directors recommends that you vote “For” Proposal 3.

Background

Our joint Compensation, Nominations and Governance Committee (the “Committee”) has recommended, and on February 26, 2014, our and FCB’s Boards of Directors unanimously approved, a Long-Term Incentive Plan (the “Plan”) under which incentive awards may be granted to salaried employees that will be payable in cash based on the extent to which pre-established performance goals are met over a specified period of time.  Although the Plan is not required to be approved by our shareholders, as discussed below we are asking shareholders to approve the material terms of the performance goals under which compensation is to be paid under the Plan in an attempt to allow, to the extent practicable, compensation that may be paid to certain of our key executive officers under the Plan to be tax deductible under Section 162(m) (“Section 162(m)) of the Internal Revenue Code of 1986, as amended (the “Code”).

Under Section 162(m) and related regulations, compensation in excess of $1,000,000 paid in any one year to a public corporation’s chief executive officer and four other highest paid executive officers (other than the chief financial officer) who are employed by the corporation at year end (“covered employees”) will not be deductible for federal income tax purposes unless the compensation is considered “qualified performance-based compensation” under Section 162(m) (or unless another exemption is available).  In order to qualify as performance-based compensation, compensation must be paid solely on account of attaining one or more pre-established, objective performance goals determined and certified by a committee comprised of “outside directors” (as defined in Section 162(m)), and the material terms (or changes in material terms) of the performance goals under which the compensation is to be paid must be disclosed to and approved by shareholders.  In an attempt to preserve, to the extent practicable, our ability to deduct compensation payable under the Plan to our covered employees, we are proposing that our shareholders approve the material terms of the performance goals under which compensation may be paid to those employees.  Under Section 162(m), the material terms of the Plan that are subject to shareholder approval (which is described in the paragraphs below) include

•

the employees eligible to receive compensation;

•

a description of the business criteria upon which the performance goals are based; and

•

either the maximum dollar amount of compensation that may be paid to an employee during a specified period, or the formula used to calculate the amount of compensation to be paid, if the performance goal is met.

The discussion that follows is qualified in its entirety by reference to the Plan itself, a copy of which is attached as Appendix B to this proxy statement. An electronic copy of the Plan also is available as an appendix to the electronic version of this proxy statement on the SEC's website at www.sec.gov. Shareholders should refer to the Plan for more complete and detailed information.  If the Plan is not approved by our shareholders, payments made to our covered employees under the Plan may not be deductible for federal income tax purposes under Code Section 162(m), and the Committee will re-evaluate whether to implement an incentive compensation plan without shareholder approval, or to consider other appropriate means to provide incentive compensation opportunities to our executive officers and other employees.  Whether or not our shareholders approve the Plan at the Annual Meeting, we retain the right to pay compensation that does not qualify for the exception for qualified performance-based compensation exception under Section 162(m) if the Committee determines that it is in our best interest to do so.

Purpose

The purpose of the Plan is to provide selected salaried employees of FCB or any of its affiliates with opportunities to earn awards in the form of cash bonuses based upon attainment of pre-established, objective performance goals.  The opportunity to earn bonuses is intended to promote a closer identification of the participants’ interests with our corporate interests and the interests of our shareholders and to stimulate participants’ efforts to enhance our efficiency, profitability, growth and value.

Eligibility

All salaried employees of FCB and its affiliates (including our and FCB’s executive officers) will be eligible to participate in the Plan, and the Committee from time to time, on an annual or other periodic basis, will select eligible employees to whom awards will be granted.  In the case of our covered employees, the Committee’s selection generally must be made during the first 90 days of the relevant “performance period” for which they are being selected (as described below) and before 25% of the performance period has passed.  A participant’s selection for one performance period will not guarantee that he or she will be selected to participate in any other performance period.

Currently, a total of approximately 1,957 employees, including our current executive officers named in the Summary Compensation Table in this proxy statement, are eligible to be selected for participation in the Plan.  Non-employee directors and non-employee service providers are not eligible to participate.

Administration; Amendment and Termination

The Plan will be administered by the Committee, or by a subcommittee of the Committee.  Subject to the terms of the Plan, the Committee will have the authority and discretion to take any action with respect to the Plan, including but not limited to the authority to:

•

determine all matters related to awards, including selection of individuals to whom awards will be granted and all other terms, conditions, restrictions and limitations of an award; and

•

construe and interpret the Plan and any related documents or instruments evidencing awards, establish and interpret rules and regulations for administration of the Plan and make all other determinations necessary or advisable for administering the Plan.

In certain circumstances, the Committee may delegate administration of the Plan, including authority to grant awards (other than to covered employees) and make other determinations with respect to such awards, subject to any restrictions imposed by applicable laws, rules and regulations and terms and conditions that may be established under the Plan or by the Committee.

The Committee currently consists of four directors who we believe are independent directors under the listing requirements of The NASDAQ Stock Market and are outside directors under the requirements of Section 162(m).

Our Board of Directors may amend, discontinue or terminate the Plan in whole or in part at any time, subject to shareholder approval of any amendments if required by applicable laws, rules or regulations, and to participant consent if any such action may adversely affect any award earned and payable under the Plan at that time.  However, the Committee has unilateral authority to amend the Plan and any award (without participant consent) to the extent necessary to comply with applicable laws, rules or regulations or changes to applicable laws, rules and regulations, and to reduce or eliminate an award.  The Committee also has the authority to make adjustments to awards and performance objectives upon the occurrence of certain unusual or nonrecurring events or other similar circumstances, as described in the Plan.  In addition, the Committee’s authority to grant awards and authorize payments under the Plan does not restrict its authority to grant compensation to employees under other compensation plans or programs.

Grant of Awards; Performance Objectives

When the Committee grants awards under the Plan, it will establish a “performance period” during which performance will be measured, establish one or more specific written performance objectives and specific goals for each participant and/or for each group of participants for that performance period, and assign to each participant a target cash bonus award for the performance period.  A performance period may be coincident with one or more of our fiscal years, or any portions thereof, and performance periods may be overlapping.  Each participant may earn a percentage (which may exceed 100%) of his or her target cash bonus award based on the extent of attainment of the written performance goals established by the Committee for the relevant performance period.

The performance objectives may be based on individual, business unit/function, and/or corporate performance, or any combination thereof.  If a participant’s performance goals are based on a combination of individual performance, business unit/function performance and/or corporate performance, the Committee may weight the importance of each type of performance that applies to the participant by assigning a percentage to it.  However, in the case of covered employees, the performance objectives must be objective and must be based upon one or more of the following criteria, as determined by the Committee: (1) revenues or sales; (2) gross margins; (3) earnings per share; (4) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (5) net income; (6) operating income; (7) book value per share, including tangible book value per share; (8) dividends per share; (9) return on shareholders’ equity; (10) return on investment; (11) return on capital; (12) improvements in capital structure; (13) expense management; (14) operating margins; (15) maintenance or improvement of gross margins or operating margins; (16) stock price or total shareholder return; (17) market share; (18) profitability; (19) costs; (20) cash flow or free cash flow; (21) working capital; (22) return on assets; (23) economic wealth created, and/or (24) strategic business criteria, based on meeting specified goals or objectives related to market penetration, geographic business expansion, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, management of litigation, management of information technology, goals relating to acquisitions or divestitures of product lines, subsidiaries, affiliates or joint ventures, quality matrices, customer service matrices and/or execution of pre-approved corporate strategy.  The Committee may apply other performance criteria for participants who are not covered employees, which may or may not be objective.  The targeted level or levels of performance with respect to the performance objectives may be established at such levels and on such terms as the Committee may determine, in its discretion, including but not limited to on an absolute basis, in relation to performance in a prior performance period, and/or relative to one or more peer group companies or indices, or any combination thereof.  In addition, the performance objectives may be calculated without regard to extraordinary items, except as may be limited under Section 162(m) in the case of a covered employee.

The Committee may adjust awards as appropriate for partial achievement of goals or other factors, and may interpret and make necessary and appropriate adjustments to performance goals and the manner in which goals are evaluated.  However, in general, no such adjustment may be made with respect to an award granted to a covered employee if the award would not comply with Section 162(m).

In the case of awards granted to covered employees that are intended to be “qualified performance-based compensation” under Section 162(m), the performance objectives must be established by the Committee (1) while the outcome for the performance period is substantially uncertain, and (2) no more than 90 days after the commencement of the performance period to which the performance objectives relate and before 25% of the relevant performance period has elapsed (or otherwise at such time and upon such terms as to ensure that the award will, to the extent practicable, qualify as “performance-based compensation” for purposes of Section 162(m)).

Earning and Payment of Awards; Award Limitations

As soon as practicable after the end of a performance period, the Committee will determine whether the performance goals for the period are met, and, if so, at what level of achievement under specific formulae established for the period.  If performance goals were met, the Committee will determine the amount, if any, of each participant’s target award that has been earned and will be paid. Awards earned by participants with respect to a performance period will be paid to them after the Committee has determined the amounts and, with respect to covered employees, certified in writing that those participants achieved their respective performance goals, and otherwise in accordance with the Plan terms.  The maximum amount of awards that may be paid under the Plan to any one participant in any one fiscal year may not exceed $3,000,000.  The Committee will have unilateral discretion to reduce or eliminate the amount of an award, including an award otherwise earned and payable under the Plan, but it will not have the discretion to increase the amount of an award payable under the Plan to any participant who is a covered employee.  However, we reserve the right to pay discretionary bonuses outside of the Plan if it is determined that it is in the best interests of our company to do so.

Effect of Termination and Other Events; Covenants

The Committee will have discretion to determine whether awards will be paid or forfeited in the event of a participant’s termination of employment or other events before the end of a performance period or prior to payment of such awards.  Unless otherwise determined by the Committee, if a participant dies, retires, becomes disabled, is assigned to a different position, is granted a leave of absence, or another similar event occurs, or if the participant’s employment is otherwise terminated (except for cause) by us during a performance period, a pro rata share of the participant’s award based on the period of actual participation may, at the Committee’s discretion, be paid to the participant after the end of the performance period if and to the extent that it would have become earned and payable had the participant’s employment status not changed.  The Committee may require a participant to enter into non-competition, non-solicitation, confidentiality or other similar covenants as a condition to the grant or payment of an award under the Plan.

Transferability

Unless the Committee determines otherwise, awards and any other rights under the Plan may not be transferred, pledged or assigned except by designation of a beneficiary or by will or the laws of intestate succession.

Certain Federal Income Tax Consequences

The following summary generally describes the principal U.S. federal (and not foreign, state or local) income tax consequences of awards granted under the Plan as of the date of this proxy statement.  The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to us.  The provisions of the Code and related regulations regarding these matters are complicated and their impact in any one case may depend upon the particular circumstances.

In general, a participant in the Plan will be taxed at ordinary income rates on any cash bonus in the year received.  Generally, subject to compliance with the Section 162(m) requirements described in this discussion, we believe we will receive a federal income tax deduction corresponding to the amount included in the participant’s income.

Code Section 409A.  Code Section 409A imposes certain requirements on compensation that is deemed under Code Section 409A to involve deferred compensation.  Awards granted under the Plan are designed to be exempt from, or comply with, Code Section 409A.  However, if Code Section 409A is deemed to apply to the Plan or any award, and the Plan and award do not, when considered together, satisfy the requirements of Code Section 409A during a taxable year, the participant will have ordinary income in the year of non-compliance in the amount of all deferrals subject to Code Section 409A to the extent that the award is not subject to a substantial risk of forfeiture.  The participant will be subject to an additional tax of 20% on all amounts includable in income and may also be subject to interest charges under Code Section 409A.  Subject to Section 162(m) and certain reporting requirements, we believe we will be entitled to an income tax deduction with respect to the amount of compensation includable as income to the participant.  We do not undertake to have any responsibility to take, or to refrain from taking, any actions in order to achieve a certain tax result for any participant.

Performance-Based Compensation – Section 162(m) Requirements.  As described above, Section 162(m) generally denies an employer that is a publicly held corporation a deduction for compensation paid to its covered employees in excess of $1,000,000 unless the compensation is exempt from the $1,000,000 limitation because it is performance-based compensation.  We have attempted to structure the Plan in a manner that will comply with the requirements imposed by Section 162(m) and related regulations in order to preserve, to the extent practicable, our tax deduction for awards made under the Plan to our covered employees.

New Plan Benefits

As noted above, awards under the Plan will be made at the Committee’s discretion and will be based on attainment of performance goals during each award’s performance period.  Accordingly, it is not possible to determine at this time the amounts, if any, that will be earned or paid in connection with awards under the Plan.  However, subject to approval of the Plan by our shareholders at the Annual Meeting, on February 26, 2014, the Committee approved the grant of initial awards under the Plan as described in the table below.  These initial awards are “staggered,” with one-year, two-year and three-year performance periods, commencing January 1, 2014.  If the Plan is approved by shareholders, a percentage (which could exceed 100%) of each award could be earned at the end of its performance period based on the rate of growth in the tangible book value of our common stock plus cumulative dividends per share paid over the performance period that applies to that award.  In the table, the dollar amounts reflect the amounts that could be earned and paid at each performance level set by the Committee.  No amounts will be paid if performance is below the threshold level.  If the Plan is not approved by our shareholders at the Annual Meeting, the awards will terminate.

LONG-TERM INCENTIVE PLAN
		Amount of Award Paid at Specified Performance Levels (2)
Name and Position	Performance Period	Threshold Level	Target Level	Stretch Level
Frank B. Holding Jr.	2014	$286,500	$573,000	$716,250
	2014-2015	334,250	668,500	835,625
	2014-2016	429,750	859,500	1,074,375
Glenn D. McCoy	2014	100,000	200,000	250,000
	2014-2015	125,000	250,000	312,500
	2014-2016	125,000	250,000	312,500
Frank B. Holding	N/A	-0-	-0-	-0-
Edward L. Willingham, IV	2014	156,250	312,500	390,625
	2014-2015	187,500	375,000	468,750
	2014-2016	187,500	375,000	468,750
Hope H. Bryant	2014	156,250	312,500	390,625
	2014-2015	187,500	375,000	468,750
	2014-2016	187,500	375,000	468,750
Executive officers as a group	2014	1,033,050	2,066,100	2,582,625
	2014-2015	1,202,150	2,403,800	3,004,750
	2014-2016	1,358,025	2,716,050	3,395,063
Non-executive directors as a group (1)	N/A	-0-	-0-	-0-
Non-executive officers and employees as a group	2014	93,250	186,500	233,125
	2014-2015	111,333	222,665	278,331
	2014-2016	123,708	247,415	309,269

(1)

Directors who are not officers or employees are not eligible to participate in the Plan.

(2)

If performance is below the Threshold Level, no amount will be earned.  If performance exceeds the Threshold Level but not the Target Level, or exceeds the Target Level but not the Stretch Level, the amount earned will be interpolated by the Committee.  Performance that exceeds the Stretch Level will not result in an increase in the amount earned.

Our Board of Directors recommends that you vote “FOR” Proposal 3.

To be approved, a majority of the votes entitled to be cast with respect to shares present or represented at the Annual Meeting

must be cast in favor of the proposal.

PROPOSAL 4:  ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our Board of Directors recommends that you vote “For” Proposal 4.

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) enacted during July 2010, and rules adopted by the Securities and Exchange Commission under the Act, at least once every three years we are required to give our shareholders an opportunity to vote, on a non-binding, advisory basis, on a proposal (a “say-on-pay” proposal) to approve the compensation of our executive officers whose compensation we are required by the SEC’s rules to disclose in our Annual Meeting proxy statements.  At our 2011, 2012 and 2013 Annual Meetings, our shareholders overwhelmingly approved say-on-pay proposals voted on at those meetings, with over 92% of the votes represented by shares present, and over 99% of the votes actually cast for or against the proposal, at each meeting being cast for approval.

Another say-on-pay proposal will be submitted for voting by our shareholders at the 2014 Annual Meeting.  At our 2011 Annual Meeting, our shareholders considered a “say-on-frequency” proposal in which they could indicate whether they preferred that we hold future say-on-pay votes every year, once every two years, or once every three years.  The majority of votes cast by shareholders favored a say-on-pay vote once every three years.  However, following that meeting, our analysis of the voting indicated that a number of shareholders appeared to prefer that a vote be held every year.  As a result, our Board of Directors concluded that it would conduct a say-on-pay vote each year until the next required say-on-frequency vote by our shareholders or until the Board determines that a different frequency is appropriate.  As a result, our Board will submit a say-on-pay proposal for voting at the Annual Meeting.

The following resolution will be voted on at the Annual Meeting:

“RESOLVED, that the shareholders of First Citizens BancShares, Inc. (“BancShares”) hereby approve, on a non-binding, advisory basis, the compensation paid or provided to BancShares’ named executive officers, as such compensation has been disclosed in BancShares’ proxy statement for the 2014 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including BancShares’ Compensation Discussion and Analysis, compensation tables, and the narrative discussion contained in the proxy statement.”

The vote on the resolution is not intended to address any specific element of executive compensation.  Rather, the vote relates in general to the compensation described in this proxy statement that we paid or provided for 2013 to our named executive officers listed in the Summary Compensation Table above under the heading “EXECUTIVE COMPENSATION.”  Under the Act and the SEC’s rules, the vote will be advisory in nature and will not be binding on our Board of Directors or Compensation, Nominations and Governance Committee, and it will not overrule or affect any previous action or decision by the Board or Committee or any compensation previously paid or awarded.  Neither will it obligate the Board or Committee to any particular course of action in the future, nor create or imply any additional duty on the part of the Board or Committee.  However, our Board and Compensation, Nominations and Governance Committee will consider the voting results on the resolution and will evaluate whether any actions are necessary to address any concerns of shareholders.

Our executive compensation philosophy and components are described in more detail in this proxy statement under the headings “COMPENSATION DISCUSSION AND ANALYSIS” and “EXECUTIVE COMPENSATION.”  As discussed in those sections, our Board and Compensation, Nominations and Governance Committee attempt to align our executive officers’ compensation with our long-term business philosophy and to achieve our objectives of:

•

rewarding year-over-year performance and long-term loyalty;

•

balancing business risk with sound financial policy and shareholder value;

•

enabling FCB to attract and retain qualified executive officers; and

•

providing compensation to our executive officers that is competitive with comparable financial services companies.

Consistent with that philosophy, our executive compensation program is primarily composed of the following elements:

•

competitive base salaries;

•

annual incentives paid in cash to motivate and reward executives for company and individual performance;

•

subject to shareholder approval of our proposed Long-Term Incentive Plan at the Annual Meeting, and beginning in 2014, performance-based long-term incentive awards denominated in cash which could be earned based on the extent of growth in the tangible book value per share of our common stock plus cumulative dividends paid on the stock during stated performance periods;

•

retirement benefits in the form of a defined benefit pension plan (for officers hired on or before March 31, 2007), and matching contributions to Section 401(k) defined contribution plans;

•

individual non-qualified separation from service agreements; and

•

limited personal benefits (or “perquisites”) for certain of our executive officers.

We do not do not provide any equity-based compensation (such as stock options or stock awards), or any arrangements under which compensation would be paid, or the vesting of any benefits would be accelerated, as a result of a change in control of our company or FCB, and we do not provide any tax “gross-up” payments for personal benefits or any other type of compensation that our officers receive.

We are committed to maintaining a strong executive compensation governance framework and maintaining a compensation program that is both fair and effective for both our executives and our shareholders alike.  We believe the actions taken in 2013 and beyond – particularly the increase in variable compensation and introduction of the proposed performance-based Long-Term Incentive Plan – will enhance our pay and performance alignment.

Our Board of Directors believes that our executive compensation policies and practices are aligned with our shareholders’ long-term interests, and it recommends that you vote “FOR” Proposal 4.

To be approved, a majority of the votes entitled to be cast with respect to shares present or represented at the Annual Meeting must be cast in favor of the proposal.

PROPOSAL 5:  RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Our Board of Directors recommends that you vote “FOR” Proposal 5.

Appointment of Independent Accountants

Our Audit Committee has selected our current independent accounting firm, Dixon Hughes Goodman LLP, to serve as our independent accountants for 2014.  The Committee’s charter gives it the responsibility and authority to select and appoint our independent accountants and to approve their fees and the terms of the engagement under which they provide services to us.

The Audit Committee continuously reviews our independent accountants’ performance and independence.  In connection with the Committee’s selection of Dixon Hughes Goodman as our independent accountants for 2014, the Committee considered and discussed, among other factors:

•

the quality of Dixon Hughes Goodman’s service during 2013 and since its initial engagement;

•

recent reports of the Public Company Accounting Oversight Board’s inspections of Dixon Hughes Goodman;

•

Dixon Hughes Goodman’s tenure as our independent accountants and its familiarity with our operations, accounting policies and practices, and internal control over financial reporting;

•

the Committee’s perception of and Dixon Hughes Goodman’s statements regarding the firm’s independence;

•

Dixon Hughes Goodman’s expertise in the banking industry and the Committee’s perception of its capability in handling issues related particularly to financial institutions;

•

the knowledge and experience of the lead audit partner and other key members assigned to our audit service team; and

•

the appropriateness of Dixon Hughes Goodman’s fees.

Dixon Hughes Goodman’s partners who are assigned as “lead audit partners” for its audits of public companies are subject to a mandatory rotation policy, and a partner in the firm may not serve as lead audit partner for the firm’s audit of our financial statements for more than five consecutive years.  The Committee does not approve or disapprove the accounting firm’s assignment of a particular partner as lead audit partner, or its assignment of other members of the firm to its audit team, for audits of our financial statements. However, in connection with the Committee’s selection of our independent accountants each year, the Committee meets with the proposed lead audit partner, considers the partner’s experience and performance on previous audits and any experience of the Committee with the partner, and seeks and considers the views of our senior management.  The Committee then communicates its views regarding that partner to management of the accounting firm.

Based on its evaluation, the Audit Committee believes that Dixon Hughes Goodman is independent and that it is in our and our shareholders’ best interests to retain Dixon Hughes Goodman as our independent accountants for 2014.  Dixon Hughes Goodman has served as our independent accountants since 2004.

Our shareholders are not required by our Bylaws or the law to ratify the Committee’s selection.  However, we will submit a proposal for shareholders to ratify the appointment of Dixon Hughes Goodman at the Annual Meeting to allow shareholders to be heard in that selection process.  Representatives of Dixon Hughes Goodman are expected to attend the Annual Meeting and be available to answer appropriate questions, and they will have an opportunity to make a statement if they desire to do so.  If our shareholders do not ratify the Committee’s selection, the Committee will reconsider its decision, but it could choose to reaffirm its appointment of Dixon Hughes Goodman.  Even if our shareholders ratify the Committee’s selection, during the year the Committee could, in its discretion, appoint different independent accountants if it determines that a change would be in our best interests.

Services and Fees During 2013 and 2012

Except as described below, our Audit Committee pre-approves all audit services and other services provided by our accountants. Since it is difficult to determine the exact nature and extent of the tax services or advice we will need during the coming year, the Committee authorizes our management to obtain tax services from our accountants during the year up to prescribed cumulative amounts of fees set by the Committee by category of service.  Requests for advice in excess of those amounts require further Committee approval.  While the entire Audit Committee generally participates in the pre-approval of services, the Committee delegates authority to its Chairman to approve requests for non-audit services beyond the pre-approved limits.  Any such approval by the Chairman is communicated to the full Committee at its next regularly scheduled meeting.

As our independent accountants for 2013 and 2012, Dixon Hughes Goodman provided us with various audit and other services for which we and FCB were billed, or expect to be billed, for fees as described below.  Our Audit Committee has considered whether the provision of non-audit services by our independent accounting firm during 2013 was compatible with maintaining its independence, and it believes that the provision of non-audit services by Dixon Hughes Goodman during 2013 did not affect its independence.

The following table lists the aggregate amounts of fees paid to Dixon Hughes Goodman for audit services for 2013 and 2012 and for other services they provided during 2013 and 2012.

Type of Fees and Description of Services	2013	2012

Audit Fees, including, for both years, audits of our consolidated financial statements and related attestations, and reviews of our condensed interim consolidated financial statements	$823,000	$890,000

Audit-Related Fees, including, during both years, audits of FCB’s common trust funds and employee benefit plans, agreed upon procedures reports required by contracts, service organization reports on internal controls, and subsidiary audits and other attest reports, and, during 2012, consultation regarding accounting standards	415,000	548,590

Tax Fees, including, during both years, reviews of our consolidated federal and related state income tax returns and non-routine tax consultations and, during 2012 only, additional tax compliance services	44,550	72,335

All Other Fees	-0-	-0-

Our Board of Directors recommends that you vote “FOR” Proposal 5.

To be approved, a majority of the votes entitled to be cast with respect to shares present or represented at the Annual Meeting must be cast in favor of the proposal.

PROPOSAL 6: SHAREHOLDER PROPOSAL REGARDING VOTING RIGHTS

Our Board of Directors recommends that you vote “AGAINST” Proposal 6.

One of our shareholders, Gerald R. Armstrong, who owns 25 shares of our Class A Common and 150 shares of our Class B Common, and whose address and telephone number are 910 Sixteenth Street, No. 412, Denver, Colorado 80202-2917, (303) 355-1199, has notified us that he intends to present the proposed resolution printed below for voting at the Annual Meeting.  Mr. Armstrong’s proposed resolution and his supporting statement are printed in the box below exactly as contained in his notice to us. We take no responsibility for the contents of the resolution or his supporting statement.  As provided in rules of the Securities and Exchange Commission pertaining to shareholder proposals, in order to be voted on, Mr. Armstrong’s proposal must be presented at the Annual Meeting by him or his qualified representative.

Resolution

That the shareholders of First Citizens BancShares, Inc. request its Board of Directors to take steps to adopt a plan for all of our First Citizens BancShares, Inc. shares to have one vote per share.

This would include all practicable steps including encouragement and negotiation with “Holding Family” shareholders to request that they relinquish, for the common good of all shareholders, any pre-existing rights, specifically, to eliminate their “super-voting” power of sixteen votes per share.

(This proposal is not intended to unnecessarily limit our Board’s judgment in creating the requested change in accordance with applicable laws and existing contracts.)

Statement

In the current equity structure of First Citizens BancShares, Inc., there are 8,586,058 shares of Class A stock and 1,032,883 shares of Class B stock.

The Class B shares are closely-held by the “Holding Family” and have 16 votes per share for a total of 16,526,128 votes compared to 8,586,058 Class A shares which have only one vote per share.

The proponent believes that despite this imbalance of voting power, this proposal received 6,295,837 votes in last year’’s meeting, which is significant and had the Class B shares had just one vote per share, the proposal would likely would have received a majority of the votes cast.

He has been a shareholder for several years and it is his observation that there could be an absence of accountability and reasonable performance in the top management of First Citizens – members of the “Holding Family.”  Its dividend at the time this proposal was submitted as a paltry .5%.  A chart in the 2012 annual report shows that had $100.00 and five years worth of future dividends had been invested on December 31, 2007, it would be worth just $116.00 on December 31, 2012, and, that is not much growth!

Dangers of giving disproportionate power to insiders are illustrated by Adelphia Communications where its dual-class voting stock gave the Rigas family control and contributed to Adelphia’s participation in “one of the most extensive financial frauds ever to take place at a public company.”  (Securities and Exchange Commission Litigation Relase No. 17627.)

With shares having 16-times more voting power, First Citizens has taken our public shareholders’ money but does not let us have an equal voice in our company’s management which can be beneficial in making management accountable.

The merits of this proposal should also be considered in the context of the opportunity for additional improvement ot First Citizen’s reported corporate governance efforts. The proponent notes First Citizens Bank failed to pay property taxes in a timely manner and faced delinquent tax notices and penalties for the property to be its headquarters in Denver.

Our Board’s Statement in Opposition to Proposal 6

Our Board of Directors opposes the shareholder proposal set out above.  It believes our current dual-class capital structure, which has existed for almost 30 years, promotes stability and continuity in the leadership and management of our company and allows us to focus on long-term objectives.  While the boards and managements of other companies can be influenced by market pressures and become focused on short-term value and performance, our Board is committed to our long-term success.  A substantial majority of the members of our Board are independent and all of our directors strive to adhere to sound corporate governance principles, and to act in accordance with their fiduciary duties and the best interests of all of our shareholders.  Our Board believes our dual-class structure reduces the risk of disruption in the continuity of our operational policies and long-range goals, permits our management to pursue strategies that it believes will enhance long-term shareholder value, and has contributed to our success over the years and, more recently, to our stability relative to many other financial institutions during adverse economic conditions in our industry.

Our Board of Directors recommends that you vote “AGAINST” Proposal 6.

To be approved, a majority of the votes entitled to be cast with respect to shares present or represented at the Annual Meeting must be cast in favor of the proposal.

PROPOSALS FOR 2015 ANNUAL MEETING

Any proposal of a shareholder, other than a nomination for election as a director, that is intended to be presented for action at our 2015 Annual Meeting must be received by our Corporate Secretary in writing at our address listed below no later than November 17, 2014, to be considered timely received for inclusion in the proxy statement and proxy card that we will distribute in connection with that meeting.  In order to be included in our proxy materials for a particular meeting, the person submitting the proposal must own, beneficially or of record, at least 1% or $2,000 in market value, whichever is less, of shares of our stock entitled to be voted on that proposal at the meeting and must have held those shares for a period of at least one year and continue to hold them through the date of the meeting.  Also, the proposal and the shareholder submitting it must comply with certain other eligibility and procedural requirements contained in rules of the Securities and Exchange Commission.

Written notice of a shareholder proposal (other than a nomination) intended to be presented at our 2015 Annual Meeting but which is not intended to be included in our proxy statement and proxy card, or of a shareholder’s intent to nominate a person for election as a director at our 2015 Annual Meeting, must be received by our Corporate Secretary at our address listed below no earlier than December 17, 2014, and no later than January 31, 2015, in order for that proposal or nomination to be brought before that Annual Meeting.  The same notice requirements apply in the case of a shareholder proposal other than a nomination in order for that proposal to be considered timely received for purposes of the Proxies’ discretionary authority to vote on other matters presented for action by shareholders at our 2015 Annual Meeting.  However, if, following our 2014 Annual Meeting, our Board of Directors increases the number of our directors, thereby creating an unfilled vacancy that will be filled at our 2015 Annual Meeting, and if there is no public announcement naming the nominee to fill the vacancy at least 100 days prior to the first anniversary of our 2014 Annual Meeting, then a shareholder’s written notice of a nomination to fill the vacancy will be treated as timely if it is received by us not later than the close of business on the tenth day following the day on which our public notice actually is given.  To be effective, notices of shareholder proposals or nominations are required to contain certain information specified in our Bylaws.  Shareholder proposals or nominations not made as provided in our Bylaws will not be considered at Annual Meetings.

The notices described above should be mailed to:

First Citizens BancShares, Inc.
Attention: Corporate Secretary
Post Office Box 27131 (Mail Code FCC22)
Raleigh, North Carolina 27611-7131

ANNUAL REPORT ON FORM 10-K

We are subject to the reporting requirements of the Securities Exchange Act of 1934, and we file periodic reports and other information, including proxy statements, annual reports, quarterly reports and current reports, with the Securities and Exchange Commission.  FCB’s Internet website (www.firstcitizens.com/meet-first-citizens/corporate-information/corporate-profile/) contains a link to the Commission’s website (www.sec.gov) where you may review information that we file electronically.

A copy of our 2013 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, is being mailed to our shareholders with this proxy statement.  An additional copy will be provided without charge to any shareholder upon written request directed to our Corporate Secretary, Kathy A. Klotzberger, at the above address.

APPENDIX A

ARTICLE IV

The aggregate number of shares which the corporation shall have authority to issue is ~~Thirteen~~ Twenty-Three Million ~~(13,000,000~~23,000,000) shares divided into ~~two~~three classes.  The designation, the number of authorized shares, and the par value of the shares of each class are as follows:

Class	Number of Shares	Par Value Per Share
Class A Common Stock	11,000,000	$1.00
Class B Common Stock	2,000,000	$1.00
Preferred Stock	10,000,000	$0.01
Total Shares	23,000,000

Subject to the rights of the holders of any series of the Preferred Stock as set forth in a certificate of designation relating to that series, the number of authorized shares of the Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware, and no vote of the holders of any of the Preferred Stock voting separately as a class shall be required therefor.

The preferences, ~~limitations~~ powers and ~~relative~~ rights, and the qualifications, limitations and restrictions, of the shares of each class are as follows:

A.   Common Stock

Class A Common Stock.  The Class A Common Stock hasshall be subject to the express terms of the Preferred Stock and any series thereof.  Except as provided below or from time to time in this Restated Certificate of Incorporation with respect to another class of the corporation's shares, or in a certificate of designation relating to a series of the Preferred Stock, or by applicable law, the holders of shares of Class A Common Stock shall be entitled to one (1) vote for each share outstanding upon all questions presented to the stockholders and, together with the Class B Common Stock, shall have the exclusive right to vote for the election of directors and for all other purposes; and, as to dividends and liquidation, the Class A Common Stock shall share with the Class B Common Stock as specified below.  The Class A Common Stock shall not have class voting privileges except as required by law.

Class B Common Stock.  The Class B Common Stock hasshall be subject to the express terms of the Preferred Stock and any series thereof.  Except as provided below or from time to time in this Restated Certificate of Incorporation with respect to another class of the corporation's shares, or in a certificate of designation relating to a series of the Preferred Stock, or by applicable law, the holders of shares of Class B Common Stock shall be entitled to sixteen (16) votes for each share outstanding upon all questions presented to the stockholders and, together with the Class A Common Stock, shall have the exclusive right to vote for the election of directors and for all other purposes; and, as to dividends and liquidation, the Class B Common Stock shall share with the Class A Common Stock as specified below.  The Class B Common Stock shall not have class voting privileges except as required by law.

Liquidation, Dividends, Spin-Offs, Distributions-in-Kind and other Benefits (Except Voting) of Class A and Class B Common Stock.  As to liquidation, any amounts available shall be distributed between the outstanding Class A Common Stock and the outstanding Class B Common Stock pro rata, based upon the numbers of shares issued and outstanding of Class A Common Stock and Class B Common Stock.

Dividends, spin-offs, distributions-in-kind and all other like and similar benefits and transactions (except voting) shall be paid or distributed on the Class A Common Stock and the Class B Common Stock as declared from time to time by the Board of Directors; provided, however, that the dividends, spin-offs, distributions-in-kind and all other like and similar benefits and transactions shall be the same for each issued and outstanding share of Class A Common Stock and for each issued and outstanding share of Class B Common Stock as of the record date.

A - 1

~~Neither Class A Common Stock nor Class B Common Stock shall have class voting privileges except as required by law.~~

Fractional Shares.  No certificates for fractional shares of Class A Common Stock or Class B Common Stock shall be issued by the corporation.

B.   Preferred Stock

The corporation’s Board of Directors shall be authorized to issue shares of Preferred Stock from time to time, to create series thereof, to establish the number of shares to be included in each such series, and to fix the designations, powers, preferences and the relative, participating, optional or other rights of the shares of each series, and any qualifications, limitations or restrictions thereon, all by its resolution.  Without limiting the generality of the foregoing authority, the Board of Directors shall be authorized to fix and determine with respect to each separate series:

(1)

the designation of and the number of shares to constitute each series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by the Board of Directors unless otherwise provided by the Board of Directors;

(2)

the dividend rate (or method of determining such rate), if any; any conditions on which and times at which dividends are payable; any preferences over or relation which such dividends shall bear to the dividends payable on any other class or classes, or any other series, of capital stock, including the Preferred Stock; whether such dividends will be cumulative or non-cumulative; and whether the shares will be participating or nonparticipating with other shares with respect to dividends;

(3)

whether shares within a series will be redeemable (at the option of the corporation or the holders of such shares or both, or upon the happening of a specified event), and, if so, the redemption prices (or the method of determining such prices) and the conditions and times upon which redemption may take place and whether for cash, property, or rights, including securities of the corporation or of another corporation;

(4)

the terms and amount of any sinking, retirement, or purchase fund;

(5)

the conversion or exchange rights (at the option of the corporation or the holders of such shares or both, or upon the happening of a specified event), if any, including the conversion or exchange times, prices, rates, adjustments, and other terms of conversion or exchange;

(6)

the voting rights, if any, of the holders of shares of each series;

(7)

any restrictions on the issuance or reissuance of additional shares of the Preferred Stock;

(8)

the rights of the holders upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation; any preferences over any other class or classes, or any other series, of capital stock, including Preferred Stock; and whether the shares will be participating or nonparticipating with other shares with respect to distributions of the corporation’s assets upon liquidation, dissolution or winding up of the affairs of the corporation;

(9)

any limitations or restrictions on transfer; and

(10)

such other powers, rights and preferences, if any, for the benefit of the holders of, or other terms or limitations, qualifications or restrictions with respect to, the shares within that series as shall not be inconsistent with the provisions of this Restated Certificate of Incorporation, as amended, or applicable law.

The number, designations, powers, preferences, and the relative, participating, optional or other rights of, and any qualifications, limitations or restrictions on, shares within any one series may differ from those of shares within any other series.  Except as may otherwise be provided in this Restated Certificate of Incorporation, in a certificate of designation relating to a series of the Preferred Stock or by applicable law, holders of the Preferred Stock shall not be entitled to vote, separately or as a class, at or receive notice of any meeting of stockholders.

A - 2

APPENDIX B

FIRST-CITIZENS BANK & TRUST COMPANY

LONG-TERM INCENTIVE PLAN

1.

Purpose

The purpose of the First-Citizens Bank & Trust Company Long-Term Incentive Plan (the “Plan”), is to provide selected salaried employees of First-Citizens Bank & Trust Company or an affiliate thereof (collectively, the “Company” unless the context otherwise requires) with the opportunity to earn awards (“awards”) in the form of cash bonuses based upon attainment of preestablished, objective performance goals, thereby promoting a closer identification of the participating employees’ interests with the interests of the Company and its shareholders, and further stimulating such employees’ efforts to enhance the efficiency, profitability, growth and value of the Company.

2.

Plan Administration

The Plan shall be administered by the Compensation, Nominations and Governance Committee (the “Committee”), or a subcommittee of the Committee, of the Board of Directors (the “Board”) of First Citizens BancShares, Inc. (“BancShares”) and First-Citizens Bank & Trust Company. To the extent required by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Committee shall be comprised of at least two members and each member of the Committee (or subcommittee of the Committee) shall be an “outside director” as defined in Code Section 162(m) and related regulations.  In addition, the members of the Committee shall be deemed independent if and to the extent required under Section 10C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable rules of the The NASDAQ Stock Market LLC  or other applicable stock exchange or national securities association.  In addition to action by meeting in accordance with applicable laws, any action of the Committee with respect to the Plan may be taken by a written instrument signed by all of the members of the Committee, and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the terms of the Plan, the Committee shall have full authority in its discretion to take any action with respect to the Plan, including, but not limited to, the authority to (i) determine all matters relating to awards, including selection of individuals to be granted awards and all terms, conditions, restrictions and limitations of an award; and (ii) construe and interpret the Plan and any instruments evidencing awards granted under the Plan, to establish and interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan.  The Committee’s authority to grant awards and authorize payments under the Plan shall not in any way restrict the authority of the Committee to grant compensation to employees under any other compensation plan or program of the Company.  The Committee also shall have the authority and discretion to establish terms and conditions of awards (including but not limited to the establishment of subplans) as the Committee determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States.  Any decision made, or action taken, by the Committee in connection with the administration of the Plan shall be final, binding and conclusive.  Notwithstanding the foregoing, the Committee may delegate the administration of the Plan to one or more of its designees (subject to any conditions imposed by the Committee), but only with respect to matters which would not affect the deductibility under Code Section 162(m) of compensation paid under the Plan to “covered employees” (as such term is defined in Code Section 162(m) and related regulations) or as may otherwise be permitted under applicable laws, rules or regulations.  In the case of any such delegation, references to the “Committee” herein shall include such designee or designees, unless the context otherwise requires.  No member of the Board or the Committee shall be liable for any action, determination or decision made in good faith with respect to the Plan or any award paid under it.  The members of the Board and the Committee shall be entitled to indemnification and reimbursement in the manner and to the fullest extent provided in the Company’s articles of incorporation or by law.

3.

Eligibility

The participants in the Plan (individually, a “participant,” and collectively, the “participants”) shall be those salaried employees of the Company and its affiliates who are designated from time to time as participants by the Committee.  Eligible participants shall be selected to participate on an annual or other periodic basis as determined by the Committee.  With respect to those participants who are “covered employees,” such designation shall be made during the first 90 days of each performance period and before 25% of the relevant performance period has passed (or otherwise made at such time and on such terms as will ensure that the award will, to the extent practicable, qualify as “performance-based compensation” for purposes of Code Section 162(m)).  Participation in the Plan for any one performance period does not guarantee that an employee will be selected to participate in any other performance period.  For the purposes of the Plan, “performance period” shall mean a period established by the Committee during which performance shall be measured to determine if any payment will be made under the Plan. A performance period may be coincident with one or more fiscal years of the Company, or any portion thereof, and performance periods may be overlapping.  An “affiliate” of the Company shall mean any company (or other entity) controlled by, controlling or under common control with the Company, including BancShares.

4.

Nature of Awards

Awards granted under the Plan shall be in the form of cash bonuses.

5.

Awards

(a)

   Grant of Awards:   At the time performance objectives are established for a performance period as provided in Section 5(b) herein, the Committee also shall assign to each participant a target cash bonus award applicable for the particular performance period (each, a “target bonus”).  A participant’s award, if any, shall be earned based on the attainment of written performance objectives approved by the Committee for a specified performance period, as provided in Section 5(b) herein.  In the case of awards granted to covered employees that are intended to comply with Code Section 162(m), such performance objectives shall be established by the Committee (i) while the outcome for the performance period is substantially uncertain, and (ii) (A) no more than 90 days after the commencement of the performance period to which the performance objective relates and (B) before 25% of the relevant performance period has elapsed (or otherwise at such time and upon such terms as to ensure that the award will, to the extent practicable, qualify as “performance-based compensation” for purposes of Code Section 162(m)).  During any fiscal year of the Company, no participant may be paid more than the maximum award limitation stated in Section 5(d) herein.  The Committee may adjust awards as appropriate for partial achievement of goals, exemplary effort on the part of a participant and/or other external, extraordinary or mitigating circumstances and may also interpret and make necessary and appropriate adjustments to performance goals and the manner in which such performance goals are evaluated; provided, however, that, except as may be otherwise provided in Section 6 and/or Section 7, no such adjustment shall be made with respect to an award granted under the Plan to a participant who is a “covered employee” if such adjustment would cause the award to fail to qualify as “performance-based compensation” for purposes of Code Section 162(m).

(b)

   Performance Objectives:   For each performance period, the Committee shall establish one or more specific performance measures and specific goals for each participant and/or for each group of participants.  The performance objectives established by the Committee shall be based on one or more performance measures that apply to the individual participant (“individual performance”), business unit/function performance (“business unit/function performance”), the Company as a whole (“corporate performance”), or any combination of individual performance, business unit/function performance or corporate performance.  Without limiting the foregoing, performance goals for business unit/function performance may be set for an identifiable business group, segment, unit, affiliate, facility, product line, product or function.  If a participant’s performance goals are based on a combination of individual performance, business unit/function performance and/or corporate performance, the Committee may weight the importance of each type of performance that applies to such participant by assigning a percentage to it.  In the case of covered employees, the performance objectives shall be objective and shall be based upon one or more of the following criteria, as determined by the Committee:  (i) revenues or sales; (ii) gross margins; (iii) earnings per share; (iv) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (v) net income; (vi) operating income; (vii) book value per share, including tangible book value per share; (viii) dividends per share; (ix) return on shareholders’ equity; (x) return on investment; (xi) return on capital; (xii) improvements in capital structure; (xiii) expense management; (xiv) operating margins; (xv) maintenance or improvement of gross margins or operating margins; (xvi) stock price or total shareholder return; (xvii) market share; (xviii) profitability; (xix) costs; (xx) cash flow or free cash flow; (xxi) working capital; (xxii) return on assets; (xxiii) economic wealth created, and/or (xxiv) strategic business criteria, based on meeting specified goals or objectives related to market penetration, geographic business expansion, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, management of litigation, management of information technology, goals relating to acquisitions or divestitures of product lines, subsidiaries, affiliates or joint ventures, quality matrices, customer service matrices and/or execution of pre-approved corporate strategy.  In addition, with respect to participants who are not covered employees, the Committee may approve performance objectives based on other criteria, which may or may not be objective.  The foregoing criteria may relate to the Company, one or more of its affiliates or one or more of its divisions, units, partnerships, joint venturers or minority investments, facilities, product lines or products or any combination of the foregoing.  The targeted level or levels of performance with respect to such business criteria may be established at such levels and on such terms as the Committee may determine, in its discretion, including but not limited to on an absolute basis, in relation to performance in a prior performance period, and/or relative to one or more peer group companies or indices, or any combination thereof. In addition, the performance objectives may be calculated without regard to extraordinary items, except as may be limited under Code Section 162(m) in the case of a covered employee.

(c)

   Earning of Awards:   As soon as practicable after the end of the performance period, the Committee shall determine whether the performance goals for the performance period were achieved and, if so, at what level of achievement under specific formulae established for the performance period.   If the performance goals were met for the performance period, the Committee shall determine the percentage of the award (which may exceed 100%) earned by each participant and such award shall be paid in accordance with Section 5(e) herein (subject, however, to the limitation on awards stated in Section 5(d) herein).

(d)

   Maximum Award Payable to Any One Participant:   Other provisions of the Plan notwithstanding, the maximum amount of cash bonus awards that may be paid under the Plan to any one participant in any one fiscal year shall not exceed $3,000,000.

(e)

   Payment of Awards:   An award earned by a participant with respect to a performance period shall be paid to him following the determination of the amount, if any, of the award and, with respect to participants who are covered employees, the Committee’s written certification (or other approval made in accordance with Code Section 162(m)) that the participant achieved his performance goals.  Without limiting the foregoing, awards payable under the Plan shall be paid no later than 90 days following the last day of the performance period with respect to the award.   The Committee shall not have any discretion to increase the amount of an award earned and payable pursuant to the terms of the Plan to any participant who is a covered employee.  The Committee shall have the unilateral discretion to reduce or eliminate the amount of an award granted to any participant, including an award otherwise earned and payable pursuant to the terms of the Plan.

6.

Termination of Employment and Other Events; Covenants

The Committee shall specify the circumstances in which awards shall be paid or forfeited in the event of termination of employment by the participant or other event prior to the end of a performance period or prior to payment of such awards. Unless otherwise determined by the Committee, if a participant dies, retires, becomes disabled, is assigned to a different position, is granted a leave of absence, or if the participant’s employment is otherwise terminated (except for cause) by the Company during a performance period, a pro rata share of the participant’s award based on the period of actual participation may, at the Committee’s discretion, be paid to the participant after the end of the performance period if and to the extent that it would have become earned and payable had the participant’s employment status not changed. The Committee may require a participant, as a condition to the grant or payment of an award, to enter or have entered into agreements or covenants with the Company obligating the participant to not compete, to not interfere with the relationships of the Company with customers, suppliers or employees in any way, to refrain from disclosing or misusing confidential or proprietary information of the Company, and to take or refrain from taking such other actions adverse to the Company as the Committee may specify.  The form of such agreements or covenants shall be specified by the Committee, which may vary such form from time to time and require renewal of the agreements or covenants, as then specified by the Committee, in connection with the allocation or payout of any award.

7.

No Right to Employment

Nothing contained in this Plan or any action taken pursuant to the Plan shall be construed as conferring upon any participant the right or imposing upon him the obligation to continue in the employment of or service to the Company, nor shall it be construed as imposing upon the Company the obligation to continue the employment or service of a participant.  Except as may be otherwise provided in the Plan or determined by the Committee, all rights of a participant with respect to an award and distribution of any cash payment subject to an award shall terminate and be forfeited upon a participant’s termination of employment or service with the Company.

8.

Amendment and Termination

The Board may amend, discontinue or terminate the Plan in whole or in part at any time, provided that (a) approval of an amendment to the Plan by the shareholders of the Company shall be required to the extent, if any, that shareholder approval of such amendment is required by applicable laws, rules or regulations; and (b) except as otherwise provided in Section 5(e), no such amendment, discontinuance or termination of the Plan shall adversely affect any award earned and payable under the Plan as of the date of such amendment or termination without the participant’s consent.  However, notwithstanding the foregoing, the Committee shall have unilateral authority to amend the Plan and any award (without participant consent) to the extent necessary to comply with applicable laws, rules or regulations or changes to applicable laws, rules or regulations (including but in no way limited to Code Section 162(m) and Code Section 409A, related regulations and other guidance), and to reduce or eliminate the amount of an award, as provided in Section 5(e).

9.

Effective Date

The Plan is effective on January 1, 2014, subject to approval by the Board and the shareholders of BancShares as required by Code Section 162(m) and related regulations.  To the extent required under Code Section 162(m), awards under the Plan granted prior to any required shareholder approval shall be conditioned upon and shall be payable only upon approval of such performance criteria by the shareholders of the Company in accordance with the requirements of Code Section 162(m).

10.

Miscellaneous

(a)

   Taxes; Offset:   Any tax required to be withheld by any government authority shall be deducted from each award.  The Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the participant or any other person.  Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with awards (including any taxes arising under Code Section 409A), and the Company shall not have any obligation to indemnify or otherwise hold any participant harmless from any or all of such taxes.  The Committee, in its sole discretion (but subject to applicable law), may apply any amounts payable to any participant hereunder as a setoff to satisfy any liabilities owed to the Company by the participant.

(b)

   Nonassignability:   Unless the Committee determines otherwise, awards and any other rights under the Plan shall not be subject to anticipation, alienation, pledge, transfer or assignment by any person entitled thereto, except by designation of a beneficiary or by will or the laws of intestate succession.

(c)

   No Trust; Unfunded Plan:   The obligation of the Company to make payments hereunder shall constitute a liability of the Company to the participants.  Such payments shall be made from the general funds of the Company, and the Company shall not be required to establish or maintain any special or separate fund, or otherwise to segregate assets to assure that such payments shall be made, and neither the participants nor their beneficiaries shall have any interest in any particular assets of the Company by reason of its obligations hereunder.  Nothing contained in this Plan shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Company and the participants or any other person or constitute a guarantee that the assets of the Company shall be sufficient to pay any benefits to any person.  To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

(d)

   Impact of Plan Award on other Plans:   Awards granted pursuant to the Plan shall not be treated as compensation for purposes of any other compensation or benefit plan, program or arrangement of the Company, unless either (i) such other plan, program or arrangement provides that compensation in the form of awards payable under the Plan are to be considered as compensation thereunder, or (ii) the Committee so determines.  The adoption of the Plan shall not affect any other incentive or other compensation plans or programs in effect for the Company, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company.

(e)

   Facility of Payments:   If a participant or any other person entitled to receive an award under this Plan (the “recipient”) shall, at the time payment of any such amount is due, be incapacitated so that such recipient cannot legally receive or acknowledge receipt of the payment, then the Committee, in its sole and absolute discretion, may direct that the payment be made to the legal guardian, attorney-in-fact or person with whom such recipient is residing, and such payment shall be in full satisfaction of the Company’s obligation under the Plan with respect to such amount.

(f)

   Beneficiary Designation:   The Committee may permit a participant to designate in writing a person or persons as beneficiary, which beneficiary shall be entitled to receive settlement of awards, if any, to which the participant is otherwise entitled in the event of death. In the absence of such designation by a participant, and in the event of the participant’s death, the estate of the participant shall be treated as beneficiary for purposes of the Plan, unless the Committee determines otherwise.   The Committee shall have sole discretion to approve and interpret the form or forms of such beneficiary designation.

(g)

   Governing Law:   The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of North Carolina, without regard to the principles of conflicts of laws, and in accordance with applicable federal laws.

(h)

   Compliance with Code Section 162(m):   The Company intends that compensation under the Plan payable to covered employees will, to the extent practicable, constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and related regulations, unless otherwise determined by the Committee. Accordingly, the provisions of the Plan shall be administered and interpreted in a manner consistent with Code Section 162(m) and related regulations.  If any provision of the Plan or any award that is granted to a covered employee (in each case, other than payments to be made pursuant to Section 6 and/or Section 7 herein) does not comply or is inconsistent with the requirements of Code Section 162(m) or related regulations, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

(i)

   Adjustments:   The Committee is authorized at any time during or after the completion of a performance period, in its sole discretion, to adjust or modify the terms of awards or performance objectives, or specify new awards, (i) in the event of any large, special and non-recurring dividend or distribution, recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, forward or reverse split, stock dividend, liquidation, dissolution or other similar corporate transaction, (ii) in recognition of any other unusual or nonrecurring event affecting the Company or the financial statements of the Company (including events described in (i) above as well as acquisitions and dispositions of businesses and assets and extraordinary items determined under U.S. Generally Accepted Accounting Principles (“GAAP”), or (iii) in response to changes in applicable laws and regulations, accounting principles, and tax rates (and interpretations thereof) or changes in business conditions or the Committee’s assessment of the business strategy of the Company. Unless the Committee determines otherwise, no such adjustment shall be authorized or made if and to the extent that the existence of such authority or the making of such adjustment would cause awards granted under the Plan to covered employees whose compensation is intended to qualify as “performance-based compensation” under Code Section 162(m) and related regulations to fail to so qualify.

(j)

   Compliance with Code Section 409A:   Notwithstanding any other provision in the Plan or an award to the contrary, if and to the extent that Code Section 409A is deemed to apply to the Plan or any award granted under the Plan, it is the general intention of the Company that the Plan and any such award shall, to the extent practicable, be construed in accordance therewith.  Deferrals pursuant to an award otherwise exempt from Code Section 409A in a manner that would cause Code Section 409A to apply shall not be permitted unless such deferrals are in compliance with or exempt from Code Section 409A.  Without in any way limiting the effect of the foregoing, (i) in the event that Code Section 409A requires that any special terms, provision or conditions be included in the Plan or any award, then such terms, provisions and conditions shall, to the extent practicable, be deemed to be made a part of the Plan and/or award, as applicable, and (ii) terms used in the Plan or an award shall be construed in accordance with Code Section 409A if and to the extent required.  Further, in the event that the Plan or any award shall be deemed not to comply with Code Section 409A, then neither the Company, the Board, the Committee nor its or their designees or agents shall be liable to any participant or other persons for actions, decisions or determinations made in good faith. In addition:

(i)

To the extent required by Section 409A of the Code, and notwithstanding any other provision of this Plan to the contrary, no payment of Non-Qualified Deferred Compensation (as such term is defined under Section 409A of the Code and the regulations promulgated thereunder) will be provided to, or with respect to, the participant on account of his separation from service until the first to occur of (i) the date of the participant’s death or (ii) the date which is one day after the six (6) month anniversary of his separation from service, but in either case only if he is a “specified employee” (as defined under Section 409A(a)(2)(B)(i) of the Code and the regulations promulgated thereunder) in the year of his separation from service.  Any payment that is delayed pursuant to the provisions of the immediately preceding sentence shall instead be paid in a lump sum promptly following the first to occur of the two dates specified in such immediately preceding sentence.

(ii)

Any payment of Non-Qualified Deferred Compensation made pursuant to a voluntary or involuntary termination of the Participant’s employment with the Corporation shall be withheld until the Participant incurs both (i) a termination of his employment relationship with the Corporation and all of the Affiliates and (ii) a “separation from service” with the Corporation and all of the Affiliates, as such term is defined in Treas. Reg. Section 1.409A-1(h).

(iii)

To the extent the Plan provides that Non-Qualified Deferred Compensation can be paid, at the discretion of the Committee, during a certain period following a permissible payment event or trigger, and if the payment period spans two taxable years of a participant, then such Non-Qualified Deferred Compensation shall be paid during the second of such taxable years (but not later than the 15th day of the third calendar month of such year.

(k)

   Restrictions on Awards:  Notwithstanding any other Plan provision to the contrary, the Company shall not be obligated to make any distribution of benefits under the Plan or take any other action, unless such distribution or action is in compliance with applicable laws, rules and regulations (including but not limited to applicable requirements of the Code).

(l)

   Gender and Number:   Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and words in the plural shall include the singular.

(m)

   Severability:   If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(n)

   Binding Effect:   The Plan shall be binding upon the Company, its successors and assigns, and participants, their legal representatives, executors, administrators and beneficiaries.

This First-Citizens Bank & Trust Company Long-Term Incentive Plan, as adopted effective January 1, 2014, has been executed on behalf of the Company on the 26th day of February, 2014.

FIRST-CITIZENS BANK & TRUST COMPANY

By:	/S/ Frank B. Holding, Jr.
Chief Executive Officer

ATTEST:

/S/ Kathy A. Klotzberger
Secretary

[Corporate Seal]

FIRST CITIZENS BANCSHARES, INC. ATTN: CORPORATE SECRETARY 4300 SIX FORKS ROAD (FCC22) RALEIGH, NC 27609	VOTING BY PROXY

Read our proxy statement before you vote by proxy. Then, to ensure that the shares are represented at the Annual Meeting, we ask that you appoint the Proxies to vote the shares for you in one of the following two ways.

To Vote by Mail
Mark, date and sign this proxy card and return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. A postage-prepaid envelope has been provided for your convenience.

To Vote by Internet

Go to the Internet website www.proxyvote.com. Have your proxy card in hand when you access the website. When you are prompted for the “control number,” enter the 12-digit number printed in the box below, and then follow the instructions provided to create an electronic voting instruction form. If you vote by Internet, you need not sign and return a proxy card. You will be appointing the Proxies to vote the shares for you on the same terms and with the same authority as if you marked, signed and returned a proxy card. You may vote by Internet only until 11:59 p.m. EDT on April 28, 2014, which is the day before the Annual Meeting date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M66136-P46466	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIRST CITIZENS BANCSHARES, INC.					For	Withhold	For All	To withhold authority to vote for any individual nominee(s), write the numbers of the nominee(s) on the line below.
					All	All	Except
BancShares’ Board of Directors recommends that stockholders vote FOR each of the 12 nominees named below.
					☐	☐	☐

1.	Election of 12 directors for one-year terms.
Nominees:
	01)	John M. Alexander, Jr.	05)	H. Lee Durham, Jr.	09)	Robert E. Mason IV
	02)	Victor E. Bell III	06)	Daniel L. Heavner	10)	Robert T. Newcomb
	03)	Hope H. Bryant	07)	Frank B. Holding, Jr.	11)	James M. Parker
	04)	Hubert M. Craig III	08)	Lucius S. Jones	12)	Ralph K. Skelton

BancShares’ Board of Directors recommends that stockholders vote FOR proposal 2.
									For	Against	Abstain
2.

Proposal to adopt an amendment to BancShares’ Restated Certificate of Incorporation to (a) authorize a new class of capital stock consisting of 10,000,000 shares of undesignated preferred stock, and (b) delete current Article VII of the Restated Certificate of Incorporation.

									☐	☐	☐

BancShares’ Board of Directors recommends that stockholders vote FOR proposal 3.
									For	Against	Abstain
3.	Proposal to approve a Long-Term Incentive Plan pursuant to the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended.								☐	☐	☐

BancShares’ Board of Directors recommends that stockholders vote FOR proposal 4.
									For	Against	Abstain
4.	Non-binding, advisory resolution (“say-on-pay” resolution) to approve compensation paid or provided to BancShares’ executive officers as disclosed in the proxy statement for the Annual Meeting.								☐	☐	☐

BancShares’ Board of Directors recommends that stockholders vote FOR proposal 5.
									For	Against	Abstain
5.	Proposal to ratify the appointment of Dixon Hughes Goodman LLP as BancShares’ independent accountants for 2014.								☐	☐	☐

BancShares’ Board of Directors recommends that stockholders vote AGAINST proposal 6.
									For	Against	Abstain
6.	Proposal submitted by a stockholder regarding the voting rights of a class of BancShares’ stock.								☐	☐	☐

7.

On any other matters properly presented for action by stockholders at the Annual Meeting, and on matters incident to the conduct of the meeting, including motions to adjourn, the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment.

Instruction: Please sign exactly as your preprinted name(s) appear(s) above. All holders of shares must sign. Joint owners should both sign personally. When signing as attorney, administrator or other fiduciary, please indicate the capacity in which you are signing. In the case of a corporation or partnership or other entity, please sign in the full corporate, partnership or entity name by an authorized officer or other representative.

Signature [PLEASE SIGN WITHIN BOX]				Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Meeting, Proxy Statement, and Annual Report on Form 10-K are available at www.proxyvote.com.

M66137-P46466

FIRST CITIZENS BANCSHARES, INC.
Annual Meeting of Stockholders
April 29, 2014 - 9:00 AM
APPOINTMENT OF PROXY SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints Hope H. Bryant, H. Lee Durham, Jr., Frank B. Holding, Jr., and Lucius S. Jones (the “Proxies”), or any substitute appointed by them, as the undersigned’s attorneys and proxies, and authorizes any one or more of them to represent and vote, as directed on the reverse side of this proxy card, all of the outstanding shares of the Class A Common Stock and/or Class B Common Stock of First Citizens BancShares, Inc. (“BancShares”) held of record by the undersigned on March 3, 2014, at the Annual Meeting of BancShares’ stockholders (the “Annual Meeting”) to be held at the First Citizens Center located at 4300 Six Forks Road, Raleigh, North Carolina at 9:00 a.m. EDT on Tuesday, April 29, 2014, and at any postponements or adjournments of the Annual Meeting.

I (We) direct that the shares represented by this appointment of proxy be voted as directed on the reverse side. If no voting directions are given, the Proxies may vote those shares “FOR” the election of each nominee named in Proposal 1, “FOR” Proposals 2, 3, 4 and 5, and “AGAINST” Proposal 6. If, before the Annual Meeting, any nominee listed in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies are authorized to vote for a substitute nominee named by the Board of Directors. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Annual Meeting by filing with BancShares’ proxy tabulator or Corporate Secretary a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and voting in person.